   As filed with the Securities and Exchange Commission on February 3, 1998


                                                      REGISTRATION NO. 333-36763

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                 AMENDMENT NO. 4
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                            HOLLYWOOD THEATERS, INC.
                        HOLLYWOOD THEATER HOLDINGS, INC.
                            CROWN THEATRE CORPORATION

             (Exact name of Registrant as specified in its charter)

        DELAWARE                           7832                  75-2598844
        DELAWARE                           7832                  75-2605571
        MISSOURI                           7832                  43-1530337

(State or other jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization)   Classification Code Number) Identification No.)

                     2911 TURTLE CREEK BOULEVARD, SUITE 1150
                               DALLAS, TEXAS 75219
                                 (214) 528-9500
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         ------------------------------

                            THOMAS W. STEPHENSON, JR.
          PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
                            HOLLYWOOD THEATERS, INC.
                     2911 TURTLE CREEK BOULEVARD, SUITE 1150
                               DALLAS, TEXAS 75219
                                 (214) 528-9500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                    COPY TO:
                                MICHAEL A. SASLAW
                              BAKER & BOTTS, L.L.P.
                                2001 ROSS AVENUE
                               DALLAS, TEXAS 75201

                         ------------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


PROSPECTUS


                SUBJECT TO COMPLETION, DATED FEBRUARY 3, 1998



                            HOLLYWOOD THEATERS, INC.
                        HOLLYWOOD THEATER HOLDINGS, INC.
                            CROWN THEATRE CORPORATION

            OFFER TO EXCHANGE HOLLYWOOD THEATERS, INC. 10 5/8% SENIOR
          SUBORDINATED NOTES DUE AUGUST 1, 2007 FOR ANY AND ALL OF ITS
         OUTSTANDING 10 5/8% SENIOR SUBORDINATED NOTES DUE AUGUST 1, 2007

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
               , 1998, UNLESS EXTENDED.

     Hollywood Theaters, Inc., a Delaware corporation, (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 10 5/8% Senior Subordinated Notes due August 1, 2007 (the "Exchange Notes"), which will have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 10 5/8% Senior Subordinated Notes due August 1, 2007 (the "Old Notes"), of which $110,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they replace) except that the Exchange Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, will not contain terms with respect to the special interest payments described herein and will not be entitled to registration rights or other rights under the Registration Rights Agreement (as defined herein). See "The Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes (which they replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated August 7, 1997 between the Company and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"), governing the Old Notes. See "The Exchange Offer" and "Description of Exchange Notes."

     Interest on the Exchange Notes will be payable on February 1 and August 1 of each year, commencing February 1, 1998. The Exchange Notes will mature on August 1, 2007. The Exchange Notes will be redeemable, in whole or in part, at the option of the Company at any time on or after August 1, 2002 at the redemption prices set forth herein, plus accrued and unpaid interest to the date of redemption. In addition, on or before August 1, 2000, the Company may, at its option and subject to certain requirements, use an amount equal to the net cash proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 30% of the principal amount of the Exchange Notes originally issued at a redemption price equal to 110.625% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. Upon the occurrence of a Change of Control, the Company is required to offer to repurchase all outstanding Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange Notes." If a Change of Control results in an acceleration of indebtedness that is senior to the Exchange Notes, the Company may not have sufficient resources to repurchase the Exchange Notes. See "Risk Factors--Repurchase of Notes upon a Change of Control."

                      (Cover text continued on next page)

     SEE "RISK FACTORS" ON PAGE 14 FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus is _____________, 1998

     The Exchange Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, and senior to or pari passu with all existing and future subordinated indebtedness of the Company. At December 31, 1997, the Company's pro forma ratio of indebtedness to total capital was approximately 46%. The Exchange Notes, like the Old Notes, will be fully and unconditionally guaranteed, jointly and severally, by the Company's parent, sole subsidiary and any future Restricted Subsidiary of the Company. The Guarantees will be subordinated obligations of the parent and subsidiary, will be junior to all senior indebtedness of the parent and subsidiary, including the parent's and subsidiary's guarantees of borrowings under the Senior Bank Facility, and each of the Company, its parent, its subsidiary and any future Restricted Subsidiary will be jointly and severally liable on such guarantees. At December 31, 1997, the Company and its subsidiary had approximately $110.0 million of indebtedness outstanding, none of which was senior indebtedness, and its parent had no indebtedness outstanding. See "Description of Exchange Notes -- Subordination" and "Description of Senior Bank Facility." The Company is a wholly owned subsidiary (and the only subsidiary) of Hollywood Theater Holdings, Inc. The indenture pursuant to which the Exchange Notes will be issued permits the Company and the guarantors of the Exchange Notes to incur additional indebtedness, including senior indebtedness, subject to certain limitations. See "Description of Exchange Notes."


     The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on _________, 1998, unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were sold by the Company on August 7, 1997 to the Purchasers (as defined herein) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Purchasers subsequently placed the Old Notes in the United States with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and outside the United States with non-U.S. persons in reliance on Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement entered into by the Company in connection with the offering of the Old Notes. See "The Exchange Offer."


     Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Resale of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Notwithstanding the foregoing, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

     There has not previously been any public market for the Old Notes or the Exchange Notes. Although the Purchasers have informed the Company that they intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making activities with respect to the Exchange Notes may be interrupted or discontinued at any time without notice. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

     Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Exchange Offer -- Consequences of Failure to Exchange."

     The Exchange Notes issued in exchange for Old Notes will be issued in the form of one or more Global Notes (as defined herein), in fully registered form without coupons, deposited with a custodian for and registered in the name of a nominee of The Depository Trust Company. Beneficial interests in such Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its direct and indirect participants. Except as described herein, the Exchange Notes will not be available in definitive form. The Exchange Notes will be issued only in registered form in denominations of $1,000 and integral multiples thereof. See "Description of Exchange Notes -- Book Entry, Delivery and Form."

     THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.


     This Prospectus, together with the Letter of Transmittal, is being sent to
all registered holders of Old Notes as of              , 1998.


     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

     The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

                              AVAILABLE INFORMATION

     The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at the Regional Offices of the commission at 75 Park Place, New York, New York 10007 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Additionally, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission including the Company.

     As a result of the filing of the Exchange Offer Registration Statement with the Commission, the Company will become subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith will be required to file periodic reports and other information with the Commission. In addition, the Company has agreed that prior to the time the Company becomes subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall provide to all holders and file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such
Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be mailed to holders and filed with the Trustee on or prior to the respective dates by which the Company would have been required so to file such documents if the Company were so required. After the Company commences filing such reports, and so long as any of the Notes are outstanding, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or any successor provisions thereto. Under the Indenture, the Company will furnish periodic reports to the Trustee, which will make them available upon request to the holders of the Exchange Notes. To permit compliance with Rule 144A in connection with resales of Old Notes, the Company will furnish upon the request of a holder of an Old Note and a prospective purchaser designated by such holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of such request the Company is not a reporting company under Section 13 or 15(d) of the Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder.



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

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the more detailed information and financial statements included elsewhere in this Prospectus. Unless the context otherwise requires, references in this Prospectus to the "Company" include the Company and its subsidiary, Crown Theatre Corporation ("Crown").

                                   THE COMPANY

     The Company is a leading operator of theaters in small and mid-sized markets in the Southwestern and Midwestern regions of the United States. The Company's strategy is to provide a superior entertainment experience to its customers through the development and operation of theaters with stadium-style seating, state-of-the-art digital sound systems and modern, attractive lobby and concession areas. Management believes that this strategy has increased movie attendance at its theaters and allowed the Company to increase the revenues it receives from patrons both at the box office and at the concession stand. As of December 31, 1997, the Company operated 81 theaters with a total of 469 screens, located principally in Texas, Oklahoma, Kansas and Missouri. For the twelve months ended September 30, 1997, on a pro forma basis after giving effect to certain acquisitions, the Company generated revenue and EBITDA of approximately $89.4 million and $12.3 million, respectively. During the same period, the Company generated net losses, operating income and current deficiency of earnings to combined fixed charges and preferred dividends of $11.8 million, $360,000 and $15.6 million, respectively. EBITDA represents income before interest, taxes, depreciation, amortization, and deferred rent. It is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), an indicator of operating performance, an alternative to cash flows from operating activities (as determined in accordance with GAAP) or a measure of liquidity. Additionally, EBITDA may not be calculated the same by all companies and should not be viewed as an accurate comparative measure.

     The Company actively targets small and mid-sized markets which it believes are under-served and where the Company believes it can become the leading movie exhibitor. Management believes that its new stadium-style multiplex theaters can become the primary entertainment choice in such markets. In acquiring and building theaters, the Company seeks to identify markets where it can develop clusters of theaters, enabling it to realize operating efficiencies. By strategically selecting its target markets and focusing on providing a superior entertainment experience, the Company has been able to achieve a leading position in many of the markets in which it operates. Based on market research compiled by the company, management believes that, as of December 1, 1997, Company theaters are the sole exhibitors in 71% of the film licensing zones in which the Company operates.

     Founded in June 1995, the Company has grown rapidly by: (i) acquiring theaters and improving operations at these theaters; (ii) building new, state-of-the-art stadium-style multiplexes in targeted markets and (iii) adding stadium-style auditoriums and state-of-the-art sight and sound systems to its existing theaters.

     The Company's management has a proven record of integrating acquired theaters and improving operations and profit margins. For example, for the two major groups of theaters acquired by the Company in the fourth quarter of 1996, per capita box office receipts and per capita concessions have increased by approximately 6% and 10%, for the nine months ended September 30, 1996 compared to the nine months ended September 30, 1997. In the Company's original first run theaters (purchased in July 1995), the Company has increased per capita box office receipts by 15% from September 1995 to September 1997 and per capita concessions revenues by 33% over the same period. The Company believes that its policy of offering incentive programs to its employees aligns their interests with those of management in increasing revenues and improving operations.

     The Company is a wholly owned subsidiary of Hollywood Theater Holdings, Inc. ("Holdings") and enjoys strong equity sponsorship. The principal stockholders of Holdings include The Beacon Group III -- Focus Value Fund, L.P. ("Beacon"), Stratford Capital Partners, L.P. (an affiliate of Hicks, Muse, Tate & Furst) ("Stratford") and several entities associated with the Hoak Communications Funds (the "Hoak Entities"). See "Principal Stockholders." Crown, the Company's sole subsidiary, currently owns and operates 3 motion picture theaters and has been wholly owned by either Holdings or the Company since Crown was acquired on November 1, 1996.



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

     The Company is a Delaware corporation with its principal executive offices located at 2911 Turtle Creek Boulevard, Suite 1150, Dallas, Texas 75219 and its telephone number at that location is (214) 528-9500.

BUSINESS STRATEGY

     The Company's strategy is to increase its revenues and cash flow by (i) providing a superior entertainment experience designed to attract larger audiences to its theaters, (ii) becoming the premier movie exhibitor in selected small to mid-sized markets through the acquisition of existing theaters and the development of new stadium-style seating multiplex theaters and (iii) increasing per capita box office and concession revenues. Key elements of the Company's operating strategy include:

     PROVIDING A SUPERIOR SIGHT AND SOUND PRESENTATION. The Company's objective is to create an entertainment experience in its theaters that is superior to its local competitors. The Company believes it can achieve this goal through the development and operation of state-of-the-art multiplex theaters featuring stadium-style seating, which offers moviegoers clear, unobstructed sight lines to the movie screen as a result of the steeper incline of the seating. The Company has developed a new design for its multiplex stadium-style auditoriums that utilizes "black-box" auditorium design elements (all black auditorium interiors with maximum size screens to enhance the viewing experience). These new stadium-style theaters offer digital sound in all of the currently available formats (Digital Theater Sound Systems, Dolby(R) Digital Sound and SONY Dynamic Digital Sound(TM)), THX(R) sound systems, comfortable high-back chairs with wider seating and armrests with cupholders, modern, attractive lobby and concession areas and attentive housekeeping both inside and outside the theaters.

     TARGETING SMALL AND MID-SIZED MARKETS AND DEVELOPING CLUSTERS OF THEATERS. The Company focuses on small and mid-sized markets which it believes are under-served. The Company aims to develop clusters of theaters in each of its markets by acquiring theaters and developing new stadium-style multiplex theaters in order to become the leading movie exhibitor in such markets. The Company believes that its ability to develop stadium-style theaters in such markets enables it to rapidly capture a significant share of such markets. Before determining whether to develop a new theater in a particular location, the Company carefully evaluates such market's potential.

     CAPITALIZING ON THE COMPETITIVE ADVANTAGES OF STADIUM-STYLE MULTIPLEX THEATERS. The Company intends to focus on the development of state-of-the-art multiplex theaters featuring "black-box" auditoriums with stadium-style seating configurations. By year-end 1997, the Company expects that its ratio of stadium-style auditoriums to its total screen count will be among the highest in the industry. The Company believes that the current trend in the United States movie exhibition industry toward the development of multiplexes featuring stadium-style auditoriums has put competitive pressure on many existing theaters by setting new standards for moviegoers. The Company believes that customers have clearly indicated their preference for the more attractive surroundings, wider variety of films, better customer services and more comfortable seating typical of stadium-style multiplexes. These theaters also enhance the Company's ability to increase attendance and concession sales while taking advantage of economies of scale by enabling it to exhibit concurrently a wide variety of films.

     INCREASING CONCESSION SALES THROUGH IMPROVED PRODUCT OFFERINGS, FACILITY DESIGN AND STAFF INCENTIVES. Concession sales are the Company's second largest revenue source after box office revenues and consistently yield gross margins in excess of 80%. The Company actively works to promote concession sales. In order to increase sales and margins at its concession stands, the Company has introduced new products, offered larger sized products, improved presentation, created additional satellite concession stands in its theaters and added color video monitors and video walls featuring movie trailers at many of its concession areas. In addition, the Company bases a portion of theater managers' compensation on the level of concessions sales at their theaters.

     PROVIDING INCENTIVES TO MANAGEMENT THROUGH PERFORMANCE-BASED, GOAL-ORIENTED COMPENSATION PACKAGES. The Company maintains an incentive program for its district managers and theater managers which rewards management for incremental improvements in theater profitability. The Company believes that its incentive program is an important source of motivation for its employees and aligns the employees' interests with those of the Company.

     GROWING THROUGH STRATEGIC ACQUISITIONS AND ADDITIONS. The Company intends to continue its program of acquiring and expanding theaters, primarily through the opportunistic acquisition from regional or national chains of groups of theaters located in the Company's target markets. Where appropriate, the Company will also add "stadium- style" seating auditoriums and state-of-the-art audio systems to selected existing theaters or reconfigure existing auditoriums to the stadium-style seating format. The Company believes that such selective acquisitions, add-ons and reconfigurations will enhance and protect the Company's position as the sole or leading exhibitor in many of its markets and enable the Company to become a leading exhibitor in other markets.

NEW THEATER DEVELOPMENT

     The Company's construction program focuses on building stadium-style seating multiplexes with an average of 10 to 14 screens and adding stadium-style seating auditoriums to selected existing theaters. The Company times its theater construction efforts to allow for theater openings that can take advantage of peak summer and year-end holiday film seasons. In July 1996, the Company added two auditoriums with stadium-style seating to its existing theater in Burleson, Texas. In November 1996, the Company opened its first new multiplex theater with all stadium-style seating and an aggregate of 10 screens in Midland, Texas.

     In May 1997, the Company completed the construction of three additional all stadium-style seating multiplex theaters with an aggregate of 34 screens in Beaumont and Tyler, Texas and Lawrence, Kansas. These new theaters opened during the 1997 Memorial Day holiday weekend.

     In November 1997, the Company completed construction of four stadium-style auditoriums at the Company's existing theater in Heath, Ohio.

     During the 1997 year-end holiday season, the Company completed construction of 10 of the 14 screens at each of two new theaters, and is continuing construction of the 4 other screens at each theater.

     At December 31, 1997, the Company had one new all stadium-style theater under construction in Oklahoma with an aggregate of 12 screens. At December 31, 1997, the Company also had one stadium-style auditorium under development at the Company's existing theater in Heath, Ohio. In addition, in early 1998, the Company is scheduled to open one new theater and begin construction of two all stadium-style theaters with 20 screens and seven stadium-style auditoriums at two existing theaters. See "Business -- New Theater Development."

     The actual and anticipated costs of the foregoing theater developments are approximately $26.5 million and $19.3 million, respectively. These developments have been funded through cash flow from operations, borrowings under the Company's former bank facility, the proceeds of the Old Notes Offering and capital contributions of the proceeds from the issuance of Common Stock and Preferred Stock by Holdings. There can be no assurance, however, that the Company will have sufficient resources to complete these anticipated capital expenditures. See "Risk Factors -Substantial Capital Expenditures" and "-Uncertainties Related to Future Expansion."

RECENT AND PENDING ACQUISITIONS

     In May 1997, the Company acquired two theaters with an aggregate of 12 screens in Beaumont and Port Arthur, Texas from the United Artists Corporation ("United Artists") for a purchase price of $3.4 million (the "Beaumont/Port Arthur Acquisition"). The Company expects these newly acquired theaters to complement the Company's existing theaters in Beaumont.

     In June 1997, the Company acquired two theaters with an aggregate of 14 screens in Killeen, Texas from Escape Theatres, Inc. ("Escape") for a purchase price of $8.5 million (the "Killeen Acquisition").

     In August 1997, the Company acquired from General Cinema Corp. of Oklahoma, Inc. ("General Cinema") seven theaters with an aggregate of 50 screens located in Tulsa and Oklahoma City, Oklahoma for a purchase price of approximately $15.8 million (the "Oklahoma Acquisition").

     In September 1997, the Company purchased a newly-built all stadium-style seating multiplex theater with an aggregate of 16 screens in Waco, Texas for a purchase price of $8.9 million (the "Waco Acquisition") plus an additional $2.7 million representing the cost of furniture and fixtures.

     In October 1997, the Company exchanged six theaters with an aggregate of 31 screens it operated in Kansas and Missouri for five theaters with an aggregate of 22 screens owned by Dickinson, Inc. ("Dickinson") in the same states, plus cash in the amount of $1.1 million (the "Dickinson Exchange").

     In October 1997, the Company acquired from Cineco Cinema Corporation one theater with six screens located in Tomball, Texas for a purchase price of $1.8 million.

     Upon completion of the opening of the new theaters and auditoriums that were under construction or development as of December 31, 1997 as described above, the Company will operate 84 theaters with a total of 517 screens.

     These acquisitions have been funded through cash flow from operations, borrowings under the Company's former bank facility, the proceeds of the Old Notes Offering and capital contributions of the proceeds from the issuance of Common Stock and Preferred Stock by Holdings. There can be no assurance, however, that the Company will have sufficient resources to complete these anticipated capital expenditures. See "Risk Factors-Substantial Capital Expenditures" and "-Uncertainties Related to Future Expansion."

PRO FORMA PRESENTATION

     Unless otherwise specified, the pro forma income statement data presented herein reflects adjustments to the historical consolidated financial statements of Holdings to give effect to (i) the Killeen Acquisition, (ii) the Oklahoma Acquisition and (iii) the Dickinson Exchange, in each case, as if such events had occurred on October 1, 1996.

     The summary pro forma balance sheet data reflects adjustments to the historical consolidated financial statements of Holdings to give effect to the Dickinson Exchange, as if the event had occurred on September 30, 1997.

SENIOR BANK FACILITY

     Concurrently with the consummation of the Old Notes Offering, the Company repaid all of the existing indebtedness under its former bank facility and entered into the Senior Bank Facility. The Senior Bank Facility provides for a revolving credit facility of $50.0 million with a five year term, however, the total available borrowings under the Senior Bank Facility may be less based on leverage levels of the Company. On January 7, 1998, the Company entered into an amendment of the Senior Bank Facility, amending among other things, certain financial covenants. Based on the Company's current financial condition, the Company believes it has the ability to borrow up to $30 million under the Senior Bank Facility. The Senior Bank Facility is funded by a syndicate of banks for whom Bank of America National Trust and Savings Association ("Bank of America NT&SA") (an affiliate of BancAmerica Securities, Inc.) has acted as agent. The Senior Bank Facility is secured by substantially all of the assets of the Company and is guaranteed by Holdings and Crown (and any other future material subsidiaries of the Company), which guarantees are secured by substantially all of their respective assets. As of December 31, 1997, no amounts were borrowed under the Senior Bank Facility. See "Use of Proceeds," "Capitalization" and "Description of Senior Bank Facility."

                             THE OLD NOTES OFFERING

Old Notes.................................      The Old Notes were sold by the
                                                Company on August 7, 1997 to
                                                Goldman, Sachs & Co. and
                                                BancAmerica Securities, Inc.
                                                (the "Purchasers") pursuant to a
                                                Purchase Agreement (the
                                                "Purchase Agreement") dated July
                                                31, 1997 (the "Old Notes
                                                Offering"). The Purchasers
                                                subsequently resold the Old
                                                Notes in the United States to
                                                qualified institutional buyers
                                                in reliance on Rule 144A under
                                                the Securities Act and outside
                                                the United States to non-U.S.
                                                persons in reliance on
                                                Regulation S under the
                                                Securities Act.

Registration Rights Agreement.............      Pursuant to the Purchase
                                                Agreement, the Company and the
                                                Purchasers entered into an
                                                Exchange and Registration Rights
                                                Agreement dated August 7, 1997
                                                (the "Registration Rights
                                                Agreement"), which grants the
                                                holders of the Old Notes certain
                                                exchange and registration
                                                rights. The Exchange Offer is
                                                intended to satisfy such
                                                exchange rights, which terminate
                                                upon the consummation of the
                                                Exchange Offer.

                               THE EXCHANGE OFFER

Securities Offered........................      $110,000,000 principal amount of
                                                10 5/8% Senior Subordinated
                                                Notes due August 1, 2007 (the
                                                "Exchange Notes").

The Exchange Offer........................      $1,000 principal amount of the
                                                Exchange Notes in exchange for
                                                each $1,000 principal amount of
                                                Old Notes. As of the date
                                                hereof, $110,000,000 aggregate
                                                principal amount of Old Notes
                                                are outstanding. The Company
                                                will issue the Exchange Notes to
                                                holders on or promptly after the
                                                Expiration Date. See "The
                                                Exchange Offer."

                                                Based on an interpretation by
                                                the staff of the Commission set
                                                forth in Exxon Capital Holdings
                                                Corp., SEC No-Action Letter,
                                                available April 13, 1989, and
                                                similar no-action letters issued
                                                to third parties, the Company
                                                believes that Exchange Notes
                                                issued pursuant to the Exchange
                                                Offer in exchange for Old Notes
                                                may be offered for resale,
                                                resold and otherwise transferred
                                                by any holder thereof (other
                                                than any such holder which is an
                                                "affiliate" of the Company
                                                within the meaning of Rule 405
                                                under the Securities Act)
                                                without compliance with the
                                                registration and prospectus
                                                delivery provisions of the
                                                Securities Act, provided that
                                                such Exchange Notes are acquired
                                                in the ordinary course of such
                                                holder's business and that such
                                                holder does not intend to
                                                participate and has no
                                                arrangement or understanding
                                                with any person to participate
                                                in the distribution of such
                                                Exchange Notes.

                                                Each Participating Broker-Dealer
                                                that receives Exchange Notes for
                                                its own account pursuant to the
                                                Exchange Offer must acknowledge
                                                that it will deliver a
                                                prospectus in connection with
                                                any resale of such Exchange
                                                Notes. The Letter of Transmittal
                                                states that by so acknowledging
                                                and by delivering a prospectus,
                                                a Participating Broker-Dealer
                                                will not be deemed to admit that
                                                it is an "underwriter" within
                                                the meaning of the Securities
                                                Act. This Prospectus, as it may
                                                be amended or supplemented from
                                                time to time, may be used by a
                                                Participating Broker-Dealer in
                                                connection with resales of
                                                Exchange Notes received in
                                                exchange for Old Notes where
                                                such Old Notes were acquired by
                                                such Participating Broker-Dealer
                                                as a result of market-making
                                                activities or other trading
                                                activities (other than a resale
                                                of an unsold allotment from the
                                                original sale of Old Notes). The
                                                Company has agreed that, for a
                                                period of 180 days after the
                                                Expiration Date, it will make
                                                this Prospectus available to any
                                                Participating Broker-Dealer for
                                                use in connection with any such
                                                resale. See "Plan of
                                                Distribution."

                                                Any holder who tenders in the
                                                Exchange Offer with the
                                                intention to participate, or for
                                                the purpose of participating, in
                                                a distribution of the Exchange
                                                Notes could not rely on the
                                                position of the staff of the
                                                Commission enunciated in
                                                no-action letters and, in the
                                                absence of an exemption
                                                therefrom, must comply with the
                                                registration and prospectus
                                                delivery requirements of the
                                                Securities Act in connection
                                                with any resale transaction.
                                                Failure to comply with such
                                                requirements in such instance
                                                may result in such holder
                                                incurring liability under the
                                                Securities Act for which the
                                                holder is not indemnified by the
                                                Company. See "The Exchange Offer
                                                -- Resale of the Exchange
                                                Notes."


Expiration Date...........................      5:00 p.m., New York time, on
                                                ____________, 1998 unless the
                                                Exchange Offer is extended, in
                                                which case the term "Expiration
                                                Date" means the latest date and
                                                time to which the Exchange Offer
                                                is extended.


Accrued Interest on the Exchange Notes          Each Exchange Note will bear
and the Old Notes.........................      interest from the most recent
                                                date to which interest has been
                                                paid or duly provided for on the
                                                Old Note surrendered in exchange
                                                for such Exchange Note or, if no
                                                interest has been paid or duly
                                                provided for on such Old Note,
                                                from August 7, 1997. Interest on
                                                the Exchange Notes is payable on
                                                February 1 and August 1 of each
                                                year, commencing on February 1,
                                                1998.

                                                Holders of Old Notes whose Old
                                                Notes are accepted for exchange
                                                will not receive accrued
                                                interest on such Old

                                                Notes for any period from and
                                                after the last date to which
                                                interest has been paid or duly
                                                provided for on the Old Notes
                                                prior to the original issue date
                                                of the Exchange Notes or, if no
                                                such interest has been paid or
                                                duly provided for, will not
                                                receive any accrued interest on
                                                such Old Notes, and will be
                                                deemed to have waived the right
                                                to receive any interest on such
                                                Old Notes accrued from and after
                                                the last date to which interest
                                                has been paid or duly provided
                                                for on the Old Notes or, if no
                                                such interest has been paid or
                                                duly provided for, from and
                                                after August 7, 1997. See "The
                                                Exchange Offer -- Interest on
                                                the Exchange Notes."

Conditions to the Exchange Offer..........      The Exchange Offer is subject to
                                                certain customary conditions,
                                                which may be waived by the
                                                Company. See "The Exchange Offer
                                                -- Conditions."

Procedures for Tendering Old Notes........      Each holder of Old Notes wishing
                                                to accept the Exchange Offer
                                                must complete, sign and date the
                                                accompanying Letter of
                                                Transmittal, or a facsimile
                                                thereof, in accordance with the
                                                instructions contained herein
                                                and therein, and mail or
                                                otherwise deliver such Letter of
                                                Transmittal, or such facsimile,
                                                together with the Old Notes and
                                                any other required documentation
                                                to U.S. Trust Company of Texas,
                                                N.A., as exchange agent, at the
                                                address set forth herein. By
                                                executing the Letter of
                                                Transmittal, each holder will
                                                represent to the Company that,
                                                among other things, the Exchange
                                                Notes acquired pursuant to the
                                                Exchange Offer are being
                                                obtained in the ordinary course
                                                of business of the person
                                                receiving such Exchange Notes,
                                                whether or not such person is
                                                the holder, that neither the
                                                holder nor any such other person
                                                has any arrangement or
                                                understanding with any person to
                                                participate in the distribution
                                                of such Exchange Notes and that
                                                neither the holder nor any such
                                                other person is an "affiliate,"
                                                as defined under Rule 405 of the
                                                Securities Act. See "The
                                                Exchange Offer -- Purpose and
                                                Effect of the Exchange Offer"
                                                and "The Exchange Offer --
                                                Procedures for Tendering."

Untendered Old Notes; Consequences              Following the consummation of
of Failure to Exchange....................      the Exchange Offer, holders of
                                                Old Notes eligible to
                                                participate but who do not
                                                tender their Old Notes will not
                                                have any further exchange rights
                                                and such Old Notes will continue
                                                to be subject to certain
                                                restrictions on transfer.
                                                Accordingly, the liquidity of
                                                the market for such Old Notes
                                                could be adversely affected. The
                                                Old Notes that are not exchanged
                                                pursuant to the Exchange Offer
                                                will remain restricted
                                                securities. Accordingly, such
                                                Old Notes may be resold only (i)
                                                to the Company, (ii) pursuant to
                                                Rule 144A or Rule 144 under the
                                                Securities Act, (iii) pursuant
                                                to some
                                                other exemption under the
                                                Securities Act, (iv) outside the
                                                United States to a foreign
                                                person pursuant to the
                                                requirements of Rule 904 under
                                                the Securities Act, or (v)
                                                pursuant to an effective
                                                registration statement under the
                                                Securities Act. See "The
                                                Exchange Offer -- Consequences
                                                of Failure to Exchange."

Shelf Registration Statement..............      In the event that (i) on or
                                                before the Expiration Date,
                                                existing Commission
                                                interpretations are changed such
                                                that the Exchange Notes are not
                                                or would not be, upon receipt,
                                                freely transferable (except for
                                                the requirement that
                                                Participating Broker-Dealers
                                                deliver a prospectus), (ii) the
                                                Exchange Offer is not
                                                consummated within 210 days of
                                                the closing of the Old Notes
                                                Offering, or (iii) the Exchange
                                                Offer is not available to any
                                                holders of the Old Notes (other
                                                than certain restricted
                                                holders), the Company will use
                                                its reasonable best efforts to
                                                cause to be filed with the
                                                Commission, no later than 60
                                                days after the completion of the
                                                Old Notes Offering, a shelf
                                                registration statement (the
                                                "Shelf Registration Statement").
                                                If required, the Company will
                                                use its reasonable best efforts
                                                to cause the Shelf Registration
                                                Statement to be declared
                                                effective on or before the 180th
                                                day after the Old Notes
                                                Offering. The Company has agreed
                                                to maintain the effectiveness of
                                                the Shelf Registration
                                                Statement, under certain
                                                circumstances, for a maximum of
                                                two years following the
                                                effective date of the Shelf
                                                Registration Statement.

Special Procedures for Beneficial Owners..      Any beneficial owner whose Old
                                                Notes are registered in the name
                                                of a broker, dealer, commercial
                                                bank, trust company or other
                                                nominee and who wishes to tender
                                                should contact such registered
                                                holder promptly and instruct
                                                such registered holder to tender
                                                on such beneficial owner's
                                                behalf. If such beneficial owner
                                                wishes to tender on such owner's
                                                own behalf, such owner must,
                                                prior to completing and
                                                executing the Letter of
                                                Transmittal and delivering its
                                                Old Notes, either make
                                                appropriate arrangements to
                                                register ownership of the Old
                                                Notes in such owner's name or
                                                obtain a properly completed bond
                                                power from the registered
                                                holder. The transfer of
                                                registered ownership may take
                                                considerable time. The Company
                                                will keep the Exchange Offer
                                                open for not less than 30 days
                                                in order to provide for the
                                                transfer of registered
                                                ownership. See "The Exchange
                                                Offer -- Procedures for
                                                Tendering."

Guaranteed Delivery Procedures............      Holders of Old Notes who wish to
                                                tender their Old Notes and whose
                                                Old Notes are not immediately
                                                available or who cannot deliver
                                                their Old Notes, the Letter of
                                                Transmittal or any other
                                                documents required by the Letter
                                                of Transmittal to the Exchange
                                                Agent (or comply with the
                                                procedures for book-entry
                                                transfer) prior to the
                                                Expiration Date must tender
                                                their Old Notes according to the
                                                guaranteed delivery procedures
                                                set forth in "The Exchange Offer
                                                -- Guaranteed Delivery
                                                Procedures."

Withdrawal Rights.........................      Tenders may be withdrawn at any
                                                time prior to 5:00 p.m., New
                                                York time, on the Expiration
                                                Date. See "The Exchange Offer --
                                                Withdrawal of Tenders."

Acceptance of Notes and                         The Company will accept for
Delivery of Exchange Notes................      exchange, subject to the
                                                conditions described under "The
                                                Exchange Offer -- Conditions,"
                                                any and all Old Notes which are
                                                properly tendered in the
                                                Exchange Offer prior to 5:00
                                                p.m., New York time, on the
                                                Expiration Date. The Exchange
                                                Notes issued pursuant to the
                                                Exchange Offer will be delivered
                                                promptly following the
                                                Expiration Date. See "The
                                                Exchange Offer -- Terms of the
                                                Exchange Offer."

Use of Proceeds...........................      There will be no cash proceeds
                                                to the Company from the exchange
                                                pursuant to the Exchange Offer.
                                                See "Use of Proceeds."

Exchange Agent............................      U.S. Trust Company of Texas,
                                                N.A. The Exchange Agent also
                                                serves as trustee under the
                                                Indenture.

                               THE EXCHANGE NOTES

General...................................      The form and terms of the
                                                Exchange Notes are the same as
                                                the form and terms of the Old
                                                Notes (which they replace)
                                                except that (i) the Exchange
                                                Notes have been registered under
                                                the Securities Act and,
                                                therefore, will not bear legends
                                                restricting the transfer thereof
                                                and (ii) the holders of Exchange
                                                Notes will not be entitled to
                                                certain rights under the
                                                Registration Rights Agreement,
                                                including the provisions
                                                providing for an increase in the
                                                interest rate on the Old Notes
                                                in certain circumstances, which
                                                rights will terminate when the
                                                Exchange Offer is consummated.
                                                See "The Exchange Offer --
                                                Purpose and Effect of the
                                                Exchange Offer." The Exchange
                                                Notes will evidence the same
                                                debt as the Old Notes and will
                                                be entitled to the benefits of
                                                the Indenture. See "Description
                                                of Exchange Notes." The Old
                                                Notes and the Exchange Notes are
                                                referred to herein collectively
                                                as the "Notes."

Securities Offered........................      $110,000,000 principal amount of
                                                10 5/8% Senior Subordinated
                                                Notes August 1, 2007.

Maturity Date.............................      August 1, 2007

Interest Payment Dates....................      February 1 and August 1 of each
                                                year, commencing

                                                February 1, 1998.

Optional Redemption.......................      The Exchange Notes will be
                                                redeemable, in whole or in part,
                                                at the option of the Company at
                                                any time on or after August 1,
                                                2002 at the redemption prices
                                                set forth herein, plus accrued
                                                and unpaid interest, if any, to
                                                the date of redemption. In
                                                addition, on or before August 1,
                                                2000, the Company may, at its
                                                option and subject to certain
                                                requirements, use an amount
                                                equal to the net cash proceeds
                                                from one or more Public Equity
                                                Offerings (as defined) to redeem
                                                up to an aggregate of 30% of the
                                                principal amount of the Exchange
                                                Notes originally issued at a
                                                redemption price equal to
                                                110.625% of the principal amount
                                                thereof, plus accrued and unpaid
                                                interest, if any, to the date of
                                                redemption. See "Description of
                                                Exchange Notes -- Optional
                                                Redemption."

Change of Control.........................      Upon the occurrence of a Change
                                                of Control (as defined), the
                                                Company is required to offer to
                                                repurchase all outstanding
                                                Exchange Notes at a price equal
                                                to 101% of the principal amount
                                                thereof, plus accrued and unpaid
                                                interest, if any, to the date of
                                                repurchase. See "Description of
                                                Exchange Notes -- Covenants --
                                                Change of Control."

Sinking Fund..............................      None

Ranking...................................      The Exchange Notes will
                                                constitute general unsecured
                                                indebtedness of the Company,
                                                subordinated in right of payment
                                                to all existing and future
                                                senior indebtedness of the
                                                Company, including borrowings
                                                under the Senior Bank Facility.
                                                At December 31, 1997, the
                                                Company had approximately $110.0
                                                million of indebtedness
                                                outstanding, none of which was
                                                senior indebtedness. The
                                                Indenture pursuant to which the
                                                Exchange Notes will be issued
                                                permits the Company and the
                                                guarantors of the Exchange Notes
                                                to incur additional
                                                indebtedness, including senior
                                                indebtedness, subject to certain
                                                limitations. See
                                                "Capitalization" and
                                                "Description of Exchange Notes
                                                -- Subordination."

Guarantees................................      The Exchange Notes will be
                                                guaranteed by Holdings and Crown
                                                and will be guaranteed by any
                                                future Restricted Subsidiary (as
                                                defined) of the Company. The
                                                guarantees will be subordinated
                                                obligations of Holdings and
                                                Crown and will be junior to all
                                                senior indebtedness of such
                                                companies, including their
                                                guarantees of borrowings under
                                                the Senior Bank Facility. See
                                                "Description of Senior Bank
                                                Facility."

Certain Covenants.........................      The Indenture contains certain
                                                covenants which, among other
                                                things, place certain
                                                restrictions on the ability of
                                                the Company and its Restricted
                                                Subsidiaries to incur additional
                                                indebtedness, pay dividends or
                                                make distributions in respect of
                                                the Company's capital stock or
                                                make other restricted payments,
                                                sell assets, create certain
                                                liens or enter into certain
                                                transactions with affiliates.
                                                See "Description of Exchange
                                                Notes -- Covenants."

                                  RISK FACTORS

     For a discussion of certain factors that should be considered by prospective purchasers in evaluating an investment in the Notes, see "Risk Factors."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth summary historical consolidated financial information for Holdings for the period from July 11, 1995 through December 31, 1995, for the fiscal year ended December 31, 1996 and for the nine month periods ended September 30, 1996 and 1997 and pro forma financial information for the twelve months ended September 30, 1997. The financial statements of Holdings are identical to those of the Company, except for long-term debt (Holdings' balance sheet includes an additional $137,000 of long-term debt at September 30, 1997) and differences in the components of stockholders' equity. See "Capitalization." The consolidated financial information for the two fiscal years in the period ended December 31, 1996 and the balance sheet information as of December 31, 1996 and 1995 were derived from the audited consolidated financial statements of Holdings which have been audited by Arthur Andersen LLP, independent public accountants. The fiscal years ended December 31, 1996 and 1995 are not directly comparable due to the shortened period Holdings and the Company were in operation during 1995, the effects of theater acquisitions and theater developments and the impact of the debt service associated with the debt incurred in connection with theater acquisitions and development. This information should be read in conjunction with "Selected Consolidated Financial Information", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus.

                                                    YEARS ENDED                NINE  MONTHS ENDED
                                                    DECEMBER 31,                 SEPTEMBER 30,            PRO FORMA
                                             ------------------------      ------------------------     TWELVE MONTHS
                                                                                                             ENDED
                                                                                                         SEPTEMBER 30,
                                               1995(1)        1996            1996           1997           1997(2)
                                             ---------      ---------      ---------      ---------      ---------
                                                            (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)

INCOME STATEMENT DATA:
Revenues ...............................     $   6,334      $  24,879      $  11,405      $  54,852      $  89,399
Direct theater costs ...................         5,296         20,798          9,952         44,566         73,148
General and administrative
  expenses .............................           743          1,601          1,158          3,992          4,651
Depreciation and amortization ..........           739          3,152          1,238          7,930         11,240
                                             ---------      ---------      ---------      ---------      ---------
Operating income (loss) ................          (444)          (672)          (943)        (1,636)           360
Interest expense, net ..................           463          2,121            713          4,482         12,127
                                             ---------      ---------      ---------      ---------      ---------
Net income (loss) ......................     $    (907)     $  (2,793)     $  (1,656)     $  (6,118)     $ (11,767)
                                             =========      =========      =========      =========      =========
OTHER FINANCIAL DATA:
EBITDA(3) ..............................     $     444      $   2,954      $     506      $   6,713      $  12,276
Cash flows from (used in) operating
  activities ...........................           182          1,033           (367)         2,734
Cash flows used in investing activities        (10,669)       (69,720)       (10,905)       (76,949)
Cash flows from financing activities ...        10,934         71,800         11,174         79,763
Net long-term debt(4) ..................         7,978         46,941         13,786        100,892         99,800
Deficiency of earnings to combined fixed
  charges and preferred dividends(5) ...          (907)        (3,215)        (1,656)        (8,971)       (15,571)
PRO FORMA FINANCIAL DATA:
Ratio of EBITDA to net interest
  expense ..............................                                                                      1.0x
Ratio of net long-term debt to
  EBITDA ...............................                                                                      8.1x
OPERATING DATA (AT PERIOD
  END):
Number of theaters operated ............            11             72             19             84             83
Number of screens operated .............            70            342            110            457            448
Average screens per theater ............           6.4            4.8            5.8            5.4            5.4

                                                           DECEMBER 31,        SEPTEMBER 30, 1997
                                                       ------------------- --------------------------
                                                         1995       1996     HISTORICAL  PRO FORMA(2)
                                                       --------   -------- ------------- -------------
                                                                      (IN THOUSANDS)

BALANCE SHEET DATA:
Cash and cash equivalents ........................     $   447    $  3,559    $  9,108   $  10,200
Properties and equipment-- net ...................       3,642      43,116      97,958      96,894
Total assets .....................................      12,930      92,355     175,378     175,378
Total long-term debt, including current maturities       8,877      50,669     113,937     113,937
Convertible Preferred Stock ......................          --      28,579      46,833      46,833
Stockholders' equity .............................       1,838       6,544       4,173       4,173

----------

(1)  For the period from inception (July 11, 1995) through December 31, 1995.

(2) The summary pro forma income statement and other financial data presented reflects adjustments to the historical consolidated financial statements of Holdings to give effect to (i) the Killeen Acquisition, (ii) the Oklahoma Acquisition and (iii) the Dickinson Exchange, in each case as if such events had occurred on October 1, 1996. The summary pro forma balance sheet data reflects adjustments to the historical consolidated financial statements of Holdings to give effect to the Dickinson Exchange as if the event had occurred on September 30, 1997. The summary pro forma financial information presented is not necessarily indicative of either future results of operations or the results that might have occurred had such events taken place at such dates.

(3) Represents income before interest, taxes, depreciation, amortization, and deferred rent. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), an indicator of operating performance, an alternative to cash flows from operating activities (as determined in accordance with GAAP) or a measure of liquidity.

(4) Net long-term debt represents long-term debt minus cash and cash equivalents.

(5) Earnings consist of net loss, plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rent expense on operating leases treated as representative of the interest factor attributable to rent expense.

                                  RISK FACTORS

     An investment in the Exchange Notes offered hereby involves a high degree of risk. The following factors, in addition to the other information contained in this Prospectus, should be carefully considered in evaluating an investment in the Exchange Notes offered hereby.

SUBSTANTIAL INDEBTEDNESS

     The Company is highly leveraged. At December 31, 1997, the Company had $110.0 million of indebtedness outstanding, none of which was senior indebtedness, and the Company's pro forma ratio of indebtedness to total capital was approximately 46%. At December 31, 1997, no amounts were borrowed under the Senior Bank Facility. Based on the Company's current financial condition, the Company believes it has the ability to borrow up to $30 million under the Senior Bank Facility, all of which would constitute senior indebtedness. For the year ended December 31, 1996, and the nine months ended September 1997, the Company's deficiency of earnings to combined fixed charges and preferred dividends was $3.2 million and $9.0 million, respectively. During 1998, the Company expects to pay approximately $11.7 million of interest on the Notes. Such amount of interest expense would have constituted approximately 117% of the Company's cash flows from operations before interest expense during 1997. The degree to which the Company is leveraged could have important consequences to holders of Exchange Notes, including an inability to fund future growth. See "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources."

SUBSTANTIAL DEBT REPAYMENT OBLIGATIONS

     The Company's ability to make scheduled payments or to refinance its indebtedness depends on its financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business, competitive and other factors beyond its control. Although the Company's cash flow from operations has historically been sufficient to meet its debt service obligations, there can be no assurance that the Company's operating results will continue to be sufficient for payment of the Company's indebtedness, including indebtedness under the Exchange Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources" and "Risk Factors-Limited Operating History; Net Losses."

SUBSTANTIAL CAPITAL EXPENDITURES

     During 1997 the Company acquired 12 theaters with 82 screens, opened five newly built theaters with 54 screens, purchased a newly-built all stadium-style seating multiplex theater with 16 screens in Waco, Texas, and exchanged six theaters for five theaters and $1.1 million in cash. During the 1997 year-end holiday season, the Company completed construction of 10 of the 14 screens at each of two new theaters, and is continuing construction of the 4 other screens at each theater. At December 31, 1997, the Company had one theater with 12 screens under construction. In addition, the Company has completed construction of four new screens, and has a fifth under construction at an existing theater and is scheduled to begin construction in early 1998 of two additional theaters with 20 screens and seven additional screens at two existing theaters. See "Business -- New Theater Development" and "Business -- Recent and Pending Acquisitions." The Company's capital expenditures in connection with such acquisitions and theater development in 1997 was approximately $88.0 million. The Company funded these capital expenditures through cash flow from operations, borrowings under the Company's bank facility, the proceeds of the Old Notes Offering and capital contributions of the proceeds from the issuance of Common Stock and Preferred Stock by Holdings. The Company intends to continue its expansion over the next several years. Any future theater development and future acquisitions may require financing in addition to cash generated from operations and future borrowings under the Senior Bank Facility. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all. See "--Substantial Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Description of Senior Bank Facility."

RESTRICTIONS IMPOSED BY THE SENIOR BANK FACILITY

     The Senior Bank Facility requires the Company to maintain specified financial ratios and to meet certain financial tests. In addition, the Senior Bank Facility restricts among other things, the Company's ability to incur additional indebtedness, make acquisitions or asset dispositions, create or incur liens on its assets, make certain payments and dividends or merge or consolidate. A failure to comply with the restrictions contained in the Senior Bank Facility could lead to an event of default thereunder, which could result in an acceleration of such indebtedness. At September 30, 1997, the Company was not in compliance with two of the thirteen financial covenants in the Senior Bank Facility. On January 7, 1998, the Company entered into an amendment of the Senior Bank Facility, amending among other things, certain financial covenants. Currently the Company is in compliance with all financial covenants in the Senior Bank Facility. There can be no assurance that the Company will have sufficient resources or have access to sufficient resources to pay its obligations under the Senior Bank Facility or the Exchange Notes if such indebtedness is accelerated. See "Description of Senior Bank Facility."

UNCERTAINTIES RELATED TO FUTURE EXPANSION

     The Company intends to pursue a strategy of expansion that will involve the development of new theaters certain of which may be larger and more costly than those developed by the Company to date. In addition, the Company's strategy of expansion may involve acquisitions of existing theaters and theater circuits. There is significant competition for potential site locations and existing theater and theater circuit acquisition opportunities. As a result of such competition, the Company may be unable to acquire attractive site locations or existing theaters or theater circuits on terms the Company considers acceptable. The development of new theaters involves certain risks, including the possibility of construction cost overruns and delays, uncertainty of site acquisition costs and availability, uncertainties as to market potential, market deterioration after commencement of development and the emergence of market competition from unanticipated sources. Additionally, expansion of the Company's theater circuit, whether through theater development or acquisitions, involves the risk that the Company might not effectively manage such growth or that the Company's information or other systems might not be sufficient in light of such growth. Although the Company manages its theater development projects and acquisitions with a view towards minimizing these risks, the Company may determine not to proceed, or not be able to proceed, with its planned theater development projects or acquisitions and, accordingly, no assurance can be given that any of the projected new theater developments will open or that such developments or any acquisitions will perform in accordance with the Company's expectations, or that any failure to manage expansion generally will not have a material adverse effect on the Company. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Competition."

DEPENDENCE UPON MOTION PICTURE PRODUCTION AND PERFORMANCE; RELATIONSHIP WITH FILM DISTRIBUTORS

     The Company's business is dependent upon a number of factors, among the most important of which are the availability of suitable motion pictures for exhibition in its theaters and the performance of such films in the Company's markets. Poor performance of films or a disruption or reduction in the production of motion pictures by the major studios and/or independent producers could have a material adverse effect on the Company's business and its results of operations. Since the major film distributors have historically released those films which they anticipate will be the most successful during the summer and year-end holiday seasons, poor performance of such films or a disruption or reduction in the number of films released during such periods could adversely affect the Company's results for a particular quarter. Moreover, to the extent that certain "event" films are distributed more widely than in the past, the Company's margins may be hurt as a result of the higher film licensing fees payable during the early period of a film's run. In addition, the Company's business depends to a significant degree on maintaining good relations with the major film distributors who are responsible for allocating films to the Company's theaters. If the Company's relationship with one or more of the major film distributors were to deteriorate for any reason, the Company could find it more difficult to schedule the most commercially successful films in its theaters, thereby adversely affecting the Company's results of operations. See "Business -- Film Licensing."

COMPETITION

     The motion picture exhibition industry is highly competitive. The Company competes against a number of local, regional and national exhibitors, most of which have been in existence significantly longer than the Company and many of which have substantially greater financial resources than the Company.

     The motion picture exhibition industry faces competition from a number of motion picture exhibition delivery systems such as network, syndicated, cable and satellite television, pay-per-view and home video systems. However, the full extent to which these alternative motion picture delivery systems will compete with traditional theatrical release may not be known for several years, and there can be no assurance that these alternative motion picture exhibition delivery systems will not in the future adversely affect attendance at the Company's theaters. In addition, the entertainment industry is one which has experienced rapid technological change. As a result, the Company may face competition in the future from new technologies that are not yet developed. Movie theaters also face competition from other forms of entertainment competing for the public's leisure time and disposable income. See "Business -- Competition."

SUBORDINATION OF NOTES; PLEDGE OF COMPANY ASSETS

     The Exchange Notes will be general unsecured obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including indebtedness under the Senior Bank Facility. At December 31, 1997, the Company had $110.0 million of indebtedness outstanding, none of which was senior indebtedness. Subject to certain limitations, the Indenture will permit the Company to incur additional indebtedness, including senior indebtedness (including up to $75.0 million of senior indebtedness under the Senior Bank Facility). See "Description of Exchange Notes -- Covenants". In addition, under certain circumstances, if any non-payment default exists with respect to indebtedness under the Senior Bank Facility, the Company may not make any payments on the Exchange Notes for a specified period of time, unless such default is cured or waived or such senior indebtedness has been repaid in full. If the Company fails to make any payment on the Exchange Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an event of default under the Indenture and would generally entitle the holders of the Exchange Notes to accelerate the maturity thereof. As a result of the subordination provisions contained in the Indenture, in the event of a liquidation or insolvency of the Company, the assets of the Company will be available to pay obligations on the Exchange Notes only after all senior indebtedness and indebtedness of the Company's existing subsidiary (or any future subsidiary) have been paid in full, and therefore there may not be sufficient assets remaining to pay amounts due on any or all of the Exchange Notes then outstanding. See "Description of Exchange Notes -- Subordination". In addition, all of the stock and substantially all of the current assets of each of the Company, its parent and its subsidiary will be pledged, and future assets may be pledged, to secure indebtedness under the Senior Bank Facility. See "Description of Exchange Notes" and "Description of Senior Bank Facility."

GUARANTEES

     The Company's parent and its sole subsidiary, along with any future Restricted Subsidiaries, are the only guarantors of the Exchange Notes. The Company's parent is a holding company whose only significant asset in the capital stock of the Company, of which it owns 100%. The Company's sole subsidiary is an operating company, but its assets represent less than 1.75% of the Company's parent's assets on a consolidated basis. Accordingly, in the event the Company defaulted on its payment of principal or interest on the Exchange Notes, and holders of the Exchange Notes looked to the guarantors thereof for payment of the Exchange Notes, it is unlikely that the assets of such guarantors would be sufficient to remedy any default by the Company with respect to repayment of the Exchange Notes.

DEPENDENCE ON KEY PERSONNEL

     The Company's success will depend, in large part, on the efforts, abilities and experience of its executive officers, including its President, Chief Operating Officer and Chief Financial Officer and other key employees of the Company. The loss of the services of one or more of such individuals could have a material adverse effect on the Company's business. See "Management."

REPURCHASE OF THE NOTES UPON CHANGE OF CONTROL

     Upon the occurrence of a Change of Control (as defined), the Company will be required to make an offer to repurchase the Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date or repurchase. Certain events involving a Change of Control will result in an event of default under the Senior Bank Facility and may result in an event of default under other indebtedness of the Company that may be incurred in the future. An event of default under the Senior Bank Facility or other future senior indebtedness could result in an acceleration of such indebtedness, in which case the subordination provisions of the Exchange Notes would require payment in full of such senior indebtedness before repurchase of the Exchange Notes. See "Description of Exchange Notes -- Subordination," "-- Covenants -- Change of Control" and "Description of Senior Bank Facility". It is unlikely that the Company would have sufficient resources to repurchase the Exchange Notes or pay its obligations if the indebtedness under the Senior Bank Facility or other future senior indebtedness were accelerated upon the occurrence of a Change of Control. The inability of the Company to repurchase all of the tendered Exchange Notes would constitute an Event of Default under the Indenture. These provisions may be deemed to have anti-takeover effects and may delay, defer or prevent a merger, tender offer or other takeover attempt. Further, the provisions of the Indenture may not afford holders of Exchange Notes protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect holders of Exchange Notes, if such transaction does not result in a Change of Control. No assurance can be given that the terms of any future indebtedness will not contain cross default provisions based upon Change of Control or other defaults under such debt instruments.

FLUCTUATIONS IN QUARTERLY RESULTS OF OPERATIONS


     Admission and concession revenues are subject to seasonal fluctuations which affect all motion picture exhibitors. These fluctuations are the result of the distribution practice of the major motion picture studios, which have historically concentrated the release of the most marketable films during the summer and year-end holiday seasons when more people have tended to go to the movies. There are other factors, however, which may affect the Company's revenues during any particular quarter, including the popularity of films released during the quarter and the availability of such popular films at the Company's theaters. As a result, depending on these factors, the Company's revenues in the first and second quarters may not be as strong as in the third and fourth quarters. By way of example, for those theaters that were operated by the Company during the entire 12-month period ended December 31, 1996, revenues for such theaters during the third and fourth quarter of 1996 were $3.6 million and $3.0 million, respectively, as compared to $2.7 million and $3.0 million for the first and second quarter of the same year.


     The Company's quarterly results may also be affected by the timing of the development or acquisition of theaters. By way of example, the Company's revenues during the second and fourth quarter of 1996 for all the Company's theaters operated in 1996, including those acquired or opened during the year, were $3.8 million and $13.5 million, respectively, as compared to $2.7 million and $4.9 million for the first and third quarter of the same year.

LIMITED OPERATING HISTORY; NET LOSSES

     The Company was organized in June 1995 and, accordingly, has a limited operating history. In addition, the Company has experienced net losses since its inception. Net losses for the period July 11, 1995 through December 31, 1995 and the fiscal year ended December 31, 1996 were approximately $907,000 and $2.8 million, respectively, and the net loss for the nine months ended September 30, 1997 was approximately $6.1 million. There can be no assurance that the Company's future operations will generate operating income, net income or sufficient cash flow to pay its obligations. See "Selected Consolidated Financial Information" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

ABSENCE OF PUBLIC MARKET FOR THE EXCHANGE NOTES

     The Exchange Notes will constitute a new issue of securities for which there is currently no established trading market. The Exchange Notes will not be listed on any securities exchange and will not be approved for inclusion in any automated quotation system. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their principal amount, depending upon prevailing interest rates, the market for similar securities, the performance of the Company and other factors. The Company has been advised by the Purchasers that they intend to make a market in the Exchange Notes after the consummation of the Exchange Offer; however, the Purchasers are not obligated to do so, and any such market making activities may be discontinued at any time without notice. There can be no assurance that a trading market for the Exchange Notes will develop.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS


     This Prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts included in this Prospectus, including, without limitation, certain statements under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" (including, without limitation, those related to the acquisition and development of additional theaters by the Company) may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including, without limitation, in conjunction with the forward-looking statements included in this Prospectus and under "Risk Factors" (including, without limitation, the risk factors related to "Substantial Capital Expenditures" and "Uncertainties Related to Future Expansion"). All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT EXPRESSLY PROVIDE THAT THE SAFE HARBOR PROVIDED FOR THEREIN DOES NOT APPLY TO STATEMENTS MADE IN CONNECTION WITH A COMPANY'S INITIAL PUBLIC OFFERING. ACCORDINGLY, SUCH PROVISIONS DO NOT APPLY TO THE OFFERING.


EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

     Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, registration rights under the Registration Rights Agreement generally will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                 USE OF PROCEEDS

     The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Old Notes surrendered in Exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Company.

     The net proceeds to the Company from the sale of the Old Notes were approximately $105.7 million, after deducting discounts and estimated expenses of the Old Notes Offering. The proceeds were used by the Company to repay all of the outstanding indebtedness under the Company's former bank facility (approximately $64.5 million at June 30, 1997) and to finance the Waco and Oklahoma Acquisitions ($11.6 million and $15.8 million, respectively). The balance of the net proceeds will be used to pay a portion of construction and other expenses relating to the Company's 1997 theater building program and for general corporate purposes.

     Borrowings under the Company's former bank facility were incurred to repay all of the indebtedness under the Company's 1995 bank facility and to finance
(i) the acquisition of Crown Theaters, Inc., (ii) the acquisition of certain theaters from United Artists, (iii) the acquisition of two theaters from General Cinema Corporation of Texas, Inc., (iv) the Beaumont/Port Arthur Acquisition,
(v) the Killeen Acquisition and (vi) the construction of certain theaters described under "Business -- New Theater Development." At December 1, 1997, the interest rate under the Company's former bank facility was approximately 8.5% per annum.

                                 CAPITALIZATION

     The following table sets forth, as of September 30, 1997, the consolidated capitalization of the Company. This table should be read in conjunction with "Use of Proceeds," "Selected Consolidated Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the financial statements and pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                                 SEPTEMBER 30, 1997
                                                                                                       ACTUAL
                                                                                               (IN THOUSANDS, EXCEPT
                                                                                                    SHARE AMOUNTS)

Cash and cash equivalent.........................................................................     $   9,108
                                                                                                      =========
Long-term debt (including current maturities):
  Existing Senior Bank Facility(1) ..............................................................            --
  Old Notes .....................................................................................       110,000
  Other debt(1) .................................................................................         3,800
                                                                                                      ---------
          Total long-term debt, including current maturities ....................................       113,800
Stockholder's equity:
  Common stock, $.01 par value; 100,000 shares authorized; 9,250 shares issued and outstanding(3)             1
  Additional paid-in capital(3) .................................................................        64,594
  Accumulated deficit ...........................................................................       (13,589)
                                                                                                      ---------
          Total stockholder's equity ............................................................        51,006
                                                                                                      ---------

          Total capitalization(2) ...............................................................     $ 164,806
                                                                                                      =========

----------

(1) At December 1, 1997, the Company had no borrowings outstanding under its former bank facility and no other debt outstanding.

(2) The consolidated capitalization of Holdings as of September 30, 1997 would reflect an additional $137,000 in long-term debt. For more information regarding Holding's capital structure, see "Description of Capital Stock -- Holdings Capital Stock."

(3) In November and December 1997, the Company received an additional capital contribution of $12.0 million as a result of the sale of Holdings Series D Preferred Stock. See "Description of Capital Stock--Holdings Equity Issuances."

                   SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table sets forth selected historical consolidated financial information for Holdings for the period from July 11, 1995 through December 31, 1995, for the fiscal year ended December 31, 1996 and for the nine month periods ended September 30, 1996 and 1997 and pro forma financial information for the twelve months ended September 30, 1997. The financial statements of Holdings are identical to those of the Company, except for long-term debt (Holdings' balance sheet includes an additional $137,000 of long-term debt at September 30, 1997) and differences in the components of stockholders' equity. See "Capitalization." The consolidated financial information for the two fiscal years in the period ended December 31, 1996 and the balance sheet information as of December 31, 1996 and 1995 were derived from the audited consolidated financial statements of Holdings which have been audited by Arthur Andersen LLP, independent public accountants. Other Financial Data, and Operating Data as well as Balance Sheet Data, for the period from January 1, 1995 to July 10, 1995 and the years ended December 31, 1994 and 1993 and have not been presented because during such period the theaters were owned and/or operated by persons other than the Company and management. The fiscal years ended December 31, 1996 and 1995 are not directly comparable due to the shortened period Holdings and the Company were in operation during 1995, the effects of theater acquisitions and theater developments and the impact of the debt service associated with the debt incurred in connection with theater acquisitions and development. This information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and pro forma financial information, including the notes thereto, appearing elsewhere in this Prospectus.

                                                                                                                  PRO FORMA
                                           YEARS ENDED       PERIOD FROM    YEARS ENDED     NINE MONTHS ENDED  TWELVE MONTHS
                                           DECEMBER 31,    JANUARY 1, 1995  DECEMBER 31,      SEPTEMBER 30,        ENDED
                                           -----------         THROUGH      ------------    -----------------  SEPTEMBER 30,
                                         1993      1994    JULY 10, 1995  1995(1)   1996     1996      1997        1997(2)
                                         ----      ----    -------------  ------    ----     ----      ----     -------------
                                                      (IN THOUSANDS, EXCEPT RATIOS AND OPERATING DATA)

INCOME STATEMENT DATA:
Revenues............................    11,883    12,542      6,990    $  6,334  $ 24,879  $ 11,405  $ 54,852     $  89,399
Direct theater costs................     9,422     9,936      6,075       5,296    20,798     9,952    44,566        73,148
General and administrative                                                                                              651
  expenses..........................     1,097     1,197        281         743     1,601     1,158     3,992         4,651
Depreciation and amortization              343       366        202         739     3,152     1,238     7,930        11,240
                                                                       --------  --------  --------  --------     ---------
Operating income (loss) ............     1,021     1,043        432        (444)     (672)     (943)   (1,636)          360
Interest expense, net...............       148       103         69         463     2,121       713     4,482        12,127
                                                                       --------  --------  --------  --------     ---------
Net income (loss)...................       873       940        363    $   (907) $ (2,793) $ (1,656) $ (6,118)    $ (11,769)
                                                                       ========  ========  ========  ========     =========
OTHER FINANCIAL DATA:
EBITDA(3)...........................                                   $    444  $  2,954  $    506  $  6,713     $  12,276
Cash flows from (used in) operating
  activities........................                                        182     1,033      (367)    2,734
Cash flows used in investing activities                                 (10,669)  (69,720)  (10,905)  (76,949)
Cash flows from financing activities                                     10,934    71,800    11,174    79,763
Net long-term debt(4)...............                                      7,978    46,941    13,786   100,892        99,800
Deficiency of earnings to combined
   fixed charges and preferred
   dividends(5) ....................                                      (907)    (3,215)   (1,656)   (8,971)      (15,571)
PRO FORMA FINANCIAL DATA:
Ratio of EBITDA to net interest                                                                                         1.0x
  expense...........................
Ratio of net long-term debt to                                                                                          8.1x
  EBITDA............................
OPERATING DATA (AT PERIOD
  END):
Number of theaters operated.........                                        11         72        19        84           83
Number of screens operated..........                                        70        342       110       457          448
Average screens per theater.........                                       6.4        4.8       5.8       5.4          5.4

                                            AT DECEMBER 31,     SEPTEMBER 30, 1997
                                          ----------------- -------------------------
                                            1995      1996   HISTORICAL  PRO FORMA(2)
                                          -------  -------- -----------  ------------
                                                     (IN THOUSANDS)

BALANCE SHEET DATA:
Cash and cash equivalents .............   $   447  $ 3, 559  $ 9, 108  $ 10,200
Properties and equipment-- net ........     3,642    43,116    97,958    96,894
Total assets ..........................    12,930    92,355   175,378   175,378
Total long-term debt, including current
  maturities ..........................     8,877    50,669   113,937   113,937
Convertible Preferred Stock ...........        --    28,579    46,833    46,833
Stockholders' equity ..................     1,838     6,544     4,173     4,173

----------

(1)  For the period from inception (July 11, 1995) through December 31, 1995.

(2) The selected pro forma income statement and other financial data presented reflects adjustments to the historical consolidated financial statements of Holdings to give effect to (i) the Killeen Acquisition, (ii) the Oklahoma Acquisition and (iii) the Dickinson Exchange, in each case as if such events had occurred on October 1, 1996. The summary pro forma balance sheet data reflects adjustments to the historical consolidated financial statements of Holdings to give effect to the Dickinson Exchange, as if the event had occurred on September 30, 1997. The selected pro forma financial information presented is not necessarily indicative of either future results of operations or the results that might have occurred had such events taken place at such dates.

(3) Represents income before interest, taxes, depreciation, amortization, and deferred rent. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), an indicator of operating performance, an alternative to cash flows from operating activities (as determined in accordance with GAAP) or a measure of liquidity.

(4) Net long-term debt represents long-term debt minus cash and cash equivalents.

(5) Earnings consist of net loss, plus fixed charges. Fixed charges consist of interest expense, amortization of debt issuance costs and one-third of rent expense on operating leases treated as representative of the interest factor attributable to rent expense.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the financial condition and results of operations of the Company. This discussion should be read in conjunction with the financial statements, including the notes thereto, appearing elsewhere in this Prospectus.

OVERVIEW

     The Company's revenues are generated primarily from box office receipts and concession sales which constituted approximately 62% and 35% of 1996 revenues, respectively. Additional revenues are generated by electronic video games located adjacent to the lobbies of certain of the Company's theaters and by on-screen advertisements shown prior to each feature film. The Company's revenues are principally affected by changes in attendance and average admission and concession revenues per patron. Attendance is primarily affected by the commercial appeal of the films released by distributors and, to a lesser extent, by the comfort and quality of the theater and competition and population growth in the geographic markets the Company serves.

     The Company's principal costs of operations are film rentals, concessions costs and theater operating expenses, such as theater lease rentals, payroll, utilities, advertising costs and insurance.

     The Company has experienced rapid revenue growth through theater acquisitions and the development of new theaters. During fiscal year 1996, the Company acquired 62 theaters with 270 screens, constructed one theater with 10 screens and added two screens to an existing theater. The results of operations of the acquired and newly-built theaters are included in Holdings' Consolidated Financial Statements from their respective dates of acquisition or opening dates. The Company capitalizes costs associated with the opening of new theaters and expenses such costs over a one year period.

     The period from July 11, 1995 through December 31, 1995 and the fiscal year ended December 31, 1996 are not directly comparable due to the shortened period the Company was in operation during 1995, the effects of theater acquisitions and theater developments and the impact of the debt service associated with the debt incurred in connection with theater acquisitions and development.

     The Company currently operates 20 discount theaters (theaters which exhibit second run movies and charge lower admission prices) with an aggregate of 97 screens as compared to 5 theaters and 27 screens at the end of 1995. Discount theaters represented a smaller percentage of the Company's total theaters in 1996 as compared to 1995. This reduction affected the comparability of the Company's results of operation for such periods. Management believes that the percentage of discount theaters in the Company's theater circuit will decline as new multiplex theaters are opened.


     Admission and concession revenues are subject to seasonal fluctuations which affect all motion picture exhibitors. These fluctuations are the result of the distribution practice of the major motion picture studios, which have historically concentrated the release of the most marketable films during the summer and year-end holiday seasons when more people have tended to go to the movies. There are other factors, however, which may affect the Company's revenues during any particular quarter, including the popularity of films released during the quarter and the availability of such popular films at the Company's theaters. As a result, depending on these factors, the Company's revenues in the first and second quarters may not be as strong as in the third and fourth quarters. By way of example, for those theaters operated by the Company during the entire 12 month period ended December 31, 1996, revenues during the third and fourth quarter of 1996 were $3.6 million and $3.0 million, respectively, as compared to $2.7 million and $3.0 million for the first and second quarter of the same year.

RESULTS OF OPERATIONS

     The following table sets forth a summary of operating revenues and expenses for the year ended December 31, 1996, the period from July 11, 1995 through December 31, 1995 and for the nine months ended September 30, 1997 and 1996.

                                       YEAR ENDED DECEMBER 31,      NINE MONTHS ENDED SEPTEMBER 30,
                                    ----------------------------   --------------------------------
                                       1995(1)           1996            1996           1997
                                    ------------    ------------   -------------    ---------------

REVENUES:
  Admissions ....................   $  3,912,596    $ 15,334,877    $  6,889,177    $ 35,579,664
  Concessions ...................      2,304,860       8,709,985       4,369,969      18,894,933
  Other operating revenues, net..        116,205         834,378         145,384         377,452
                                    ------------    ------------    ------------    ------------
          Total revenues ........      6,333,661      24,879,240      11,404,530      54,852,049
                                    ------------    ------------    ------------    ------------
OPERATING EXPENSES:
  Film rental and advertising
     costs ......................      2,336,535       8,387,938       3,951,852      19,303,538
  Cost of concessions and other..        339,476       1,411,869         684,088       3,020,715
  Theater operating expenses ....      2,620,045      10,998,455       5,315,744      22,241,814
  General and administrative
     expenses ...................        742,605       1,601,185       1,158,166       3,992,365
  Depreciation and amortization..        739,028       3,151,582       1,237,792       7,929,967
                                    ------------    ------------    ------------    ------------
          Total operating
            expenses ............      6,777,689      25,551,029      12,347,642      56,488,399
                                    ------------    ------------    ------------    ------------
Operating Loss ..................       (444,028)       (671,789)       (943,112)     (1,636,350)
Interest Expense, Net ...........        463,464       2,120,722         713,371       4,481,661
                                    ------------    ------------    ------------    ------------
Net income (loss) ...............   $   (907,492)   $ (2,792,511)   $ (1,656,483)   $ (6,118,011)
                                    ============    ============    ============    ============

EBITDA(2) .......................   $    443,940    $  2,953,843    $    506,237    $  6,712,809
                                    ============    ============    ============    ============

----------

(1)  For the period from inception (July 11, 1995) through December 31, 1995.

(2) Represents income before interest, taxes, depreciation, amortization, and deferred rent. EBITDA is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), an indicator of operating performance, an alternative to cash flows from operating activities (as determined in accordance with GAAP) or a measure of liquidity. Additionally, EBITDA may not be calculated the same by all companies and should not be viewed as an accurate comparative measure.

COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND SEPTEMBER 30, 1996

     At the end of the nine months ended September 30, 1997 and 1996, the Company operated 84 and 19 theaters, respectively, with an aggregate of 457 and 110 screens.

     TOTAL REVENUES. Total revenues were $54.9 million for the nine months ended September 30, 1997 as compared to $11.4 million for the nine months ended September 30, 1996. Total revenues were $22.6 million in the third quarter of 1997 as compared with $4.9 million in the third quarter of 1996. This increase in revenues during the nine-month period and the third quarter was principally due to the Company's net acquisition of 61 theaters (with an aggregate of 303 screens) during the fourth quarter of 1996 and the first nine months of 1997, and the construction of four all stadium-style seating theaters (with an aggregate of 44 screens) one of which was opened in November 1996 and three of which were opened at the end of May 1997. Of the $43.5 million increase in revenues during the first nine months of 1997, $36.7 million was attributable to theaters acquired by the Company after the third quarter of 1996, and $6.8 million was attributable to new theaters constructed by the Company and theaters previously operated by the Company.

     The average price of a ticket for the Company's first run and discount theaters was $4.30 and $1.23, respectively, during the first nine months of 1997 and $4.04 and $1.23, respectively, during the first nine months of 1996. This increase was principally due to the Company raising ticket prices and acquiring theaters with higher average ticket prices than those previously owned. Average concession sales per customer in the Company's theaters increased approximately 7.7% during the first nine months of 1997, reflecting both an increase in consumption and, to a lesser extent, an increase in prices.

     DIRECT THEATER COSTS. Film rental and advertising costs were $19.3 million for the nine months ended September 30, 1997 as compared to $4.0 million for the nine months ended September 30, 1996. Film rental and advertising costs were $7.9 million during the third quarter of 1997 as compared to $1.6 million in the third quarter of 1996. Cost of concessions increased from $684,000 during the first nine months of 1996 to $3.0 million during the first nine months of 1997. Cost of concessions also increased from $320,000 during the third quarter of 1996 to $1.3 million during the third quarter of 1997. Theater operating expenses increased from $5.3 million during the first nine months of 1996 to $22.2 million during the first nine months of 1997 and from $2.2 million in the third quarter of 1996 to $8.6 million in the third quarter of 1997. Each of these increases was principally due to the Company's acquisition of theaters during the latter part of 1996.

     Direct theater costs (consisting of film rental and advertising costs, cost of concessions and other theater operating expenses) as a percentage of total revenues decreased from 87.3% in the first nine months of 1996 to 81.2% in the first nine months of 1997 as a result of the decrease in discount theaters as a percentage of the Company's total theaters and improved operations.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses for the nine months ended September 30, 1997 increased to $4.0 million from $1.2 million in the nine months ended September 30, 1996. General and administrative expenses for the third quarter of 1997 increased to $1.6 million from $512,000 in the third quarter of 1996. This increase was principally due to the Company's acquisition of theaters during the latter part of 1996.

     General and administrative expenses as a percentage of total revenues decreased to 7.3% during the first nine months of 1997 from 10.2% during the first nine months of 1996 as a result of such expenses being spread over a greater number of theaters in the 1997 period.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $7.9 million in the first nine months of 1997 from $1.2 million in the first nine months of 1996. Depreciation and amortization expense increased to $3.0 million in the third quarter of 1997 from $413,000 in the third quarter of 1996. The increase was principally due to Company's acquisition of theaters during the latter part of 1996.

     INTEREST EXPENSE, NET. Interest expense, net increased to $4.5 million for the first nine months of 1997 from $713,000 for the first nine months of 1996 and to $2.2 million in the third quarter of 1997 from $276,000 in the third quarter of 1996. The increase was due to increased borrowing by the Company to finance acquisitions and the construction of theaters.

     NET LOSS. The Company's net loss grew to $6.1 million for the first nine months of 1997 from $1.7 for the first nine months of 1996. Net loss for the third quarter of 1997 increased to $2.0 million from $373,000 in the third quarter of 1996.

COMPARISON OF THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD JULY 11, 1995 THROUGH DECEMBER 31, 1995

     The period from July 11, 1995 to December 31, 1995 and the fiscal year ended December 31, 1996 are not directly comparable due to the shortened period the Company was in operation during 1995, the effects of theater acquisitions and theater developments and the impact of the debt service associated with the debt incurred in connection with theater acquisitions and development. At the end of the year ended December 31, 1996 and the period July 11,

1995 through December 31, 1995, the Company operated 72 and 11 theaters, respectively, with an aggregate of 342 and 70 screens.

     TOTAL REVENUES. Total revenues were $24.9 million in 1996 as compared to $6.3 million in the shorter 1995 period. This increase was principally due to the Company's acquisition of 62 theaters with an aggregate of 270 screens during 1996 and, to a lesser extent, to operating improvements in the Company's theaters. Of the $18.5 million increase in revenues, $12.6 million was attributable to theaters acquired by the Company during 1996 and $5.9 million was attributable to theaters acquired by the Company in 1995.

     The average price of a ticket at the Company's first run and discount theaters was $4.13 and $1.26, respectively, during 1996 and $3.89 and $1.14, respectively, during 1995. This increase was principally due to the Company raising ticket prices and acquiring theaters with higher average ticket prices than those previously owned. Average concession sales per customer increased approximately 10% during the period, reflecting both an increase in consumption and, to a lesser extent, an increase in concession prices. The contribution from 62 new theaters acquired by the Company in 1996 is not fully reflected in the Company's results for 1996, as 54 of these theaters were not acquired by the Company until after October 1996.

     DIRECT THEATER COSTS. Film rental and advertising costs were $8.4 million in 1996 as compared to $2.3 million in 1995. Cost of concessions in 1996 rose to $1.4 million from $339,476 in 1995. Theater operating expenses also rose over the period to $11.0 million in 1996 from $2.6 million in 1995. Each of these increases was principally due to the Company's acquisition of theaters during 1996. Direct theater costs (consisting of film rental and advertising costs, cost of concessions and other theater operating expenses) as a percentage of total revenues remained constant at approximately 84% over the entire period.

     GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses in 1996 increased to $1.6 million from $742,605 in the shorter 1995 period. The increase was principally due to the Company's acquisition of theaters during 1996.

     General and administrative expenses as a percentage of total revenues decreased to approximately 6% in 1996 from approximately 12% in 1995 as a result of such expenses being spread over a greater number of theaters during 1996.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased to $3.2 million in 1996 from $739,028 in the shorter 1995 period. The increase was principally due to the Company's acquisition of theaters during 1996.

     INTEREST EXPENSE, NET. Interest expense, net increased to $2.1 million in 1996 from $463,464 in the shortened 1995 period. The increase was due to increased borrowing by the Company to finance acquisitions and the construction of theaters.

     NET LOSS. The Company's net loss grew to $2.8 million in 1996 from $907,492 in the shorter 1995 period.

LIQUIDITY AND CAPITAL RESOURCES

     The Company's revenues are collected in cash, primarily through box office receipts and concession sales. The Company's film rentals for a given film are ordinarily paid to film distributors 15 to 45 days following receipt of admissions revenues. As a result of this timing difference, as well as the lack of significant inventory and accounts receivable, the Company has generally operated with a negative working capital position for its ongoing theater operations.

     Net cash provided by (used in) operating activities was $2.7 million, $(.4) million, $1.0 million, and $.2 million for the nine months ended September 30, 1997 and 1996, and the periods ended December 31, 1996 and 1995, respectively. A lower operating loss and an increase in accounts payable in the nine months ended September 30, 1997 and the year ended December 31, 1996 accounted for the primary increase in net cash provided by operating activities compared to the nine months ended September 30, 1996 and the period ended December 31, 1995, respectively. Net cash used for investing activities was $76.9 million, $10.9 million, $69.7 million, and $10.7 million for the nine months ended September 30, 1997 and 1996 and the periods ended December 31, 1996 and 1995, respectively. Investing activities are theater acquisitions and development, and remodeling and expansion of existing theaters. Net cash provided by financing activities was $79.8 million, $11.2 million, $71.8 million, and $10.9 million for the nine months ended September 30, 1997 and 1996 and the periods ended December 31, 1996 and 1995, respectively.

     The Company has historically funded its capital expansion needs through capital contributions from its parent, the Company's bank lines of credit and funds generated from its operations. On November 1, 1996, the Company entered into a senior bank facility comprised of a $25.0 million revolving credit agreement and a $50.0 million term note borrowing agreement. The Company used the proceeds of the Old Notes Offering to repay all of the outstanding indebtedness under SUCH facility (approximately $64.5 million at June 30, 1997).

     Concurrently with the consummation of the Old Notes Offering, the Company entered into the Senior Bank Facility to fund working capital requirements and capital expenditures. The Senior Bank Facility provides for a $50.0 million revolving credit facility, however, the total amount of available borrowings under the Senior Bank Facility may be less based on leverage levels of the Company. At September 30, 1997, the Company was not in compliance with two of the thirteen financial covenants in the Senior Bank Facility. On January 7, 1998, the Company entered into an amendment of the Senior Bank Facility, amending among other things, certain financial covenants. Currently, the Company is in compliance with all financial covenants in the Senior Bank Facility. Borrowings under the Senior Bank Facility are conditioned upon the Company achieving and maintaining certain financial ratios. As of December 31, 1997, no amounts were borrowed under the Senior Bank Facility. Based on the Company's current financial condition, the Company believes it has the ability to borrow up to $30 million under the Senior Bank Facility. See "Description of Senior Bank Facility."

     Since its inception in 1995, the Company has received capital contributions from Holdings totaling $74.3 million. Since Holdings has no independent operations, these capital contributions represented the proceeds of equity issuances by Holdings. Holdings currently has three classes of preferred stock outstanding, the Series B Convertible Preferred Stock (the "Holdings Series B Preferred Stock"), the Series C Convertible Preferred Stock (the "Holdings Series C Preferred Stock") and the Series D Convertible Preferred Stock (the "Holdings Series D Preferred Stock"). See "Description of Capital Stock -- Holdings Equity Issuances". Each such series may be redeemed, under certain circumstances, at the holder's option, no earlier than the fourth quarter of 2003. If all of the currently outstanding shares of Holdings Series B Preferred Stock, Holdings Series C Preferred Stock and Holdings Series D Preferred Stock were to be redeemed, it would result in a payment of approximately $55.9 million by Holdings to the holders of such preferred stock. In the event of an initial public offering by Holdings of Holdings Common Stock, each share of Holdings Series B Preferred Stock, Holdings Series C Preferred Stock and Holdings Series D Preferred Stock would be automatically converted into a fixed number of shares of Holdings Common Stock. See "Principal Stockholders -- Redemption of Holdings Series B Preferred Stock, Holdings Series C Preferred Stock and Holdings Series D Preferred Stock." In addition, at any time on or after October 31, 2001, and provided that an offering of Holdings Common Stock has not then occurred, Richard M. Durwood and/or the Richard M. Durwood Revocable Trust may require the Company to repurchase not less than all of the shares of Holdings Common Stock held by each at the fair market value at the time of repurchase (which based on recent valuations of Holdings Common Stock would have resulted in an aggregate payment of approximately $3.2 million).

     During 1997 the Company acquired 12 theaters with 82 screens, and opened five newly built theaters with 62 screens. At December 31, 1997, the Company had one theater with 12 screens under construction. In addition, the Company has completed construction of four screens, and has one screen under construction at an existing theater and is scheduled to begin construction in early 1998 of two additional theaters with 20 screens and seven additional screens at two existing theaters. See "Business -- New Theater Development" and "-- Recent and Pending Acquisitions." The Company's capital expenditures in connection with such acquisitions and theater development in 1997 was approximately $88.0 million. The Company funded these capital expenditures though cash flow from operations, borrowings under the Senior Bank Facility, the proceeds of the Old Notes Offering and capital contributions of the proceeds from the issuance of Common Stock and Preferred Stock by Holdings. In addition, the Company intends to continue its expansion over the next several years. Any future theater development and future acquisitions may require financing in addition to cash generated from operations and future borrowings under the Senior Bank Facility. There can be no assurance that such additional financing will be available to the Company on acceptable terms or at all.

     The Company is highly leveraged. At December 31, 1997, the Company had $110.0 million of indebtedness outstanding, none of which was senior indebtedness, and the Company's pro forma ratio of indebtedness to total capital was approximately 46%. At December 31, 1997, no amounts were borrowed under the Senior Bank Facility. Based on the Company's current financial condition, the Company believes it has the ability to borrow up to $30 million under the Senior Bank Facility. At December 31, 1996, and the nine months ended September 1997, the Company's deficiency of earnings to combined fixed charges and preferred dividends was $3.2 million and $9.0 million, respectively. The degree to which the Company is leveraged could have important consequences to holders of Exchange Notes. Such leverage could limit the Company's ability to fund future growth. See "Risk Factors -- Substantial Indebtedness."

     Based upon the Company's current level of operations and anticipated growth, management believes that cash flow from operations, together with available borrowings under the Senior Bank Facility, will be adequate to meet the Company's requirements for working capital, capital expenditures, scheduled lease payments and scheduled payments of interest on its indebtedness, including the Exchange Notes during 1998. However, the Company's business may not generate sufficient cash flow from operations and future borrowings may not be available under the Senior Bank Facility in an amount sufficient to enable the Company to service its indebtedness, including the Exchange Notes, or make anticipated capital expenditures. Furthermore, the Company's theater development program and future acquisitions may require financing sources in addition to cash generated from operations and future borrowings under the Senior Bank Facility. There can be no assurances that such additional financing will be available to the Company on acceptable terms or at all.

                                    BUSINESS

     The Company is a leading operator of theaters in small and mid-sized markets in the Southwestern and Midwestern regions of the United States. The Company's strategy is to provide a superior entertainment experience to its customers through the development and operation of theaters with stadium-style seating, state-of-the-art digital sound systems and modern, attractive lobby and concession areas. Management believes that this strategy has increased movie attendance at its theaters and allowed the Company to increase the revenues it receives from patrons both at the box office and at the concession stand. As of December 31, 1997, the Company operated 81 theaters with a total of 469 screens, located principally in Texas, Oklahoma, Kansas and Missouri. For the year ended December 31, 1996, the Company had an operating loss and a net loss of approximately $670,000 and $2.8 million, respectively, as well as deficiency of earnings to combined fixed charges and preferred dividends of $3.2 million. For the twelve months ended September 30, 1997, on a pro forma basis after giving effect to certain acquisitions, the Company generated revenue and EBITDA of approximately $89.4 million and $12.3 million, respectively. During the same period, the Company generated net losses, operating income and current deficiency of earnings to combined fixed charges and preferred dividends of $11.8 million, $360,000 and $15.6 million, respectively. EBITDA represents income before interest, taxes, depreciation, amortization, and deferred rent. It is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), an indicator of operating performance, an alternative to cash flows from operating activities (as determined in accordance with GAAP) or a measure of liquidity. Additionally, EBITDA may not be calculated the same by all companies and should not be viewed as an accurate comparative measure.

     The Company actively targets small and mid-sized markets which it believes are under-served and where the Company believes it can become the leading movie exhibitor. Management believes that its new stadium-style multiplex theaters can become the primary entertainment choice in such markets. In acquiring and building theaters, the Company seeks to identify markets where it can develop clusters of theaters, enabling it to realize operating efficiencies. By strategically selecting its target markets and focusing on providing a superior entertainment experience, the Company has been able to achieve a leading position in many of the markets in which it operates. Based on market research compiled by the Company, management believes that in 76% of the film licensing zones in which the Company operates, its theaters are the sole exhibitor or hold the leading market share.

     Founded in June 1995, the Company has grown rapidly by: (i) acquiring theaters and improving operations at these theaters; (ii) building new, state-of-the-art stadium-style multiplexes in targeted markets and (iii) adding stadium-style auditoriums and state-of-the-art sight and sound systems to its existing theaters.

     The Company's management has a proven record of integrating acquired theaters and improving operations and profit margins. For example, for the two major groups of theaters acquired by the Company in the fourth quarter of 1996, per capita box office receipts and per capita concessions have increased by approximately 6% and 10%, respectively, from the third quarter of 1996 to the third quarter of 1997. In the Company's original first run theaters (purchased in July 1995), the Company has increased per capita box office receipts by 15% from September 1995 to September 1997 and per capita concessions revenues by 33% over the same period. The Company believes that its policy of offering incentive programs to its employees aligns their interests with those of management in increasing revenues and improving operations.

     The Company is a wholly-owned subsidiary of Holdings and enjoys strong equity sponsorship. The principal stockholders of Holdings include Beacon, Stratford and the Hoak Entities. See "Principal Stockholders". The Company is a Delaware corporation with its principal executive offices located at 2911 Turtle Creek Boulevard, Suite 1150, Dallas, Texas 75219 and its telephone number at that location is (214) 528-9500.

BUSINESS STRATEGY

     The Company's strategy is to increase its revenues and cash flow by (i) providing a superior entertainment experience designed to attract larger audiences to its theaters, (ii) becoming the premier movie exhibitor in selected small to mid-sized markets through the acquisition of existing theaters and the development of new stadium-style seating multiplex theaters and (iii) increasing per capita box office and concession revenues. Key elements of the Company's operating strategy include:

     PROVIDING A SUPERIOR SIGHT AND SOUND PRESENTATION. The Company's objective is to create an entertainment experience in its theaters that is superior to its local competitors. The Company believes it can achieve this goal through the development and operation of state-of-the-art multiplex theaters featuring stadium-style seating, which offers moviegoers clear, unobstructed sight lines to the movie screen as a result of the steeper incline of the seating. The Company has developed a new design for its multiplex stadium-style auditoriums that utilizes "black-box" auditorium design elements (all black auditorium interiors with maximum size screens to enhance the viewing experience). These new stadium-style theaters offer digital sound in all of the currently available formats (Digital Theater Sound Systems, Dolby(R) Digital Sound and SONY Dynamic Digital Sound(TM)) THX(R) sound systems, comfortable high-back chairs with wider seating and armrests with cupholders, modern, attractive lobby and concession areas and attentive housekeeping both inside and outside the theaters.

     TARGETING SMALL AND MID-SIZED MARKETS AND DEVELOPING CLUSTERS OF THEATERS. The Company focuses on small and mid-sized markets which it believes are under-served. The Company aims to develop clusters of theaters in each of its markets by acquiring theaters and developing new stadium-style multiplex theaters in order to become the leading movie exhibitor in such markets. The Company believes that its ability to develop stadium-style theaters in such markets enables it to rapidly capture a significant share of such markets. Before determining whether to develop a new theater in a particular location, the Company carefully evaluates such market's potential.

     CAPITALIZING ON THE COMPETITIVE ADVANTAGES OF STADIUM-STYLE MULTIPLEX THEATERS. The Company intends to focus on the development of state-of-the-art multiplex theaters featuring "black-box" auditoriums with stadium-style seating configurations. By year-end 1997, the Company expects that its ratio of stadium-style auditoriums to its total screen count will be among the highest in the industry. The Company believes that the current trend in the United States movie exhibition industry toward the development of multiplexes featuring stadium-style auditoriums has put competitive pressure on many existing theaters by setting new standards for moviegoers. The Company believes that customers have clearly indicated their preference for the more attractive surroundings, wider variety of films, better customer services and more comfortable seating typical of stadium-style multiplexes. These theaters also enhance the Company's ability to increase attendance and concession sales while taking advantage of economies of scale by enabling it to exhibit concurrently a wide variety of films.

     INCREASING CONCESSION SALES THROUGH IMPROVED PRODUCT OFFERINGS, FACILITY DESIGN AND STAFF INCENTIVES. Concession sales are the Company's second largest revenue source after box office revenues and consistently yield gross margins in excess of 80%. The Company actively works to promote concession sales. In order to increase sales and margins at its concession stands, the Company has introduced new products, offered larger sized products, improved presentation, created additional satellite concession stands in its theaters and added color video monitors and video walls featuring movie trailers at many of its concession areas. In addition, the Company bases a portion of theater managers' compensation on the level of concessions sales at their theaters.

     PROVIDING INCENTIVES TO MANAGEMENT THROUGH PERFORMANCE-BASED, GOAL-ORIENTED COMPENSATION PACKAGES. The Company maintains an incentive program for its district managers and theater managers which rewards management for incremental improvements in theater profitability. The Company believes that its incentive program is an important source of motivation for its employees and aligns the employees' interests with those of the Company.

     GROWING THROUGH STRATEGIC ACQUISITIONS AND ADDITIONS. The Company intends to continue its program of acquiring and expanding theaters, primarily through the opportunistic acquisition from regional or national chains of groups of theaters located in the Company's target markets. Where appropriate, the Company will also add stadium-style seating auditoriums and state-of-the-art audio systems to selected existing theaters or reconfigure existing auditoriums to the stadium-style seating format. The Company believes that such selective acquisitions, add-ons and reconfigurations will enhance and protect the Company's position as the sole or leading exhibitor in many of its markets and enable the Company to become a leading exhibitor in other markets.

NEW THEATER DEVELOPMENT

     The Company's construction program focuses on building stadium-style seating multiplexes with an average of 10 to 14 screens and adding stadium-style seating auditoriums to selected existing theaters. The Company times its theater construction efforts to allow for theater openings that can take advantage of peak summer and year-end holiday film seasons. In July 1996, the Company added two auditoriums with stadium-style seating to its existing theater in Burleson, Texas. In November 1996, the Company opened its first new multiplex theater with all stadium-style seating and an aggregate of 10 screens in Midland, Texas.

     In May 1997, the Company completed the construction of three additional all stadium-style seating multiplex theaters with an aggregate of 34 screens in Beaumont and Tyler, Texas and Lawrence, Kansas. These new theaters opened during the 1997 Memorial Day holiday weekend.

     In November 1997, the Company completed construction of four stadium-style auditoriums at the Company's existing theater in Heath, Ohio.

     During the 1997 year-end holiday season, the Company completed construction of 10 of the 14 screens at each of two new theaters, and is continuing construction of the 4 other screens at each theater.

     At December 31, 1997, the Company had one new all stadium-style theater under construction in Oklahoma with an aggregate of 12 screens. At December 31, 1997, the Company also had one stadium-style auditorium under development at the Company's existing theater in Heath, Ohio. In addition, in early 1998, the Company is scheduled to open one new theater and begin construction of two all stadium-style theaters with 20 screens and seven stadium-style auditoriums at two existing theaters.

     The following tables set forth the Company's completed and pending stadium-style auditorium developments since its inception in July 1995, including the development of new stadium-seat multiplex theaters and the addition of stadium-style auditoriums to existing theaters.

                        STADIUM-STYLE THEATER DEVELOPMENT
                                  NEW THEATERS

OPENING DATE                       LOCATION                       NUMBER OF THEATERS            NUMBER OF SCREENS
------------                       --------                       ------------------            -----------------

November 1996                   Midland, Texas                          1 theater                  10 screens
May 1997                        Beaumont, Texas                         1 theater                  12 screens
May 1997                        Tyler, Texas                            1 theater                  10 screens
May 1997                        Lawrence, Kansas                        1 theater                  12 screens
December 1997++                 Norman, Oklahoma                        1 theater                  14 screens
December 1997++                 Columbia, Missouri                      1 theater                  14 screens
April 1998*                     Tulsa, Oklahoma                         1 theater                  12 screens
May 1998*                       Killeen, Texas                          1 theater                  10 screens
May 1998*                       San Angelo, Texas                       1 theater                  10 screens
                                                                        ---------                  ----------
          Total                                                         9 theaters                 104 screens

          Average number of screens per theater                                                   11.6 screens

----------
*  Projected
++ The Company has opened 10 of the 14 screens at each location, and is continuing construction of the 4 other screens at each theater.

                                SCREEN ADDITIONS

                                                                NUMBER OF SCREENS
                                                                     ADDED TO
OPENING DATE         LOCATION         EXISTING THEATERS      TOTAL RESULTING SCREENS
------------      ----------------    -----------------      -----------------------
July 1996         Burleson, Texas        2 screens                  10 screens
February 1998++   Heath, Ohio            5 screens                  11 screens
May 1998*         Burleson, Texas        4 screens                  14 screens
May 1998*         Topeka, Kansas         3 screens                  17 screens
                                         ---------
    Total                                14 screens

----------
* Projected

++ The Company has opened 4 screens at this location in November 1997, and is continuing construction of the fifth screen.


RECENT AND PENDING ACQUISITIONS

     In May 1997, the Company acquired two theaters with an aggregate of 12 screens in Beaumont and Port Arthur, Texas from the United Artists Corporation ("United Artists") for a purchase price of $3.4 million (the "Beaumont/Port Arthur Acquisition"). The Company expects these newly acquired theaters to complement the Company's existing theaters in Beaumont.

     In June 1997, the Company acquired two theaters with an aggregate of 14 screens in Killeen, Texas from Escape Theatres, Inc. ("Escape") for a purchase price of $8.5 million (the "Killeen Acquisition").

     In August 1997, the Company acquired from General Cinema Corp. of Oklahoma, Inc. ("General Cinema") seven theaters with an aggregate of 50 screens located in Tulsa and Oklahoma City, Oklahoma for a purchase price of approximately $15.8 million (the "Oklahoma Acquisition").

     In September 1997, the Company purchased a newly-built all stadium-style seating multiplex theater with an aggregate of 16 screens in Waco, Texas for a purchase price of $8.9 million (the "Waco Acquisition") plus an additional $2.7 million representing the cost of furniture and fixtures.

     In October 1997, the Company exchanged six theaters with an aggregate of 31 screens it operated in Kansas and Missouri for five theaters with an aggregate of 22 screens owned by Dickinson, Inc. ("Dickinson") in the same states, plus cash in the amount of $1.1 million (the "Dickinson Exchange").

     In October 1997, the Company acquired from Cineco Cinema Corporation one theater with six screens located in Tomball, Texas for a purchase price of $1.8 million.

     Upon completion of the opening of the new theaters and auditoriums that were under construction or development as of December 31, 1997 as described above, the Company will operate 84 theaters with a total of 517 screens.

     Since its inception, most of the Company's growth has come through the acquisition of existing theaters. The following table sets forth the Company's completed acquisitions since its inception in July 1995:

                     COMPLETED ACQUISITIONS SINCE INCEPTION

                                                       NUMBER OF           NUMBER OF
 DATE OF ACQUISITION         ACQUISITION           THEATERS ACQUIRED    SCREENS ACQUIRED       LOCATION
----------------------   -----------------------   -----------------    ----------------       --------
July 1995                  Trans Texas               11 Theaters         70 Screens            Texas, Oklahoma
April 1996                 Cinemore                  6 Theaters          33 Screens            Texas
August 1996                Beaumont Cinema Ventures  2 Theaters          5 Screens             Texas
November 1996              Crown Theater             33 Theaters         138 Screens           Kansas, Missouri, Ohio
November 1996              United Artists            19 Theaters         86 Screens            Texas, Oklahoma, Idaho
November 1996              General Cinema            2 Theaters          8 Screens             Texas
May 1997                   United Artists            2 Theaters          12 Screens            Texas
June 1997                  Escape Theatres           2 Theaters          14 Screens            Texas
August 1997                General Cinema            7 Theaters          50 Screens            Oklahoma
September 1997             Waco City Lights          1 Theater           16 Screens            Texas
October 1997               Dickinson                 5 Theaters++        22 Screens            Kansas, Missouri
October 1997               Tomball                   1 Theater           6 Screens             Texas

-----------

++ Theaters were acquired in exchange for six theaters operated by the Company.

     The Company has a proven record of integrating acquired theaters and improving operations and profit margins. The following table sets forth the percentage growth of per capita box office receipts and concessions between the first nine months of 1996 and the first nine months of 1997 for the two major theater groups acquired by the Company in the fourth quarter of 1996:

              OPERATING IMPROVEMENTS AT RECENTLY ACQUIRED THEATERS

                                 DATE OF                   PERCENTAGE GROWTH                 PERCENTAGE GROWTH
      ACQUISITION              ACQUISITION         OF PER CAPITA BOX OFFICE RECEIPTS     OF PER CAPITA CONCESSIONS
----------------------  ------------------------- ---------------------------------- -----------------------------

Crown Theater                 November 1996                      6.5%                             11.9%
United Artists                November 1996                      6.1%                              7.0%

                               THEATER OPERATIONS

     As of December 31, 1997, the Company operated 81 theaters with an aggregate of 469 screens in six states. The following table profiles the Company's theaters at December 31, 1997:

                           PROFILE OF COMPANY THEATERS

                               FIRST RUN THEATERS

                                                            AVERAGE SCREENS
        STATE                 TOTAL SCREENS  TOTAL THEATERS   PER THEATER
        -----                 -------------  --------------   -----------

Texas ...................            132             18            7.3
Oklahoma ................            109             17            6.4
Kansas ..................             68             13            5.2
Missouri ................             49             11            4.5
Ohio ....................             10              1           10.0
Idaho ...................              4              1            4.0
                              ----------     ----------     ----------
     Total First Run ....            372             61            6.1


                                DISCOUNT THEATERS

                                                             AVERAGE SCREENS
       STATE                     TOTAL SCREENS TOTAL THEATERS  PER THEATER
       -----                     ------------- --------------  -----------

Texas .......................           71           14          5.1
Oklahoma ....................            6            1          6.0
Kansas ......................            9            2          4.5
Missouri ....................            5            1          5.0
Ohio ........................            4            1          4.0
Idaho .......................            2            1          2.0
                                  --------     --------     --------
     Total Discount .........           97           20          4.9
                                  --------     --------     --------
          Total Circuit .....          469           81          5.8

     The Company's first run theaters contributed approximately 76%, 94%, and 92% of the Company's revenues, EBITDA and net loss, respectively, in 1996 and approximately 87%, 95%, and 94% of the Company's revenues, EBITDA and net loss, respectively, in the twelve months ended September 30, 1997. EBITDA represents income before interest, taxes, depreciation, amortization, and deferred rent. It is a financial measure commonly used in the Company's industry and should not be construed as an alternative to operating income (as determined in accordance with GAAP), an indicator of operating performance, an alternative to cash flows from operating activities (as determined in accordance with GAAP) or a measure of liquidity. Additionally, EBITDA may not be calculated the same by all companies and should not be viewed as an accurate comparative measure.

     The Company is committed to providing customers in both its first run and discount theaters with a premium movie going experience by emphasizing clean, conveniently located and modern facilities with state-of-the-art equipment at all of its theaters. The Company has undertaken improvements in screens and projection systems, as well as lobby facilities and design. The Company has added comfortable seats with armrests and cup holders in all of its first run theaters. The Company also invests in high quality projection and stereo sound equipment to enhance the movie going experience. Technical sound enhancements adopted by the Company include Digital Theater Sound Systems, Dolby(R) Digital Sound and SONY Dynamic Digital Sound(TM). Management estimates that a majority of the films produced in 1997 will have digital soundtracks available as an alternative to the standard stereo soundtrack. At June 30, 1997, more than 80% of the Company's first run auditoriums are equipped with stereo sound, and nearly one-quarter of all auditoriums have digital sound capabilities. The Company plans to add digital sound capabilities to additional theaters during 1997. In addition, the Company has an attentive housekeeping program to maintain the cleanliness of both the inside and the outside of its theaters.

     The Company operates 20 discount theaters with an aggregate of 97 screens which exhibit second run movies and charge lower admission prices (typically $1.00-$1.50). The terminology "second run" is an industry term for the showing of movies after the film has been shown for varying periods of time at other theaters. These movies are the same high quality films shown at the Company's first run theaters but due to the film's second run status the Company pays lower film rental costs. The Company's discount theaters contributed approximately 24%, 6% and 8% of the Company's revenues, EBITDA and net loss, respectively, in 1996 and approximately 13%, 5% and 6% of the Company's revenues, EBITDA and net loss, respectively, in the twelve months ended September 30, 1997. The Company has undertaken a program to upgrade the sound, concessions and environment of its discount theaters. Management believes the percentage of discount theaters in the Company's theater circuit will decline as new multiplex theaters are opened.

     The Company's corporate office, which employed approximately 56 individuals as of September 30, 1997, is responsible for theater development and site selection, lease negotiation, theater design and construction, film licensing and settlements, concession vendor negotiations and financial and accounting activities. The Company's theater operations are divided into six geographic divisions, each of which is headed by a district manager. The Company's district managers are responsible for implementing Company operating policies and supervising the managers of the individual theaters. Theater managers are responsible for the day-to-day operations of the Company's theaters including optimizing staffing, developing theater promotions, ordering concession inventory, maintaining a clean and functioning facility and training theater staff. The Company maintains an incentive compensation program for its district managers, theater managers and assistant managers, which rewards managers for incremental improvements in theater profitability.

In addition, employees who directly sell concessions are also rewarded for increased concession sales through theater- based bonuses and contests sponsored by individual theater managers.

THEATER DEVELOPMENT

     The Company's strategy emphasizes the development of new multiplex theaters with stadium-style auditoriums showing first-run feature films. The Company has designed prototype multiplex theaters, which can be adapted to suit the size requirements of a particular location and the availability of parking. The Company believes the fully designed prototypes will result in significant construction and operating cost savings. The Company's multiplex theaters are designed to create an inviting and patron-friendly experience for the customer. The multiplex theaters typically contain auditoriums having from 100 to 300 seats each and feature stadium-style seating for enhanced viewing, comfortable highback seats with cupholder armrests, "black-box" auditorium interiors (all black auditorium interiors to enhance viewing), maximum size screens and digital stereo surround-sound. The exterior and common areas of these theaters are designed with neon and tile, and common areas include multiple concession stands, video game areas and private party rooms adjacent to the theater lobby. The Company believes that stadium-style auditoriums with black-box interior and digital sound will provide an entertainment experience which is superior to that available at a conventional theater. More importantly, the Company believes that construction and operation of high quality theaters provides significant competitive advantages as theater patrons and film distributors have demonstrated a preference for multiplex theaters and the premium movie going experience they can provide.

     Multiplex theaters generally increase per screen revenues and operating margins and enhance the Company's operating efficiency. Multiplex theaters enable the Company to offer a wide selection of films attractive to a diverse group of patrons residing within the drawing area of a particular theater complex. Because the percentage amount of film rental fees decreases over the course of a run, varied auditorium seating capacities within the same theater enable the Company to reduce average film rental costs (and thereby increase operating margins) by exhibiting films for a longer period of time through the shifting of films to smaller auditoriums to meet changing attendance levels. In addition, operating efficiencies are realized through the economies of having common box office, concession, projection, lobby and restroom facilities, which enable the Company to spread certain costs, such as payroll, advertising and rent, across a higher revenue base. Staggered movie starting times also minimize staffing requirements, reduce lobby congestion and contribute to more desirable parking and traffic flow patterns.

     The Company continually evaluates existing and new markets for potential theater locations. The Company generally seeks to develop theaters in film licensing zones that are underserved as a result of changing demographic trends or that are served by aging theater facilities. Some of the factors the Company considers in determining whether to develop a theater in a particular location are the market's population and average household income, proximity to retail corridors, convenient roadway access and proximity to competing theaters.

CONCESSIONS

     Concession sales are the Company's second largest revenue source after box office revenues, representing approximately 35% of total revenues for 1996. The Company has devoted considerable management effort to increasing concession sales and margins. The Company's primary concession products are Coca Cola(R) beverages, popcorn, hot dogs, nachos and candy.

     The Company has also continued to introduce new concession products designed to attract additional concession purchases. New offerings have recently included bottled water, specialty coffees and frozen carbonated beverages such as Icees(R). In addition, the Company continues to look for new selling techniques to boost concessions sales. For instance, in an effort to increase concession revenues per patron, the Company has increased the sizes and upgraded the containers in which its concession products are sold. The Company now also includes sales tax in the price of its concession products, rounding up the price to the nearest twenty-five cents, in order to serve customers more rapidly.

     The Company has found that the placement, design and appearance of concession stands are also key factors in improving sales. Accordingly, the Company's new theaters are designed to include larger concession stands, with each stand having multiple service stations to make it easier to serve larger numbers of customers rapidly. The optimal placement of large concession stands within theaters also heightens their visibility, aids in reducing the length of concession lines and improves traffic flow around the concession stands. The Company has redesigned the concession areas in most of its older theaters to incorporate many of these features. In addition, the Company has installed color video monitors in the concession areas of most of its first run theaters so that customers may watch trailers of coming attractions while waiting in line. The Company bases a portion of theater managers' compensation on the level of concession sales at their theaters. In addition, employees who directly sell concessions are also rewarded for increased concession sales through theater-based bonuses and contests sponsored by individual theater managers.

     These improvements in the Company's concession operations have led to an increase of 7.6% in the per capita concession revenues in the Company's theaters during the nine month period ended September 30, 1997 as compared to the same period in 1996. For the two major groups of theaters acquired by the Company in the fourth quarter of 1996, per capita concessions have increased approximately 10% for the same period.

     In order to control the cost of concession items, the Company negotiates prices for its concession supplies directly with concession vendors on a bulk rate basis and distributes its concession supplies through two concession contract distributors. The Company's largest concession vendor is The Coca Cola Company. In April 1997, the Company signed a five-year supply contract with The Coca Cola Company to supply soft drinks and other products to all of its theaters.

FILM LICENSING

     The Company licenses films from distributors owned by major film production companies and from independent film distributors that typically distribute films for smaller production companies. Film licensing is done on a film-by-film and theater-by-theater basis. Prior to negotiating for a film license, the Company's film buyers evaluate the prospects for upcoming films. The criteria considered for each film include cast, director, plot, performance of similar films, estimated film rental expense, expected Motion Picture Association of America rating and the outlook for other upcoming films. Successful licensing depends greatly upon the exhibitor's knowledge of trends and historical film preferences of the residents in markets served by each theater, as well as on the availability of commercially successful motion pictures.

     For first run films, film distributors typically establish geographic zones and offer each available film to theaters within that zone. The size of a film zone is generally determined by the population density, demographics and box office potential of a particular market or region, and can range from a radius of three to five miles in major metropolitan and suburban areas to up to 15 miles in small towns. Each film, regardless of the distributor, is generally licensed to only one theater in each zone. New film releases are licensed at the discretion of the film distributors on an allocation or previewed bid basis. In film zones where the Company has little or no competition, the Company selects films from among those offered, permitting the Company to exhibit many of the most commercially successful films in these zones. In film zones where the Company faces competition, the Company usually licenses films on an allocation basis. Under an allocation process, a distributor will decide on a picture-by-picture, theater-by-theater basis which exhibitor will be offered a movie and then that exhibitor will negotiate directly with the distributor for the film. In recent years, distributors have generally used this allocation process rather than a bidding process to license their films. Based on market research compiled by the Company, the Company believes that at September 30, 1997, approximately 63% of the Company's theaters were located in film licensing zones in which the Company was the sole exhibitor, and approximately 13% of its theaters were located in film licensing zones in which management believes that the Company is the leading exhibitor. For second run films, film distributors establish availability on a market-by-market basis after the completion of exhibition at first run theaters, and permit each theater within a market to exhibit such films without regard to film zones.

     The Company licenses films through its booking office located at the Company's corporate headquarters in Dallas, Texas. All of the major motion picture studios and distributors also maintain offices in Dallas. The Company's film bookers have significant experience in the theater industry and have developed long-standing relationships with the film distributors. Each film booker is responsible for a geographic region and maintains relationships with representatives of each of the major motion picture studios and distributors having responsibility for their respective geographic regions. The Company licenses films from all of the major distributors and is not dependent on any one studio for motion picture product.

     A film license typically specifies rental fees to be paid to the distributor based on the higher of either a gross receipts formula or a theater admissions revenue sharing formula. Under a gross receipts formula, the distributor receives a specified percentage of box office receipts, with the percentage generally declining over the term of the run. First run film rental percentages usually begin at 70% of box office receipts and gradually decline to as low as 30% over a period of four to seven weeks. Under the theater admissions revenue sharing formula (commonly known as the "90/10" clause), the distributor receives a specified percentage (i.e., 90%) of the excess of box office receipts over a negotiated reimbursement for theater expenses. Second run film rental percentages typically begin at 35% of box office receipts and decline to 30% after the first week. Most distributors follow an industry practice of adjusting or renegotiating the terms of a film license after the exhibition of the film based upon the film's success.

     The Company's business is dependent upon the availability of commercially successful movies and upon its relationship with motion picture distributors. During 1997, there were seven major distributors whose films accounted for a substantial portion of admission revenues and top grossing films. These are Sony Releases, Buena Vista Distribution (Disney), Universal Film Exchanges, Warner Bros. Distribution, Twentieth Century Fox, Paramount Pictures and New Line Cinema. There are numerous other smaller distributors and no single distributor dominates the market. From year to year, the Company's revenues attributable to individual distributors may vary significantly depending on the commercial success of such distributor's films in any given year. For the nine months ended September 30, 1997, the percentage of the Company's admission revenues attributable to each of its significant distributors were 25%, 19%, 15%, 12%, 12%, 9% and 6%, respectively. The Company believes that its relationships with its film distributors are good.

MARKETING

     In order to attract customers, the Company relies principally upon newspaper display advertisements (substantially paid for by film distributors) and newspaper directory film schedules (generally paid for the by the exhibitor) to inform patrons of film titles and show times. Newspaper directory film display advertisements are typically displayed in a single group for all of the Company's theaters located in the newspaper's circulation area. Radio and television advertising spots (generally paid for by film distributors) are used to promote certain movies and special events. The Company also exhibits previews in its theaters of coming attractions and films presently playing on the other screens which it operates in the same theater or market. Upon the opening of a new theater, the Company undertakes additional one-time marketing efforts, such as special promotions, advertising and contests.

MANAGEMENT INFORMATION SYSTEMS

     The Company has made a significant commitment to its management information systems in order to enhance its ability to control costs and efficiently manage the Company's theaters. The Company's management information system provides corporate management by 8:00 a.m. each day with detailed admission and concession revenue information as well as attendance figures from the previous day. This information allows management to make quick adjustments to movie schedules, including prolonging runs or adding screens for movies with higher gross revenues and substituting films when gross revenues cease to meet goals. Real-time seating and box office information is available to box office personnel, making it possible for theater management to avoid overselling a particular film and providing faster and more accurate response to customer inquiries regarding showings and available seating. The information system also tracks concession sales and total deposits, leading to better inventory management and control.

INDUSTRY OVERVIEW

     The North American motion picture exhibition industry is comprised of approximately 475 exhibitors, approximately 250 of which operate four or more total screens. At December 31, 1996, the ten largest exhibitors operated approximately 50% of the total screens in operation, with no one exhibitor operating more than 10% of the total screens. From 1986 through 1996, the net number of screens in operation in the United States increased from approximately 20,000 to approximately 28,000.

     One of the most important industry trends in recent years is the development of multiplex theaters with stadium-style seating and digital sound. These theaters set new standards for moviegoers, who have demonstrated a preference for the more modern facilities, wider variety of films, better customer service and more comfortable seating typical of these newer multiplexes.

     Theatrical exhibition is the primary distribution channel for new motion picture releases. The Company believes that the successful theatrical release of a movie abroad and in "downstream" distribution channels, such as home video and pay-per-view, network, syndicated and satellite television, is largely dependent on its successful theatrical release in the United States. The Company further believes that the emergence of new motion picture distribution channels has not adversely affected attendance at theaters and that these distribution channels do not provide an experience comparable to the out-of-home experience of viewing a movie in a theater. The Company believes that the public will continue to recognize the advantages of viewing a movie on a large screen with superior audio and visual quality, while enjoying a variety of concessions and sharing the experience with a large audience. In addition, when compared with other forms of entertainment, such as many sporting events and cultural events, movies remain one of the best entertainment values for families.

     According to data released by the Motion Picture Association of America, the U.S. box office sales of approximately $5.9 billion in 1996 was a record for the industry. Overall attendance has remained relatively stable during the most recent seven year period. The Company believes that the primary reason for the variances in the year-to-year attendance is the overall audience appeal of the films released and to a lesser extent general economic conditions. The following table represents the results of a survey by the Motion Picture Association of America outlining the historical trends in U.S. theater attendance, average ticket prices and box office sales for the last seven years.

                                                                                        U.S. BOX
                                                                              AVERAGE    OFFICE
                                                               ATTENDANCE      TICKET     SALES
                        YEAR                                   (MILLIONS)      PRICE    (BILLIONS)
----------------------------------------------------------     ----------     -------  -----------

1990......................................................        1,189        $4.23      $5.02
1991......................................................        1,141         4.21       4.80
1992......................................................        1,173         4.15       4.87
1993......................................................        1,244         4.14       5.15
1994......................................................        1,292         4.18       5.40
1995......................................................        1,263         4.35       5.49
1996......................................................        1,339         4.42       5.91

     The Company believes that as a result of increased revenues from the successful release of films in both movie theaters and other distribution channels, film production companies have increased the number of films being produced in recent years. Film producers have increased their revenues from these distribution channels by more than 250% over the past ten years to $20.0 billion in 1996. The increased revenue potential from film distribution in recent years can be attributed to increased demand resulting from the domestic and international growth of the movie theater industry and the home video industry, and the significantly increased channel capacity created by enhanced cable and satellite- based transmission systems. Moreover, the Company believes independent producers and distributors, such as Gramercy Pictures, New Line Cinemas, Castle Rock Entertainment and Dreamworks SKG, the highly-publicized partnership among Jeffrey Katzenberg, Steven Spielberg and David Geffen, should help increase motion picture production. The Company believes that an increasing supply of quality feature films and "event" films exhibited with advanced projection and stereo sound equipment, such as Digital Theater Sound Systems, Dolby(R) Digital Sound and SONY Dynamic Digital Sound(TM) and THX(R) sound systems will enhance the movie going experience and will increase the theater attendance of exhibitors, such as the Company, with modern multiplex theaters designed to exhibit such motion pictures. In addition, the Company believes that the trend towards such films complements the Company's focus on the development of multiplex theaters with stadium-style seating, "black box" auditoriums and state-of-the-art projection and sound.

COMPETITION

     The motion picture exhibition industry is highly competitive, particularly in licensing films, attracting patrons and finding new theater sites. There are approximately 475 participants in the North American motion picture exhibition industry. Industry participants vary substantially in size, from small independent operators of a single screen theater to large national chains of multi-screen theaters affiliated with entertainment conglomerates. The Company competes against local, regional and national exhibitors, most of which have been in existence significantly longer than the Company and many of which have substantially greater financial resources than the Company.

     In film zones where the Company has little or no competition, the Company selects films it thinks will be most commercially successful from those offered. In film zones where the Company faces competition, the Company usually licenses films on an allocation basis. The Company believes that the principal competitive factors in licensing films include licensing terms, the seating capacity, location, quality and reputation of an exhibitor's theaters, the quality of projection and sound equipment at the theaters and the exhibitor's ability and willingness to promote the films. See "-- Film Licensing." Competition for patrons is dependent upon factors such as the availability of popular films, the location of theaters, the comfort and quality of theaters and ticket prices.

     Some of the Company's competitors have also sought to increase the number of theaters and screens in operation. Such increases may cause certain local markets or portions thereof to have too many screens for the population, thereby negatively affecting the earnings of all the theaters in the market. The Company does not believe that to date overbuilding has affected the Company's business to any material extent. At the same time, there has been a reduction in the number of theater locations and a consolidation among exhibitors. At December 31, 1996, the ten largest motion picture exhibition companies operated approximately 50% of the total screens in operation, with no one exhibitor operating more than 10% of the total screens.

     The motion picture exhibition industry faces competition from a number of motion picture exhibition delivery systems such as network, syndicated, cable and satellite television, pay-per-view and home video systems. Despite the proliferation of these delivery systems, theater admission revenues have increased during each of the last four years. However, the full extent to which these alternative motion picture delivery systems will compete with traditional theatrical release may not be known for several years, and there can be no assurance that these alternative motion picture exhibition delivery systems will not in the future adversely affect attendance at the Company's theaters. In addition, the entertainment industry is one which has experienced rapid technological change. As a result, the Company may face competition in the future from new technologies that are not yet developed. Movie theaters also face competition from other forms of entertainment competing for the public's leisure time and disposable income.

REGULATION

     The distribution of motion pictures is in large part regulated by federal and state antitrust laws and has been the subject of numerous antitrust cases. The consent decrees resulting from those cases, to which the Company was not a party, bind certain major motion picture distributors and require the films of such distributors to be offered and licensed to exhibitors, including the Company, on a film-by-film and theater-by-theater basis. Consequently, the Company cannot assure itself of a supply of motion pictures by entering into long-term arrangements with major distributors, but must compete for its licenses on a film-by-film and theater-by-theater basis. See " -- Film Licensing."

     The Company is subject to various general regulations applicable to its operations including the Americans with Disabilities Act (the "ADA"). The Company has evaluated the Company's existing theaters and its specifications for new theaters and made changes to such theaters and specifications to comply with the regulations of the ADA. The Company develops its new theaters in substantial compliance with the ADA. The Company believes that the continuing cost of complying with the ADA will not be material.

EMPLOYEES

     As of December 31, 1997, the Company had approximately 1,750 employees, of which approximately 90% are part time employees who are paid on an hourly basis. None of the Company's employees are members of unions or covered by collective bargaining agreements. The Company believes its relations with its employees are good.

PROPERTIES

     Of the 81 theaters operated by the Company at December 31, 1997, 14 theaters (104 screens) were owned and 67 theaters (365 screens) were leased. The Company's leases typically have remaining terms from 4 to 20 years, with options to extend the lease for up to ten additional years. The leases typically require escalating minimum annual rent payments during the term of the lease which are negotiated at the signing of the lease. During the next five years approximately 40 theater leases (representing 169 screens) will expire, representing approximately 52% of all the Company's theaters (43% of all screens). Of those coming due within the next five years, leases at 21 theaters (representing 97 screens) will be subject to renewal options. In addition, the Company has purchased two lots for the development of new theaters and has entered into a ground lease for another development site.

     The Company leases office space in Dallas, Texas for its corporate headquarters.

LEGAL PROCEEDINGS

     From time to time the Company is involved in legal proceedings arising from the ordinary course of its business operations. The Company does not believe that the resolution of these proceedings will have a material adverse effect on the Company's financial condition and results of operations.

                                   MANAGEMENT

     The following table sets forth certain information regarding the Company's and Holdings' directors and executive officers, including their respective ages.

         NAME                                                 AGE   POSITION
         ----                                                 ---   --------

Thomas W. Stephenson, Jr..................................    43    President, Chief Executive Officer and
                                                                    Chairman of the Board
Robert E. Painter.........................................    52    Chief Operating Officer and Assistant Secretary
James R. Featherstone.....................................    42    Chief Financial Officer, Vice President,
                                                                    Secretary and Treasurer
John G. Farmer............................................    50    Director
Thomas L. Harrison........................................    46    Director
Thomas G. Mendell.........................................    51    Director
Harold W. Pote............................................    51    Director
Eric R. Wilkinson.........................................    41    Director
Gary Golden...............................................    49    Head Film Buyer

     THOMAS W. STEPHENSON, JR. has served as a director and the President and Chief Executive Officer of the Company and Holdings since June 1995. From 1987 to 1995, Mr. Stephenson was President of LSI Capital, L.L.C., an acquisition and advisory group, which he founded in 1987. During 1986, Mr. Stephenson was President of Inwood Capital, a real estate merchant banking firm. From 1984 to 1987, Mr. Stephenson was a partner and Chief Financial Officer of Criswell Development Company, a real estate investment company. From 1978 to 1984, Mr. Stephenson was employed by the investment bank of Merrill Lynch.

     ROBERT E. PAINTER has served as Chief Operating Officer of the Company and Holdings since September 1996. Prior to that time, Mr. Painter was a consultant for the IMAX Corporation from 1995 to 1996. From 1991 to 1995, Mr. Painter was employed by General Cinema Theatres as its Senior Vice President of Operations. From 1989 to 1991, Mr. Painter served as Senior Operations Officer for Staff Builders Health Care, Inc. From 1967 to 1989, Mr. Painter was employed by General Cinema Theatres, most recently as its Senior Vice President of Operations.

     JAMES R. FEATHERSTONE has served as Chief Financial Officer of the Company and Holdings since July 1996. From April 1996 to June 1996, Mr. Featherstone served as a consultant to the Company. From June 1982 to July 1995, Mr. Featherstone served as Vice President of Citicorp and later as Managing Director of Citicorp Securities.

     JOHN G. FARMER has served as a director of the Company and Holdings since May 1996. In addition, since October 1994, Mr. Farmer has served as Managing Director of Stratford Capital Partners, L.P. and Stratford Equity Partners, L.P. From June 1990 to October 1994, Mr. Farmer served as Senior Vice President of GE Capital Corporation, Corporate Finance Group.

     THOMAS L. HARRISON has served as a director of the Company and Holdings since May 1997. Since 1995, Mr. Harrison has also served as a Principal and President of Hoak Capital Corporation. From 1989 to 1995, Mr. Harrison served as a Principal and as Managing Director of Haas, Wheat & Harrison, Incorporated and from 1984 to 1989, he served as a Principal and as Senior Vice President of Hicks & Haas, Incorporated.

     THOMAS G. MENDELL has been a director of the Company and Holdings since September 1996. In addition, since April 1994, Mr. Mendell has been a Partner of The Beacon Group, L.L.C. and serves as director of Catalina Marketing Corporation (NYSE) and several private companies. From November 1986 to December 1993, Mr. Mendell was a Partner of Goldman Sachs & Co.

     HAROLD W. POTE has been a director of the Company and Holdings since September 1996. Since January 1993, Mr. Pote also has been a Partner of The Beacon Group L.L.C. Prior to the formation of The Beacon Group, L.L.C., Mr. Pote was Chief Executive Officer of First Fidelity Bancorporation. Mr. Pote currently serves as a director of Norfolk Southern Corp. and previously served as director of Smith Klein-Beecham, Inc.

     ERIC R. WILKINSON has been a director of the Company and Holdings since September 1996. In addition, since December 1995, Mr. Wilkinson has been a Partner of The Beacon Group L.L.C. From March 1994 to December 1995, Mr. Wilkinson served as a Principal of The Beacon Group L.L.C. From March 1989 to March 1994, Mr. Wilkinson served as a Partner and a director of Apax Partners, a $300.0 million private overseas equity fund.

     GARY GOLDEN has been in the theater industry since 1968. He became Head Film Buyer for the Company in October 1997. Prior to that time, he was Senior Vice President/Head Film Buyer for Cobb Theaters from 1996-1997. From 1976-1979 he was a Film Buyer for General Cinema Theatres and then later returned to General Cinema in 1990, where he was Regional Vice President of Film until 1995. He was the Southern Division Manager for Lorimar Releasing from 1988-1989. Prior to that time, he was with other film companies, including United Artists, Gulf States Theatres, AMC, Commonwealth Theatres, Pacific Drive-Ins, Cinerama and United Pictures.

     Each director of Holdings and the Company holds office until the next annual meeting of stockholders of the Company or until his successor is duly elected and qualified. All officers are elected annually and serve at the discretion of the respective Board of Directors. The number of members on each Board of Directors is fixed by the affirmative vote of a majority of the members at any time constituting such Board of Directors. Presently, the Board of Directors of each of Holdings and the Company consists of six members. Directors on each such Board are reimbursed for all expenses actually incurred for each Board meeting which such directors attend. Each director may receive additional compensation for his services as the respective Board of Directors may determine. The executive officers of the Company and Holdings are elected by the respective Board of Directors to serve at the discretion of such Board.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation for fiscal year 1997 awarded to or earned by the chief executive officer of the Company and the two other most highly compensated executive officers of the Company whose contractual base salary and bonus exceeded $100,000 for services rendered in all capacities.

                           SUMMARY COMPENSATION TABLE

                                                                                      ANNUAL COMPENSATION(1)
                                                                          ----------------------------------------
                                                                                                      ALL OTHER
         NAME                                                                SALARY      BONUS       COMPENSATION
         ----                                                             ----------     -----       -------------

Thomas W. Stephenson, Jr..............................................    $  285,577       --        $  16,546
Robert E. Painter.....................................................       181,731       --           11,462
James R. Featherstone.................................................       114,231       --           11,681

----------

(1) The named executive officers did not receive annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation for each of the named executive officers during the fiscal year did not exceed the lesser of $50,000 or 10% of total salary and bonus reported for such executive officer.

(2) The Board of Directors has not determined bonus awards for fiscal year 1997. In 1996, Mr. Stephenson, Mr. Painter and Mr. Featherstone received bonus awards of $225,000, $60,000 and $50,000, respectively.

     The table below sets forth information concerning grants of stock options for shares of common stock, par value $.01 per share, of Holdings ("Holdings Common Stock") made by the Company to each of the executive officers of the Company named in the Summary Compensation Table during 1996.

                              OPTION GRANTS IN 1996

                                NUMBER OF                                                       POTENTIAL REALIZED VALUE AT
                               SECURITIES          % OF         EXERCISE                          ASSUMED ANNUAL RATES OF
                               UNDERLYING      TOTAL OPTIONS     PRICE                         STOCK PRICE APPRECIATION FOR
         NAME                OPTIONS GRANTED  GRANTED IN 1996  PER SHARE     EXPIRATION DATE           OPTION TERM
         ----                ---------------  ---------------  ---------     ---------------          ------------
                                                                                                  5%             10%
                                                                                                 ----           ----

Thomas W. Stephenson, Jr..        14,603         57.1%            $175      September 30, 2006     $1,607,206    $ 4,072,777
Robert E. Painter.........         7,302         28.6%             175      September 30, 2006        803,658      2,036,527
James R. Featherstone.....         3,651         14.3%             175      September 30, 2006        401,829      1,018,264

     The table below sets forth information concerning each exercise of options for Holdings Common Stock, during 1996 by the executive officers named in the Summary Compensation Table, the number of exercisable and unexercisable options for Holdings Common Stock held by them and the fiscal year-end value of such exercisable and unexercisable options.

      AGGREGATED HOLDINGS OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE

                                                                  NUMBER OF                    VALUE OF UNEXERCISED
                                                              UNEXERCISED OPTIONS               IN-THE-MONEY OPTIONS
                                                             AT FISCAL YEAR-END(1)              AT FISCAL YEAR-END(1)
                              SHARES                       ----------------------------   ----------------------------
                             ACQUIRED      VALUE
                            ON EXERCISE   REALIZED         EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
                            -----------   --------         -----------    -------------   -----------    -------------
Thomas W. Stephenson, Jr..      --          --                2,921          11,682         $58,411        $233,646
Robert E. Painter.........      --          --                1,460           5,842          29,208         116,832
James R. Featherstone.....      --          --                  730           2,921          14,604          58,416

----------

(1) Assumes a current fair market value of $195 per share of Holdings Common Stock, the price at which Holdings last issued shares of Holdings Common Stock in May 1997.

1996 STOCK OPTION AND STOCK AWARD PLAN

     Certain eligible employees and non-employee directors of the Company and its subsidiaries may be granted stock options ("Options"), stock appreciation rights ("SARS"), restricted stock, performance units or performance shares and phantom stock rights (collectively, the "Incentive Awards") pursuant to the Hollywood Theater Holdings, Inc. 1996 Stock Option and Stock Award Plan (the "Stock Award Plan"). The aggregate number of shares of Holdings Common Stock that may be issued, transferred or exercised pursuant to Incentive Awards under the Stock Award Plan is 37,000 shares (subject to certain adjustments). The Stock Award Plan is administered by a committee, the members of which are appointed by the Board of Directors of the Company (the "Committee"). Presently, the members of the Committee consist of John G. Farmer, Thomas L. Harrison, Thomas G. Mendell and Thomas W. Stephenson.

     The Committee has the ability to determine, among other things, which individuals will be granted awards pursuant to the Stock Award Plan and such Committee has the ability to determine the number of shares of Holdings Common Stock, options, SARs, restricted stock awards, performance units or shares or phantom stock rights that will be subject to each Incentive Award and to determine the terms and provisions of each Incentive Award.

     The Committee may grant either incentive stock options or non-qualified stock options to eligible employees. The Committee will not grant any incentive stock options to an eligible employee who owns or would own immediately after the grant of such incentive stock option, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (unless at the time of such grant, the incentive stock option price is at least 110% of fair market value and such option is not exercisable after the expiration of five years from the date of grant). The purchase price for non-qualified stock options will be equal to at least the greater of (i) the par value of the Holdings Common Stock or (ii) 50% of the fair market value of the Holdings Common Stock on the date of grant. The purchase price for an incentive stock option will be at least equal to fair market value of the Holdings Common Stock on the date of grant and the term of such option will not be greater than 10 years.

     The Committee may grant an eligible employee SARs that are connected to an Option or SARs without relation to an Option. Payment upon exercise of a SAR may be made in shares of Holdings Common Stock valued at fair market value on the date of exercise or in cash (or a combination of both). Payment upon exercise of a SAR may be limited by the Committee on the date of the grant.

     The Committee may grant an eligible employee shares of restricted stock pursuant to the Stock Award Plan. Shares of restricted stock may not be disposed of until the restrictions are removed or expire. The Committee may grant an eligible employee Performance Units or Performance Shares. Such Units and Shares may be granted in such a manner that more than one performance period may be in progress simultaneously. The Committee may, at any time, modify the performance measures as it considers appropriate and equitable. Payments will be made in cash or Holdings Common Stock (or a combination of both) following the close of the applicable performance period.

     Pursuant to the Stock Award Plan, an eligible employee may be granted a phantom stock right, which entitles such employee, upon conversion, to receive payment of cash or in shares of Holdings Common Stock (or both). Such payment of shares upon conversion of a phantom stock right may be made in shares of restricted stock.

     Incentive Awards (whether or not vested) shall expire immediately and/or be forfeited upon termination of such employee's employment with the Company or any subsidiary employing such employee for any reason other than death, disability or retirement. If any employee ceases to be in the employ of the Company or any of its subsidiaries by reason of death, disability or upon retirement, any unexercised options or SARs or outstanding phantom stock units will terminate on the date that is 90 days following the date of death, retirement or disability (unless it expires by its terms on an earlier date). With respect to Performance Units or Performance Shares, in the event of death, disability or retirement, the Performance Units or Shares will continue after the date of the applicable event for such period of time as determined by the Committee, subject to the terms of any applicable agreement. Performance shares and phantom stock rights will be exercisable for cash only in such events.

     If an eligible employee who has purchased restricted stock under the Stock Award Plan terminates employment with the Company for any reason, then all shares of restricted stock that have not previously vested will be repurchased by the Company at the cost paid by such employee. In addition, upon an eligible employee's termination of employment with the Company and all of its subsidiaries for any reason (including by reason of death or disability), the Company has the right to purchase from such employee all shares of Holdings Common Stock hereunder on the terms and conditions set forth in the applicable Incentive Award.

     Pursuant to the Stock Award Plan, upon the dissolution or liquidation of the Company; certain types of reorganizations, mergers or consolidations; the sale of all or substantially all of the assets of the Company; or a "change of control," the Committee may determine (without shareholder approval) that all or some Incentive Awards then outstanding under the Stock Award Plan will be fully vested and exercisable or convertible, as applicable; determine that some or all restrictions on restricted stock lapse immediately; or determine that there will be a substitution of new Incentive Awards by such successor employer corporation or a parent or subsidiary company thereof. In addition, in the event of a change of control, the Committee may take certain actions, without shareholder approval, including without limitation acceleration of the exercise dates of any outstanding SARS or Options or immediate vesting; acceleration of the restriction (lapse of forfeiture provision) period of any restricted stock award; grants of SARs to holders of outstanding Options; payment of cash to holders of Options in exchange for the cancellation of their outstanding Options; payment for outstanding Performance Units or Shares; acceleration of the conversion dates of outstanding phantom stock rights; grants of new Incentive Awards; or other adjustments or amendments to outstanding Incentive Awards.

     Pursuant to the Stock Award Plan, so long as the Holdings Common Stock has not been publicly traded for at least 90 days, any Holdings Common Stock obtained pursuant to an Incentive Award will be subject to the Company's right of first purchase if the holder of such shares intends to transfer them. In addition, upon an employee's death, the Company has the right to purchase all or some of the Holdings Common Stock that such employee obtained pursuant to an Incentive Award at its fair market value within nine months of the employee's death.

401(k) PLAN

     The Company maintains a 401(k) Savings Plan (the "401(k) Plan") under
Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). All salaried employees of the Company are eligible to participate in the 401(k) Plan following such employee's attainment of age 21 and completion of 90 days of employment with the Company. All hourly employees of the Company are eligible to participate in the 401(k) Plan following such employee's attainment of age 21 and completion of one year of employment with the Company. Employees may elect to make pre-tax contributions to the 401(k) Plan, subject to applicable statutory maximum limits. The Company makes matching contributions (subject to statutory limits) in an amount equal to a discretionary percentage of a participant's contributions that does not exceed 4% of such participant's compensation. In addition, the Company may make additional contributions in such amounts as it may elect. Company contributions vest 20% in the third year, 40% in the fourth year, 60% in the fifth year, 80% in the sixth year and 100% in the seventh year of service. Contributions also will vest fully if the employee reaches retirement age, becomes permanently disabled or dies (even if such employee has not completed seven years of service). If employment is terminated before such employee's contributions have fully vested, the nonvested portion of such contributions will be forfeited.

EMPLOYMENT AGREEMENTS

     Thomas W. Stephenson, the Company's Chairman of the Board, President and Chief Executive Officer, James R. Featherstone, the Company's Vice President and Chief Financial Officer and Robert E. Painter, the Company's Chief Operating Officer (each an "Employee") have each entered into an employment agreement with the Company.

     Each of Messrs. Stephenson's, Featherstone's and Painter's employment agreements with the Company will expire (unless renewed) on September 30, 1998. Each of such employment agreements provides for a one year automatic renewal (unless terminated for "due cause") and subsequent one year renewals by mutual consent of the Employee and the Board of Directors. Each of the employment agreements for Messrs. Stephenson, Featherstone and Painter provides for an annual salary of not less than $275,000, $110,000 and $175,000, respectively, each of which may be increased annually in the sole discretion of the Board of Directors, and discretionary annual bonus awards based upon performance criteria established from time to time by the Board of Directors. Each of Messrs. Stephenson, Featherstone and Painter was also granted under the Stock Award Plan options to purchase a number of shares equal to 6.0%, 1.5% and 3.0%, respectively, of Holdings Common Stock (on a fully diluted basis) outstanding as of November 1, 1996.

     Pursuant to the terms of such employment agreements, if an Employee's employment is terminated by the Company at the end of an employment term, such Employee will be entitled to receive his full annual salary for a period of one year from the date of termination. If the Employee's employment is terminated for "due cause", the Employee will be entitled to receive his annual salary on a pro rata basis to the date of termination. If the Company terminates the Employee's employment other than for due cause or because of a disability, the Company will be obligated to pay his full annual salary for a period of one year from the date of termination. In the event of the Employee's death or disability, the employment agreement will be terminated and the Employee's estate or the Employee will be entitled to receive his annual salary through the end of the month in which he died or became disabled and a cash payment equal to the pro rata portion (through the end of the month in which he died or became disabled) of the annual bonus, if any, received by the Employee in respect of the full calendar year next preceding his death or disability.

     Pursuant to such employment agreements, if the Employee's employment is terminated for due cause or by the Company's failure to renew the Employee's employment agreement (after the first automatic renewal period), or if the Employee voluntarily terminates his employment, for a period of one year thereafter, the Employee will be prohibited from accepting employment or rendering service to any person, firm or corporation that is engaged in a business directly competitive with the business then engaged in by the Company in the states of Texas, Oklahoma, Kansas, Missouri, Ohio, Idaho and any other state in which the Company owns, leases or operates motion picture theaters at the time of termination, and from directly or indirectly entering into or in any manner taking part in or lending his name, counsel or assistance to any venture, enterprise, business or endeavor, either as proprietor, principal, investor, partner, director, officer, employee, consultant, advisor, agent, independent contractor, or in any other capacity whatsoever, for any purpose that would be competitive with the business of the Company in such states.

     Pursuant to Mr. Painter's employment agreement, Mr. Painter is entitled to reimbursement for certain costs associated with his relocation to Dallas, Texas.

INDEMNIFICATION AGREEMENT OF THOMAS W. STEPHENSON

     Thomas W. Stephenson has entered into an indemnification agreement with the Company and Holdings in connection with certain personal guarantees made by Mr. Stephenson for obligations of the Company under certain agreements, including, but not limited to theater leases and film rental agreements and other similar agreements that Mr. Stephenson may be required to guarantee in the future (the "Stephenson Guarantees"). Pursuant to such indemnification agreement, the Company and Holdings have agreed to indemnify Mr. Stephenson against any and all payments, liabilities, obligations, claims, losses, damages, commitments, costs, deficiencies, expenses paid or incurred by Mr. Stephenson under any Stephenson Guarantee and against any and all expenses (including attorneys' fees), costs, liabilities and obligations paid or incurred in connection with or as a result of such payments under the Stephenson Guarantees.

REGISTRATION RIGHTS AGREEMENTS

     Holdings and certain of its stockholders, including Beacon, Stratford, Richard M. Durwood, as trustee for the Richard M. Durwood Revocable Trust (the "Durwood Trust") and the Hoak Entities, have entered into separate registration rights agreements (the "Registration Rights Agreements"). Pursuant to the terms of the Registration Rights Agreements, at any time after the earlier of either the closing of an initial public offering of Holdings Common Stock or October 1999, such stockholders holding at least 10% of all of the outstanding Holdings Common Stock (the "Demanding Stockholders") at such date, or the Durwood Trust in certain limited circumstances, have the right to require Holdings (the "Demand Registration Right") at Holdings' sole cost and expense, to register under the Securities Act all or part of the Holdings Common Stock and Holdings Preferred Stock and any shares issuable upon conversion of the Holdings Preferred Stock, held by such Demanding Stockholders (the "Registrable Securities"). Each Demanding Stockholder, other than the Durwood Trust, will have three such Demand Registration Rights. The other stockholders holding Registrable Securities are entitled to participate in such demand registrations, subject to certain limitations. In connection with such registrations, Holdings will agree to indemnify all holders of Registrable Securities against certain liabilities, including liabilities under the Securities Act and applicable state securities laws.

SHAREHOLDERS' AND VOTING AGREEMENT

     Holdings entered into an Amended and Restated Shareholders' and Voting Agreement (the "Shareholders' Agreement") with certain holders of Holdings Common Stock (or securities convertible into, or exchangeable or exercisable for Holdings Common Stock) which contains provisions with respect to the voting, transfer and registration of the Holdings Common Stock (or securities convertible, exchangeable or exercisable for Holdings Common Stock) held by the parties.

     Pursuant to the Shareholders' Agreement, if at any time prior to a public offering of the shares of Holdings Common Stock, Beacon holds (i) at least 50% of the outstanding Holdings Common Stock or any shares of Holdings Series A Preferred Stock, Beacon will have the right to designate three persons to serve on the Board of Directors of Holdings, (ii) 25% or more of the outstanding Holdings Common Stock but less than 50%, Beacon will have the right to designate two directors to serve on the Board of Directors of Holdings and (iii) 5% or more of the outstanding Holdings Common Stock but less than 25%, Beacon will have the right to designate one person to serve on the Board of Directors of Holdings. If at any time prior to a public offering of the shares of Holdings Common Stock, Stratford holds 5% or more of the outstanding Holdings Common Stock, Stratford will have the right to designate one person to serve on the Board of Directors of Holdings. If at any time prior to a public offering of the shares of Holdings Common Stock, the Hoak Entities hold 5% or more of the outstanding Holdings Common Stock, the Hoak Entities will have the right to designate one person to serve on the Board of Directors of Holdings. In addition, the Chief Executive Officer of Holdings will serve as a member of the Board of Directors of Holdings at any time prior to a public offering of the Holdings Common Stock.

     From and after a public offering of the Holdings Common Stock, so long as Beacon holds 25% or more of the outstanding Holdings Common Stock, all of the parties to the Shareholders' Agreement will be required to vote for at least two persons who are designated by Beacon. If Beacon holds 5% or more (but less than 25%) of the outstanding Holdings Common Stock, all of the parties to the Shareholders' Agreement will be required to vote for at least one person who is designated by Beacon. Each stockholder that is a party to the Shareholders' Agreement has granted Beacon an irrevocable proxy to vote such stockholder's shares for the election of those directors that are designated by Beacon pursuant to the Shareholders' Agreement. Pursuant to the Shareholders' Agreement, the Board of Directors of Holdings will be composed of no more than six directors. A director designated by Beacon, Stratford or the Hoak Entities cannot be removed without the consent of Beacon, Stratford or the Hoak Entities as applicable. Beacon, Stratford and the Hoak Entities may remove its designee from the Board of Directors at any time with or without cause.

     If, for any reason, a designee of Beacon or Stratford or the Hoak Entities is not on the Board of Directors, and Beacon, Stratford and the Hoak Entities each holds 5% or more of the outstanding Holdings Common Stock, each of Beacon, Stratford and the Hoak Entities will be entitled to have one observer selected by each of them present at all meetings of the Board of Directors of Holdings. In addition, if a director of Holdings or an observer is a designee of Beacon, Stratford or the Hoak Entities and such director or observer is not able to attend the respective Board of Directors meeting, Beacon, Stratford and the Hoak Entities have the right to designate a representative to attend and observe such meeting on behalf of such director or observer.

     The Shareholders' Agreement requires each party to give Holdings and each other stockholder who is a party to the Shareholders' Agreement certain notices with respect to any proposed sales or transfers of Holdings Common Stock (or securities convertible, exchangeable or exercisable for Holdings Common Stock) and to offer to Holdings and each of the stockholders who is a party to the Shareholders' Agreement, the right to purchase such stock which the party otherwise proposes to sell or transfer. In addition, if any stockholder desires to sell a number of shares of Holdings Common Stock (or securities convertible, exchangeable or exercisable for Holdings Common Stock) which in the aggregate represent at least 5% of the outstanding Holdings Common Stock, then such stockholder must give certain notices with respect to the proposed sale or sales and each of the stockholders who is a party to the Shareholders' Agreement will have the right to sell a proportionate amount of its Holdings Common Stock (or securities convertible, exchangeable or exercisable for Holdings Common Stock). If Beacon elects to transfer or exchange all of the shares of Holdings Common Stock (or securities convertible, exchangeable or exercisable for Holdings Common Stock) that it holds at a price of at least $200 per share, then, upon 30 days notice, each other stockholder (that is a party to the Shareholders' Agreement) will be obligated to sell or transfer to such third party, all of his or her shares of Holdings Common Stock (or securities convertible, exchangeable or exercisable for Holdings Common Stock) in the same transaction.

     Pursuant to the Shareholders' Agreement, any stockholder that is a party to the Shareholders' Agreement and that owns more than 5% of the Holdings Common Stock at the time Holdings proposes to issue additional shares of Holdings Common Stock or Holdings Preferred Stock (as defined), will have preemptive rights with respect to such shares. In addition, at any time on or after October 31, 2001, and provided that an offering of Holdings Common Stock has not then occurred, the Richard M. Durwood Revocable Trust may require Holdings to repurchase not less than all of the shares of Holdings Common Stock held by each at the fair market value at the time of repurchase.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company is responsible for determining executive officer compensation. The members of the Compensation Committee are John G. Farmer, Thomas G. Mendell and Thomas W. Stephenson. Mr. Stephenson serves as both a member of the Compensation Committee and the President and Chief Executive Officer of the Company.

                             PRINCIPAL STOCKHOLDERS

     The Company is a wholly-owned subsidiary of Holdings. The following table and the accompanying footnotes set forth, as of December 17, 1997, the beneficial ownership of Holdings's capital stock by (i) each person who is known to the Company to own beneficially more than 5% of outstanding (w) Holdings Common Stock, (x) Holdings Series B Preferred Stock, (y) Holdings Series C Preferred Stock or (z) Holdings Series D Preferred Stock, (ii) each director and named executive officer of the Company and (z) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons or entities set forth in the table below have sole investment and voting power with respect to all shares shown as beneficially owned, subject to community property laws, where applicable. The business address of each executive officer is c/o Hollywood Theaters, Inc., 2911 Turtle Creek Blvd., Suite 1150, Dallas, Texas, 75219.

                                                         NUMBER OF SHARES                                 PERCENT OF CLASS
                                                ------------------------------------           ------------------------------------
                                                                 PREFERRED STOCK                                  PREFERRED STOCK
                                                COMMON         --------------------            COMMON             -----------------
       NAME AND ADDRESS                         STOCK          SERIES B    SERIES C   SERIES D STOCK(1) SERIES B  SERIES C SERIES D
---------------------------------------         -------        --------    --------   -------- -------- --------  -------- --------

Thomas W. Stephenson, Jr ...............       5,226(2)          111            --        --      4.3%       *      --      --

John G. Farmer(3) ......................          --              --            --        --       --       --      --      --
c/o Stratford Capital Partners, L.P.
200 Crescent Court, Suite 1650
Dallas, Texas 75201

Thomas L. Harrison(4) ..................          --              --            --        --       --       --      --      --
c/o Hoak Capital Corporation
One Galleria Tower
13355 Noel Road, Suite 1050
Dallas, Texas 75240

Thomas G. Mendell(5) ...................         868(6)           59            --        --        *        *      --      --
c/o The Beacon Group III-
Focus Value Fund, L.P.
399 Park Avenue, 17th Floor
New York, New York 10152

Eric R. Wilkinson(7) ...................          --              --            --        --       --       --      --      --
c/o The Beacon Group III-
Focus Value Fund, L.P.
399 Park Avenue, 17th Floor
New York, New York 10152

Harold W. Pote(8) ......................          --              --            --        --       --       --      --      --
c/o The Beacon Group III-
Focus Value Fund, L.P.
399 Park Avenue, 17th Floor
New York, New York 10152

James R. Featherstone(9) ...............         730              --            --        --        *       --      --      --

Robert E. Painter(10) ..................       1,460              --            --        --      1.2%      --      --      --

The Beacon Group III-
Focus Value Fund, L.P. .................     280,800(11)     131,349(12)    35,897    41,026     85.6%    80.4%   45.5%   67.0%
399 Park Avenue, 17th Floor
New York, New York 10152

Hoak Communications Partners,
  L.P.(13)(14).....................   61,539(13)         --      35,897(14) 10,257(15)    36.8%        --        45.5%      16.7%
c/o Hoak Capital Corporation
One Galleria Tower
13355 Noel Road, Suite 1050
Dallas, Texas 75240

Stratford Capital Partners, L.P....   36,357(16)     26,101       7,179         --        23.7%      16.0%       9.1%         --
200 Crescent Court, Suite 1650
Dallas, Texas 75201

Stratford Equity Partners, L.P.....   10,257(17)         --          --     10,257         7.9%        --         --        16.7%
200 Crescent Court, Suite 1650
Dallas, Texas 75201

Richard M. Durwood
 Revocable Trust...................   16,413             --          --         --        13.7%        --         --          --
406 West 34th St., Suite 614
Kansas City, Missouri 64111

All of the directors and executive     8,284(18)        170          --         --         6.6%         *         --          --
  officers as a group..............

----------
  *  Less than one percent (1%).

(1) The following reflects the total voting power represented by the capital stock held by each of the indicated persons: Mr. Stephenson -- 0.5%; Mr. Farmer -- 0%; Mr. Harrison--0%; Mr. Mendell -- 0.2%; Mr. Wilkinson -- 0%; Mr. Pote -- 0%; Mr. Featherstone -- 0%; Mr. Painter -- 0%; Beacon -- 66.3%; Hoak -- 14.5%; Stratford Capital Partners, L.P. -- 8.6%; Stratford Equity Partners, L.P.--2.4%; Richard M. Durwood--3.9%; and all directors and officers as a group -- 0.7%.

(2) Includes 111 shares of Holdings Common Stock that Mr. Stephenson has a right to acquire at any time by converting the shares of Holdings Series B Preferred Stock owned by Mr. Stephenson, and 2,921 shares of Holdings Common Stock that Mr. Stephenson has a right to acquire at any time by exercising outstanding employee stock options. Does not include the 11,682 shares of Holdings Common Stock that Mr. Stephenson has the right to acquire pursuant to outstanding employee stock options which are not presently exercisable.

(3) Does not include 3,077 shares of Holdings Common Stock, 26,101 shares of Holdings Series B Preferred Stock and 7,179 shares of Holdings Series C Preferred Stock, all of which are owned of record by Stratford Capital Partners, L.P., an affiliate of Mr. Farmer, and the number of shares of Holdings Common Stock issuable upon conversion of such shares of Holdings Preferred Stock owned of record by Stratford Capital Partners, L.P., as to which Mr. Farmer disclaims beneficial ownership. Also does not include 10,257 shares of Holdings Series D Preferred Stock owned or record by Stratford Equity Partners, L.P., an affiliate of Mr. Farmer, and the number of shares of Holdings Common Stock issuable upon conversion of such shares, as to which Mr. Farmer disclaims beneficial ownership.

(4) Does not include 14,096 shares of Holdings Common Stock, 32,891 shares of Holdings Series C Preferred Stock or 9,397 shares of Holdings Series D Preferred Stock, all of which are owned of record by Hoak Communications Partners, L.P. ("Hoak Communications"), an affiliate of Mr. Harrison, as to which Mr. Harrison disclaims beneficial ownership.

(5) Does not include 72,528 shares of Holdings Common Stock, 131,349 shares of Holdings Series B Preferred Stock, 35,897 shares of Holdings Series C Preferred Stock and 41,026 shares of Holdings Series D Preferred Stock, all of which are owned beneficially by Beacon, an affiliate of Mr. Mendell, as to which Mr. Mendell disclaims beneficial ownership.

(6) Includes 59 shares of Holdings Common Stock that Mr. Mendell has a right to acquire at any time by converting the shares of Holdings Series B Preferred Stock owned by Mr. Mendell.

(7) Does not include 72,528 shares of Holdings Common Stock, 131,349 shares of Holdings Series B Preferred Stock, 35,897 shares of Holdings Series C Preferred Stock and 41,026 shares of Holdings Series D Preferred Stock, all of which are owned beneficially by Beacon, an affiliate of Mr. Wilkinson, as to which Mr. Wilkinson disclaims beneficial ownership.

(8) Does not include 72,528 shares of Holdings Common Stock, 131,349 shares of Holdings Series B Preferred Stock, 35,897 shares of Holdings Series C Preferred Stock and 41,026 shares of Holdings Series D Preferred Stock, all of which are owned beneficially by Beacon, an affiliate of Mr. Pote, as to which Mr. Pote disclaims beneficial ownership.

(9) Consists of 730 shares of Holdings Common Stock that Mr. Featherstone has a right to acquire at any time by exercising outstanding employee stock options. Does not include the 2,921 shares of Holdings Common Stock that Mr. Featherstone has the right to acquire pursuant to outstanding employee stock options which are not presently exercisable.

(10) Consists of 1,460 shares of Holdings Common Stock that Mr. Painter has a right to acquire at any time by exercising outstanding employee stock options. Does not include the 5,842 shares of Holdings Common Stock that Mr. Painter has the right to acquire pursuant to outstanding employee stock options which are not presently exercisable.

(11) Does not include 809 shares of Holdings Common Stock owned of record by Mr. Mendell, an affiliate of Beacon, as to which Beacon disclaims beneficial ownership. Includes 208,272 shares of Holdings Common Stock that Beacon has a right to acquire at any time by converting the shares of Holdings Series B Preferred Stock, Holdings Series C Preferred Stock and Holdings Series D Preferred Stock beneficially owned by Beacon.

(12) Does not include 59 shares of Holdings Series B Preferred Stock owned of record by Mr. Mendell, an affiliate of Beacon, as to which Beacon disclaims beneficial ownership.

(13) Includes 1,212 and 77 shares of Holdings Common Stock owned of record by each of the Hoak Capital Fund, L.P. and the HCP 1997 Authorized Employee Fund, L.P., respectively. Includes 32,891, 2,827 and 179 shares of Holdings Series C Preferred Stock owned of record by each of Hoak Communications, the Hoak Capital Fund and the Hoak Employee Fund, respectively, all of which are immediately convertible into shares of Holdings Common Stock. Also includes 9,397, 772 and 88 shares of Holdings Series D Preferred Stock owned of record by each of Hoak Communications, the Hoak Capital Fund and the Hoak Employee Fund, respectively, all of which are immediately convertible into shares of Holdings Common Stock.

(14) Includes 2,827 shares of Holdings Series C Preferred Stock owned of record by Hoak Capital Fund and 179 shares of Holdings Series C Preferred Stock owned of record by Hoak Employee Fund, all of which are immediately convertible into shares of Holdings Common Stock.

(15) Includes 772 shares of Holdings Series D Preferred Stock owned of record by Hoak Capital Fund and 88 shares of Holdings Series D Preferred Stock owned of record by Hoak Employee Fund, all of which is immediately convertible into shares of Holdings Common Stock.

(16) Includes 33,280 shares of Holdings Common Stock that Stratford Capital Partners, L.P. has a right to acquire at any time by converting the shares of Holdings Series B Preferred Stock and shares of Holdings Series C Preferred Stock owned by Stratford Capital Partners, L.P.

(17) Consists of 10,257 shares of Holdings Common Stock that Stratford Equity Partners, L.P. has a right to acquire at any time by converting the shares of Holdings Series D Preferred Stock owned by Stratford Equity Partners, L.P.

(18) Includes 111 shares and 59 shares of Holdings Common Stock that Thomas W. Stephenson, Jr. and Thomas G. Mendell, respectively, have a right to acquire at any time by converting shares of Holdings Series B Preferred Stock owned by them. Also includes 2,921, 730 and 1,460 shares of Holdings Common Stock that Mr. Stephenson, James R. Featherstone and Robert E. Painter, respectively, have a right to acquire at any time by exercising outstanding employee stock options.

                          DESCRIPTION OF CAPITAL STOCK

COMPANY CAPITAL STOCK

     The authorized capital stock of the Company consists of 100,000 shares of common stock, par value $.01 per share (the "Company Common Stock"). Currently there are 9,250 shares of Company Common Stock outstanding, all of which are owned of record and beneficially by Holdings.

HOLDINGS CAPITAL STOCK

     At December 1, 1997, the authorized capital stock of Holdings consists of 1,500,000 shares of Holdings Common Stock, 400,000 shares of Holdings Series B Preferred Stock, 400,000 shares of Holdings Series C Preferred Stock and 400,000 shares of Holdings Series D Preferred Stock. Of the authorized shares, (i) 119,877 shares of Holdings Common Stock are issued and outstanding, (ii) 163,319 shares of Holdings Series B Preferred Stock are issued and outstanding, (iii) 78,973 shares of Holdings Series C Preferred Stock are issued and outstanding and (iv) 61,540 shares of Holdings Series D Preferred Stock are issued and outstanding. Each outstanding share of Holdings Common Stock is entitled to one vote. Each outstanding share of Holdings Series B, Holdings Series C Preferred Stock and Holdings Series D Preferred Stock is also entitled to one vote based on a conversion ratio, which is subject to adjustment from time to time.

CROWN CAPITAL STOCK

     The authorized capital stock of Crown consists of 30,000 shares of common stock, par value $1.00 per share ("Crown Common Stock"). Currently there are 500 shares of Crown Common Stock outstanding, all of which are owned of record and beneficially by the Company.

HOLDINGS EQUITY ISSUANCES

     Since its inception in July 1995, the Company has received capital contributions from its parent, Holdings, totaling approximately $74.3 million. To fund these capital contributions, Holdings has issued both its common stock and several series of preferred stock in a number of transactions. The following table sets forth the principal equity issuances by Holdings:

                                              DATE OF              PROCEEDS                     PURCHASING
      EQUITY ISSUANCES                        ISSUANCE            TO HOLDINGS           PRINCIPAL STOCKHOLDER(S)
      ----------------                        --------            -----------           ------------------------

50,000 shares of Holdings Series             April 1996          $  5,000,000           Stratford and Precept
A Preferred Stock(1)                                                                    Investors, Inc. ("Precept")

128,240 shares of Holdings Series            October 1996        $ 25,000,000           Beacon
B Preferred Stock and 57,143
shares of Holdings Common Stock

43,076 shares of Holdings Series             April 1997          $ 12,000,000           Beacon and Stratford
C Preferred Stock and 18,462
shares of Holdings Common Stock

35,897 shares of Holdings Series             May 1997            $ 10,000,000           Hoak Entities
C Preferred Stock and 15,385
shares of Holdings Common Stock

51,283 shares of Holdings Series             November 1997       $ 10,000,000          Beacon and Stratford Equity
C Preferred Stock (2)                                                                   Partners, L.P.

10,257 shares of Holding Shares              December 1997       $  2,000,000          Hoak Entities
D Preferred Stock

----------

(1) Exchanged for Holdings Common Stock and Holdings Series B Preferred Stock in October 1996.

(2)  Exchanged for Holdings Series D preferred Stock in December 1997.

REDEMPTION OF HOLDINGS SERIES B PREFERRED STOCK, HOLDINGS SERIES C PREFERRED STOCK AND HOLDINGS SERIES D PREFERRED STOCK

     Holders of shares of Holdings Series B Preferred Stock, Holdings Series C Preferred Stock and Holdings Series D Preferred Stock (the "Holdings Preferred Stock") may, at their option, require Holdings to redeem any or all of such shares under certain conditions. The Holdings Series B Preferred Stock may be redeemed on or after October 31, 2003, if and only if an Initial Public Offering (as defined below) has not occurred, for a redemption price of $175 per share, plus accrued and unpaid dividends to the date of redemption. The Holdings Series C Preferred Stock may be redeemed on or after November 1, 2003, if and only if an Initial Public Offering has not occurred, for a redemption price of $195, plus accrued and unpaid dividends to the date of redemption. The Holdings Series D Preferred Stock may be redeemed on or after November 1, 2003, if and only if an Initial Public Offering has not occurred, for a redemption price of $195 per share, plus accrued and unpaid dividends to the date of redemption. Upon any Initial Public Offering, each of the Holdings Series B Preferred Stock, the Holdings Series C Preferred Stock and the Holdings Series D Preferred Stock shall be automatically converted into a fixed number of shares of Holdings Common Stock. As used herein, "Initial Public Offering" means an underwritten offering by Holdings of Holdings Common Stock to the public pursuant to an effective registration statement under the Securities Act resulting in at least $25.0 million of net proceeds to Holdings (after deducting all underwriting discounts and commissions and all other offering expenses) and a per share offering price of at least $300 (subject to adjustment for stock splits, combinations or reclassifications).

                              CERTAIN TRANSACTIONS

     Holdings has entered into an agreement with The Beacon Group Capital Services, L.L.C. ("Beacon Group Capital Services") pursuant to which Beacon Group Capital Services has the right to perform certain investment banking services for Holdings or any of its affiliates (including, without limitation, in connection with the sale of Holdings of any of its subsidiaries), in each case, upon customary terms. The retention of Beacon Group Capital Services is subject to the approval of a majority of the members of the Board of Directors of Holdings (excluding any directors who are designees of Beacon).

     Precept Investors, Inc. ("Precept"), one of Holding's shareholders, has been engaged by Holdings to construct various theaters. During 1996, Precept was involved in the construction of one theater and the improvements to an existing theater, and was paid approximately $4,600,000 for these services. During 1997, Precept was involved in the construction of three theaters, and was paid approximately $14,500,000. At December 1, 1997, approximately $2,900,000 was owed to Precept.

                       DESCRIPTION OF SENIOR BANK FACILITY

     The following description is a summary of the material terms and conditions of the Senior Bank Facility. This summary does not purport to be complete and is subject to the detailed provisions of the loan agreement and various related documents entered into in connection with the Senior Bank Facility.

     The Senior Bank Facility provides for a revolving credit facility of $50.0 million with a five year term, however, the total amount of available borrowings under the Senior Bank Facility may be less based on leverage levels of the Company. Borrowings under the Senior Bank Facility are also subject to various conditions precedent. At September 30, 1997, the Company was not in compliance with two of the thirteen financial covenants in the Senior Bank Facility. On January 7, 1998, the Company entered into an amendment of the Senior Bank Facility, amending among other things, certain financial covenants. Currently, the Company is in compliance with all financial covenants in the Senior Bank Facility. As of December 31, 1997, no amounts were borrowed under the Senior Bank Facility. Based on the Company's current financial condition, the Company believes it has the ability to borrow up to $30 million under the terms of the Senior Bank Facility. Borrowings under the Senior Bank Facility bear interest, at the option of the Company, at either (i) the Eurodollar Rate (as defined therein) or (ii) the Base Rate (as defined therein), as the case may be, plus the Applicable Margin (as defined therein). The Company is required to pay certain fees in connection with the Senior Bank Facility, including a commitment fee of up to 0.50% per annum on the undrawn portion of the revolving credit facility commitment.

     The Senior Bank Facility, as amended, includes several financial covenants. The Company's trailing twelve month minimum operating cash flow (as defined in the Senior Bank Facility) must be at least:

     (i) $13 million until March 31, 1998,
     (ii) $16 million from April 1, 1998 to June 30, 1998,
     (iii) $20 million from July 1, 1998 to September 30, 1998,
     (iv) not measured from September 30, 1998 and thereafter.

The Company's total leverage ratio (total debt less cash balances to operating cash flow) shall not exceed:

     (i) not measured until September 30, 1998,
     (ii) 5.75x from September 30, 1998 to December 31, 1998,
     (iii) 5.50x from January 1, 1999 to March 31, 1999,
     (iv) 5.25x from April 1, 1999 to June 30, 1999,
     (v) 5.00x from July 1, 1999 to December 31, 1999,
     (vi) 4.75x from January 1, 2000 to December 31, 2000,
     (vii) 4.50x from January 1, 2001 to December 31, 2001 and
     (viii) 4.25x from January 1, 2002 and thereafter.

In addition, the Company's "senior leverage ratio" (senior debt to operating cash flow) shall not exceed 2.0x.

The Company's "interest coverage ratio" (operating cash flow to cash interest expense) shall not be less than:

     (i) 1.10x until March 31,1998,
     (ii) 1.25x from April 1, 1998 to September 30, 1998,
     (iii) 1.50x from October 1, 1998 to December 31, 1998,
     (iv) 1.75x from January 1, 1999 to March 31, 1999,
     (v) 2.00x from April 1, 1999 to June 30, 1999,
     (vi) 2.25x from July 1, 1999 to December 31, 1999,
     (vii) 2.50x from January 1, 2000 to December 31, 2000, and
     (viii)2.75x from January 1, 2001 and thereafter.

The Senior Bank Facility limits the "fixed charge coverage ratio" (operating cash flow to fixed charges) to not less than 1.00x until March 30, 1998 and 1.10x from March 31, 1998 and thereafter. The Senior Bank Facility also provides that screens under construction or under operation for less than six months must represent no more than 30% of total screens through June 30, 1998 and no more than 20% thereafter. Mergers and acquisitions are permitted provided that (i) the merged or acquired properties are in the theatrical business, (ii) the Company is the surviving entity in the case of a merger, (iii) no event of default exists and (iv) acquisitions cannot exceed $40.0 million for any consecutive 12 months.

     As of December 31, 1997, the Company's trailing twelve month minimum operating cash flow, interest coverage ratio and fixed charge coverage ratio were $16.5 million, 1.41x and 1.16x, respectively. The senior leverage ratio covenant is inapplicable in light of the fact that the Company had no Senior Debt at December 31, 1997.


     The Senior Bank Facility contains customary representations and warranties and requires compliance by the Company and Holdings with certain other covenants, including, among other things, covenants limiting (i) incurrence of indebtedness, (ii) imposition of liens on assets of the Company, (iii) capital expenditures, (iv) consolidations and mergers, (v) loans and investments, including acquisitions of assets, (vi) payment of dividends and other distributions, (vii) construction of new screens, (viii) land acquisition contracts, (ix) transactions with affiliates and (x) use of proceeds to invest in margin stock or other Ineligible Securities (as defined therein).

     Events of default under the Senior Bank Facility include, among other things, (i) non-payment of the principal amount of any loan, or amounts due under any Specified Swap Contract (as defined therein) or any interest, fee or any other amount payable under a Loan Document (as defined therein), (ii) material inaccuracy of any representation or warranty given by the Company, Holdings or any subsidiary in the Senior Bank Facility or any Loan Document,
(iii) breach by the Company, Holdings or any subsidiary of certain terms, covenants or agreements in the Senior Bank Facility or any Loan Document, (iv) acceleration of certain indebtedness prior to its stated maturity or the occurrence of an event of default or early termination of certain contracts, (v) insolvency of the Company, Holdings or any subsidiary, (v) certain liabilities that exist or that arise with respect to a pension plan or a multi-employer plan, (vi) certain monetary judgements involving in the aggregate a liability of $2.0 million or more entered against the Company, Holdings or any subsidiary,
(vii) a "change of control," with respect to Holdings' ownership in the Company and Beacon's and Mr. Stephenson's ownership in Holdings, (viii) Mr. Stephenson ceasing to be the chief executive officer of the Company, and (ix) provisions of any Collateral Document (as defined therein) ceasing to be valid and binding or cease to create a valid security interest in the collateral covered thereby.

     Bank of America NT&SA, the agent under the Senior Bank Facility, is an affiliate of BancAmerica Securities, Inc., who was a Purchaser in the Old Notes Offering.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

     The Old Notes were originally sold by the Company on August 7, 1997 to the Purchasers pursuant to the Purchase Agreement. The Purchasers subsequently resold the Old Notes in the United States to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. As a condition to the completion of the Old Notes Offering, the Company entered into the Registration Rights Agreement with the Purchasers pursuant to which the Company agreed to use its reasonable best efforts to cause to be filed with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for Exchange Notes. The Exchange Notes will be substantially identical to the Old Notes, except that the Exchange Notes will have been registered under the Securities Act and, therefore will not contain terms with respect to transfer restrictions (other than those that might be imposed by state securities laws), will not contain terms with respect to the special interest payments described herein and will not be entitled to registration rights or other rights under the Registration Rights Agreement. In the event that (i) on or before the Expiration Date, existing Commission interpretations are changed such that the Exchange Notes are not or would not be, upon receipt, freely transferable (except for the requirement that Participating Broker-Dealers deliver a prospectus), (ii) the Exchange Offer is not consummated within 210 days of the closing of the Old Notes Offering, or (iii) the Exchange Offer is not available to any holders of the Old Notes (other than certain restricted holders), the Company will use its reasonable best efforts to cause to be filed with the Commission, no later than 60 days after the completion of the Old Notes Offering, the Shelf Registration Statement. The Company will use its best efforts to cause the Shelf Registration Statement to be declared effective within 180 days after the closing of the Old Notes Offering and shall maintain the effectiveness of the Shelf Registration Statement, under certain circumstances, for a maximum of two years following the effectiveness of the Shelf Registration Statement.

     Under Exxon Capital Holdings Corp., SEC No-Action Letter, available April 13, 1989, and similar interpretations of the staff of the Commission, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

     Each holder who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in its ordinary course of business. In addition, broker-dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of Exchange Notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow such broker-dealers to use this Prospectus in connection with the resale of such Exchange Notes for a period of 180 days after the Expiration Date.

     The Registration Rights Agreement provides that (i) the Company will use its reasonable best efforts to file with the Commission an Exchange Offer Registration Statement within 60 days after the completion of the Old Notes Offering, (ii) the Company will use its reasonable best efforts to cause such Exchange Offer Registration Statement to be declared effective under the Securities Act by the Commission no later than 180 days after the completion of the Old Notes Offering, (iii) the Company shall use its reasonable best efforts to commence and complete the Exchange Offer promptly after the Exchange Offer Registration Statement has become effective and to hold open the Exchange Offer for at least 30 days, and (iv) the Company, if it is obligated to cause the Shelf Registration Statement to be filed with the Commission, will use its reasonable best efforts to file the Shelf Registration Statement with the Commission no later than 60 days after the completion of the Old Notes Offering, and use its reasonable best efforts to cause the Shelf Registration Statement to be declared effective by the Commission within 180 days of the closing of the Old Notes Offering. The Company also agreed to use its reasonable best efforts to keep such Shelf Registration Statement continuously effective for two years after the effective date of the Shelf Registration Statement or such shorter period that will terminate when all the securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

     In the event that (i) the Company has not filed the Exchange Offer Registration Statement (or, if applicable, the Shelf Registration Statement) within 60 days following the closing of the Old Notes Offering, (ii) such Exchange Offer Registration Statement or Shelf Registration Statement has not been declared effective by the Commission within 180 days following the Old Notes Offering, (iii) the Exchange Offer, has not been consummated within 30 business days after the effective date of the Exchange Offer Registration Statement, or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but shall thereafter either be withdrawn or shall become subject to an effective stop order (except in certain cases) without being succeeded immediately by an additional registration statement filed and declared effective (each such event referred to in clauses
(i) through (iv) above, a "Registration Default" and each period during which a Registration Default has occurred and is continuing, a "Registration Default Period"), then the per annum interest rate on the Old Notes will increase, for the period from the occurrence of the Registration Default until such time as no Registration Default is in effect (at which time the interest rate will be reduced to its initial rate) by 0.5% during the first 90-day period following the occurrence of such Registration Default, and by an additional 0.5% thereafter (up to a maximum of 1.0%).

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

     Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (ii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Notes in certain circumstances, all of which rights generally will terminate when the Exchange Offer is terminated. See -- "Purpose and Effect of Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

     The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. As of the date of this Prospectus, $110,000,000 aggregate principal amount of Old Notes were outstanding.

     Holders of Old Notes do not have any appraisal or dissenters rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


     The term "Expiration Date" shall mean 5:00 p.m., New York time, on _______, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange offer is extended, which in no event shall be later than 40 days after the commencement of the Exchange Offer.


     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York time, on the next business day after the previously scheduled expiration date.

     The Company reserves the right, in its sole discretion, to (i) delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) to terminate the Exchange Offer if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, or (iv) to amend the terms of the Exchange Offer in any manner by giving oral or written notice of such delay, extension, termination or amendment to the Exchange Agent. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

     The Exchange Notes will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from August 7, 1997. Interest on the Exchange Notes is payable semi-annually on each February 1 and August 1 of each year, commencing on February 1, 1998.

     Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after the last date to which interest has been paid or duly provided for on the Old Notes or, if no such interest has been paid or duly provided for, from and after August 7, 1997.

RESALE OF THE EXCHANGE NOTES

     With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties (for example, the letters of the commission to (i) Exxon Capital Holdings Corporation, available May 13, 1988, (ii) Morgan Stanley & Co., Inc. available June 5, 1991 and (iii) Shearson & Sterling, available July 2, 1993), the Company believes that a holder or other person (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available.

     Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 180 days after the Expiration Date. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

PROCEDURES FOR TENDERING

     For a holder of Old Notes to tender Old Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. In addition, prior to 5:00 p.m., New York time, on the Expiration Date, either (a) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (b) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal).

     The term "Agent's Message" means a message transmitted by the Depository, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by the Depository and received by the Exchange Agent, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

     By tendering Old Notes pursuant to the procedures set forth above, each holder will make to the Company the representations set forth above in the third paragraph under the heading " -- Purpose and Effect of the Exchange Offer."

     The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

     The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends, to notify holders of defects or irregularities with respect to tenders of Old Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificates representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

     Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the Expiration Date.

     To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept any Old Notes for exchange, and may terminate the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

          (a) any statute, rule or regulation shall have been enacted, or any action shall have been taken by any court or governmental authority which, in the sole judgment of the Company, would prohibit, restrict or otherwise render illegal consummation of the Exchange Offer, or

          (b) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Notes issued pursuant to the Exchange Offer in exchange for Old Notes to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

     The Company expressly reserves the right to terminate the Exchange Offer and not accept for exchange any Old Notes upon the occurrence of either of the foregoing conditions (which represent all of the material conditions to the acceptance by the Company of properly tendered Old Notes). In addition, the Company may amend the Exchange Offer at any time prior to the Expiration Date.

     The foregoing conditions are for the sole benefit of the Company and may be waived by the Company, in whole or in part, in its sole discretion, although the Company has no current intention of doing so. Any determination made by the Company concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXCHANGE AGENT

     United States Trust Company of Texas, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                                                             By Registered or
By Overnight Courier:                     By Hand:                           Certified Mail:

U.S. Trust Company of Texas, N.A.         U.S. Trust Company of Texas, N.A.  U.S. Trust Company of Texas, N.A.
770 Broadway                              111 Broadway                       P.O. Box 841
13th Floor- Corporate Trust Operations    Lower Level                        Cooper Station
New York, New York 10003-9598             New York, New York 10006-1906      New York, New York 10276-0841
Attn: Corporate Trust Services            Attn: Corporate Trust Services     Attn: Corporate Trust Services

                                                    By Facsimile:

                                                   (212) 420-6504

     The Exchange Agent also serves as Trustee under the Indenture.

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

     The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, (iii) pursuant to another exemption from the registration requirements of the Securities Act, (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

                          DESCRIPTION OF EXCHANGE NOTES

     The Old Notes were issued and the Exchange Notes are to be issued under an Indenture (the "Indenture") between the Company, U.S. Trust Company of Texas, N.A., as trustee (the "Trustee"), and Holdings and Crown as guarantors. The statements under this caption relating to the Notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms therein. However, the Company believes that all of the material terms of the Notes and the Indenture are described herein. The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. Unless otherwise indicated, references under this caption to sections, "ss." or articles are references to the Indenture. Where reference is made to particular provisions of the Indenture or to defined terms not otherwise defined herein, such provisions or defined terms are incorporated herein by reference. Copies of the Indenture will be available at the corporate trust office of the Trustee. The Old Notes and the Exchange Notes are collectively referred to herein as the "Notes."

GENERAL

     The Old Notes are, and the Exchange Notes will be, unsecured obligations of the Company, limited to $110.0 million aggregate principal amount and will mature on August 1, 2007.

     The Old Notes are, and the Exchange Notes will be unconditionally guaranteed by the existing Restricted Subsidiaries of the Company, and the Company will covenant to cause any future Restricted Subsidiaries to unconditionally guarantee the Exchange Notes, in each case, jointly and severally on a subordinated basis (such guarantees, the "Guarantees" and such guarantors, the "Guarantors"), provided that each such Restricted Subsidiary will cease to be a Guarantor when it ceases to be a Restricted Subsidiary. The ranking and effectiveness of the Guarantees are subject to certain legal considerations and are therefore uncertain.

     Exchange Notes will bear interest at the rate of 10 5/8% per annum and will be payable semi-annually on February 1 and August 1 of each year, commencing February 1, 1998, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the preceding January 15 or July 15, as the case may be. Settlement for the Exchange Notes will be made in immediately available funds and payments by the Company in respect of the Exchange Notes (including principal, premium, if any, and interest) will be made in immediately available funds. Interest on the Exchange Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. (ss.ss. 301, 306 and 309)

     Principal of and premium, if any, and interest on the Exchange Notes will be payable, and the Notes may be presented for registration of transfer and exchange, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, provided that at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Registrar. (ss.ss. 301, 304 and
1002)

FORM, DENOMINATION, TRANSFER, EXCHANGE AND BOOK-ENTRY PROCEDURES

     Exchange Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Notes will not be issued in bearer form. Notes sold in the Exchange Offer will be issued only against payment in immediately available funds.

     GLOBAL NOTE. The Exchange Notes initially will be represented by one or more Exchange Notes in registered, global form without interest coupons (collectively, the "Global Note") and will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York. The Global Note will be held by DTC on behalf of its account holders (each a "DTC Participant").

     EXCHANGES OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES. A beneficial interest in a Global Note may not be exchanged for an Exchange Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in either case the Company thereupon fails to appoint a successor Depositary, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any such exchange will be effected through the DWAC System and an appropriate adjustment will be made in the records of the Security Registrar to reflect a decrease in the principal amount of the relevant Global Note.

     CERTAIN BOOK-ENTRY PROCEDURES. The descriptions of the operations and procedures of DTC, Euroclear and CEDEL that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised the Company that its current practice, upon the issuance of the Global Note, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Note to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interests of participants).

     AS LONG AS DTC, OR ITS NOMINEE, IS THE REGISTERED HOLDER OF A GLOBAL NOTE, DTC OR SUCH NOMINEE, AS THE CASE MAY BE, WILL BE CONSIDERED THE SOLE OWNER AND HOLDER OF THE NOTES REPRESENTED BY SUCH GLOBAL NOTE FOR ALL PURPOSES UNDER THE INDENTURE AND THE NOTES. Except in the limited circumstances described above under "-- Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Note represented thereby) under the Indenture or the Notes.

     Investors may hold their interests in the Global Note directly through DTC, if they are participants in such system, or indirectly through organizations (including Euroclear and CEDEL) which are participants in such system. All interest in a Global Note, including those held through Euroclear or CEDEL, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or CEDEL will also be subject to the procedures and requirements of such system.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants



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

and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal of, premium, if any, and interest on Global Note will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any Notes held by it or its nominee, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payment will be the responsibility of such participants.

     Except for trades involving only Euroclear and CEDEL participants, interests in the Global Note will trade in DTC's Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and CEDEL will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Subject to compliance with the transfer and exchange provisions applicable to the Notes described elsewhere herein, cross-market transfers between DTC participants, on the one hand, and Euroclear or CEDEL participants, on the other hand, will be effected by DTC in accordance with DTC's rules on behalf of Euroclear or CEDEL, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or CEDEL, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or CEDEL, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and CEDEL participants may not deliver instructions directly to the depositories for Euroclear or CEDEL.

     Because of time zone differences, the securities account of a Euroclear or CEDEL participant purchasing an interest in a Global Note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or CEDEL participant, during the securities settlement processing day (which must be a business day for Euroclear and CEDEL) immediately following the DTC settlement date. Cash received in Euroclear or CEDEL as a result of sales of interests in a Global Note by or through a Euroclear or CEDEL participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or CEDEL cash account only as of the business day for Euroclear or CEDEL following the DTC settlement date.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes (including the presentation of Notes for exchange as described below and the conversion of Notes) only at the direction of one or more participants to whose account with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default (as defined below) under the Notes, the Global Note will be exchanged for Notes in certificated form, and distributed to DTC's participants.

     Although DTC, Euroclear and CEDEL have agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the Global Note among participants of DTC, Euroclear and CEDEL, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear and CEDEL, their participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Note.

OPTIONAL REDEMPTION

     The Notes will be subject to redemption, at the option of the Company, in whole or in part, at any time on or after August 1, 2002 and prior to maturity, upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning August 1 of the years indicated:

                                                                                         REDEMPTION
YEAR                                                                                        PRICE
----                                                                                     -----------

2002.............................................................................          105.312%
2003.............................................................................          103.542%
2004.............................................................................          101.771%
2005 and thereafter..............................................................          100.000%

(Sections 203, 1101, 1105 and 1107)

     In addition, if on or before August 1, 2000 the Company receives net proceeds from the sale of its Common Stock or the Common Stock of Holdings in one or more Public Equity Offerings, the Company may, at its option, use an amount equal to all or a portion of any such net proceeds to redeem Notes in an aggregate principal amount of up to 30% of the original aggregate principal amount of the Notes, provided, however, that Notes having a principal amount equal to at least 70% of the original aggregate principal amount of the Notes remain outstanding after such redemption. Such redemption must occur on a Redemption Date within 90 days of such sale and upon not less than 30 nor more than 60 days' notice mailed to each Holder of Notes to be redeemed at such Holder's address appearing in the Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a redemption price equal to 110.625% of the principal amount of the Notes plus accrued interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     If less than all the Notes are to be redeemed, the Trustee shall select, in such manner as it shall deem fair and appropriate, the particular Notes to be redeemed or any portion thereof that is an integral multiple of $1,000. (ss.
1104)

     The Notes will not have the benefit of any sinking fund.

SUBORDINATION

     The indebtedness evidenced by the Notes will, to the extent set forth in the Indenture, be subordinate in right of payment to the prior payment in full of all Senior Debt. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Company, whether voluntary or involuntary, or any bankruptcy, insolvency, receivership or similar proceedings of the Company, the holders of all Senior Debt will first be entitled to receive payment in full of such Senior Debt, or provision made for such payment, before the Holders of the Notes will be entitled to receive any payment in respect of the principal of or premium, if any, or interest on, or any obligation to repurchase, the Notes. In the event that notwithstanding the foregoing, the Trustee or the Holder of any Note receives any payment or distribution of assets of the Company of any kind or character (including any such payment or distribution which may be payable or deliverable by the reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Notes), before all the Senior Debt is so paid in full, then such payment or distribution will be required to be paid over or delivered forthwith to the trustee in bankruptcy or other person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full.

     No payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the Notes, and no defeasance of the Notes, may be made if there shall have occurred and be continuing a Senior Payment Default. "Senior Payment Default" means any default in the payment of any principal of or premium, if any, or interest on Designated Senior Debt when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption or otherwise.

     Upon the occurrence of a Senior Nonmonetary Default and receipt of written notice by the Company and the Trustee of the occurrence of such Senior Nonmonetary Default from any holder of Designated Senior Debt (or any trustee, agent or other representative for such holder) which is the subject of such Senior Nonmonetary Default, no payments on account of principal of, premium, if any, or interest on, or in respect of the purchase or other acquisition of, the Notes, and no defeasance of the Notes, may be made for a period (the "Payment Blockage Period") commencing on the date of the receipt of such notice and ending the earlier of (i) the date on which such Senior Nonmonetary Default shall have been cured or waived or ceased to exist or all Designated Senior Debt the subject of such Senior Nonmonetary Default shall have been discharged and
(ii) the 179th day after the date of the receipt of such notice. In any event, no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect. In addition, no Senior Nonmonetary Default that existed or was continuing on the date of the commencement of a Payment Blockage Period may be made the basis of the commencement of a subsequent Payment Blockage Period whether or not within a period of 360 consecutive days, unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means the occurrence or existence and continuance of an event of default with respect to Senior Debt, other than a Senior Payment Default, permitting the holders of the Designated Senior Debt (or a trustee or other agent on behalf of the holders thereof) then to declare such Designated Senior Debt due and payable prior to the date on which it would otherwise become due and payable.

     The failure to make any payment on the Notes by reason of the provisions of the Indenture described under this caption "Subordination" will not be construed as preventing the occurrence of an Event of Default with respect to the Notes arising from any such failure to make payment. Upon termination of any period of payment blockage the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     "Senior Debt" means (i) the principal of (and premium, if any) and interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not such claim for post-petition interest is allowed in such proceeding) on, and penalties and any obligation of the Company for reimbursement, indemnities and fees relating to, the Senior Bank Facility and (ii) the principal of (and premium, if any) and interest on Debt of the Company for money borrowed, whether Incurred on or prior to the date of original issuance of the Notes or thereafter, and any amendments, renewals, extensions, modifications, refinancings and refundings of any such Debt and (iii) Permitted Interest Rate Agreements and Permitted Currency Agreements entered into with respect to Debt described in clauses (i) and (ii) above; provided, however, that the following shall not constitute Senior Debt: (1) any Debt as to which the terms of the instrument creating or evidencing the same provide that such Debt is not superior in right of payment to the Notes, (2) any Debt which is subordinated in right of payment in any respect to any other Debt of the Company, (3) Debt evidenced by the Exchange Notes, (4) Debt evidenced by the Old Notes, (5) any Debt owed to a Person when such Person is a Subsidiary of the Company, (6) any obligation of the Company arising from Redeemable Stock of the Company, (7) that portion of any Debt which is Incurred in violation of the Indenture and (8) Debt which, when Incurred and without respect to any election under
Section 1111(b) of Title 11, United States Code, is without recourse to the Company.

     By reason of such subordination, in the event of insolvency, creditors of the Company who are not holders of Senior Debt or of the Notes may recover less, ratably, than holders of Senior Debt and more, ratably, than Holders of the Notes.

     The subordination provisions described above will not be applicable to payments in respect of the Notes from a defeasance trust established in connection with any defeasance or covenant defeasance of the Notes as described under "-- Defeasance." (Article 13)

COVENANTS

     The Indenture contains, among others, the following covenants:

LIMITATION ON CONSOLIDATED DEBT

     The Company may not, and may not permit any Restricted Subsidiary of the Company to, Incur any Debt unless immediately after giving pro forma effect to the incurrence of such Debt and the receipt and application of the proceeds thereof, the Consolidated Cash Flow Coverage Ratio of the Company would be greater than 2.0 to 1; provided that if the Debt which is the subject of the determination under this provision is Acquired Debt, the Consolidated Cash Flow Coverage Ratio of the Company shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the immediately preceding four-quarter period) to both the incurrence or assumption of such Acquired Debt by the Company and the inclusion in the Consolidated Cash Flow Available for Fixed Charges of the Person whose Debt would constitute Acquired Debt.

     Notwithstanding the foregoing limitation, the Company may, and may permit any Restricted Subsidiary to, incur the following Debt:

          (i) Debt under the Senior Bank Facility in an aggregate principal amount at any one time not to exceed $75.0 million, less any amounts by which any revolving credit facility commitments under the Senior Bank Facility are permanently reduced pursuant to the "Limitation on Asset Dispositions" covenant below (so long as and to the extent that any required payments in connection therewith are actually made);

          (ii) the original issuance by the Company of the Debt evidenced by the Notes (including any Exchange Notes);

          (iii) Debt (other than Debt described in another clause of this paragraph) outstanding on the date of original issuance of the Notes after giving effect to the application of the proceeds of the Notes, as described in a schedule to the Indenture;

          (iv) Debt owed by the Company to any Wholly Owned Restricted Subsidiary of the Company or Debt owed by a Subsidiary of the Company to the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, however, that (a) any such Debt owing by the Company to a Wholly Owned Restricted Subsidiary shall be Subordinated Debt evidenced by an intercompany promissory note and (b) upon either (1) the transfer or other disposition by such Wholly Owned Restricted Subsidiary or the Company of any Debt so permitted to a Person other than the Company or another Wholly Owned Restricted Subsidiary of the Company or (2) the issuance (other than directors' qualifying shares), sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (iv) shall no longer be applicable to such Debt and such Debt shall be deemed to have been Incurred at the time of such transfer or other disposition;

          (v) Debt consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

          (vi) Debt which is exchanged for or the proceeds of which are used to refinance or refund, or any extension or renewal of, outstanding Debt Incurred pursuant to the preceding paragraph or clauses (ii) or (iii) of this paragraph (each of the foregoing, a "refinancing") in an aggregate principal amount not to exceed the principal amount of the Debt so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Debt so refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated repurchase, plus the expenses of the Company or the Restricted Subsidiary, as the case may be, incurred in connection with such refinancing; provided, however, that (A) Debt the proceeds of which are used to refinance the Notes or Debt which is pari passu with or subordinate in right of payment to the Notes shall only be permitted if (x) in the case of any refinancing of the Notes or Debt which is pari passu to the Notes, the refinancing Debt is made pari passu to the Notes or subordinated to the Notes, and (y) in the case of any refinancing of Debt which is subordinated to the Notes, the refinancing Debt constitutes Subordinated Debt; (B) the refinancing Debt by its terms, or by the terms of any agreement or instrument pursuant to which such Debt is issued, (1) does not provide for payments of principal of such Debt at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof (including any redemption, defeasance, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon any event of default thereunder), in each case prior to the stated maturity of the Debt being refinanced and (2) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the final stated maturity of the Debt being refinanced), other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under "-- Change of Control" and "-- Limitation on Asset Dispositions"; and (C) in the case of any refinancing of Debt Incurred by the Company, the refinancing Debt may be Incurred only by the Company, and in the case of any refinancing of Debt Incurred by a Restricted Subsidiary, the refinancing Debt may be Incurred only by such Restricted Subsidiary; provided, further, that Debt Incurred pursuant to this clause (vi) may not be Incurred more than 45 days prior to the application of the proceeds to repay the Debt to be refinanced;

          (vii) Acquired Debt, provided that such Debt if incurred by the Company would be in compliance with the first paragraph of this covenant; and

          (viii) Debt not otherwise permitted to be Incurred pursuant to clauses
     (i) through (vii) above, which, together with any other outstanding Debt Incurred pursuant to this clause (viii), has an aggregate principal amount not in excess of $5.0 million at any time outstanding. (ss. 1008)

LIMITATION ON SENIOR SUBORDINATED DEBT

     The Company may not Incur any Debt which by its terms is both (i) subordinated in right of payment to any Senior Debt and (ii) senior in right of payment to the Notes. (ss. 1009)

LIMITATION ON ISSUANCE OF GUARANTEES OF SUBORDINATED DEBT

     The Company may not permit any Restricted Subsidiary, directly or indirectly, to assume, guarantee or in any other manner become liable with respect to any Debt of the Company that by its terms is pari passu or junior in right of payment to the Notes. ( )) 1010)

LIMITATION ON LIENS

     The Company may not, and may not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien on or with respect to any property or assets of the Company or any such Restricted Subsidiary now owned or hereafter acquired except for (i) Liens incurred after the date of the Indenture securing Debt of the Company that ranks pari passu or junior in right of payment to the Notes, if the Notes are secured equally and ratably with such Debt, (ii) Liens outstanding on the date of the Indenture, (iii) Liens for taxes, assessments, governmental charges or claims not yet delinquent or which are being contested in good faith by appropriate proceedings, provided, that adequate reserves with respect thereto are maintained on the books of the Company or its Restricted Subsidiaries, as the case may be, in conformity with generally accepted accounting principles, (iv) landlords' carriers', warehousemen's, mechanics', material men's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amount which are not yet delinquent or are being contested in good faith by appropriate proceedings, (v) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation, (vi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Restricted Subsidiary, (vii) any attachment or judgment Lien that does not constitute an Event of Default, (viii) Liens securing Acquired Debt, provided, that such Liens attach solely to the acquired assets or the assets of the acquired entity and do not extend to or cover any other assets of the Company or any of its Restricted Subsidiaries, (ix) Liens to secure Senior Debt, (x) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders,
(xi) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation, (xii) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition; (xiii) Liens in favor of prior holders of leases on property acquired by the Company or of sublessors under leases on the Company property; (xiv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (xv) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the Indenture; provided that (a) such Lien is created solely for the purpose of securing Debt incurred, in accordance with the "Limitation on Consolidated Debt" covenant, (1) to finance the cost (including the cost of improvement or construction) of the item property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item; (xvi) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;
(xvii) Liens arising from filing Uniform Commercial Code financing statements regarding leases; (xviii) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired; (xix) Liens in favor of the Company or any Restricted Subsidiary; (xx) Liens encumbering deposits securing Debt under Permitted Interest Rate, Currency or Commodity Price Agreements; (xxi) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of the Company and its Restricted Subsidiaries; (xxii) Liens on or sales of receivables; (xxiii) the rights of film distributors under film licensing contracts entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of businesses on a basis customary in the movie exhibition industry; and (xxiv) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by any premium and accrued interest, plus customary fees, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt) nor the Liens extended to any additional assets (other than proceeds and accessions).



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

This covenant does not authorize the incurrence of any Debt not otherwise permitted by the "Limitation on Consolidated Debt" covenant. (ss. 1011)

LIMITATION ON RESTRICTED PAYMENTS

     The Company (i) may not, directly or indirectly, declare or pay any dividend or make any distribution (including any payment in connection with any merger or consolidation derived from assets of the Company or any Restricted Subsidiary) in respect of its Capital Stock or to the holders thereof, excluding any dividends or distributions by the Company payable solely in shares of its Capital Stock (other than Redeemable Stock) or in options, warrants or other rights to acquire its Capital Stock (other than Redeemable Stock), (ii) may not, and may not permit any Restricted Subsidiary to, purchase, redeem, or otherwise acquire or retire for value (a) any Capital Stock of the Company or any Related Person of the Company or (b) any options, warrants or other rights to acquire shares of Capital Stock of the Company or any Related Person of the Company or any securities convertible or exchangeable into shares of Capital Stock of the Company or any Related Person of the Company, (iii) may not make, or permit any Restricted Subsidiary to make, any Investment other than a Permitted Investment, and (iv) may not, and may not permit any Restricted Subsidiary to, redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment Debt of the Company which is subordinate in right of payment to the Notes (each of clauses (i) through (iv) being a "Restricted Payment") if: (1) an Event of Default, or an event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result from such Restricted Payment, or (2) after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four-fiscal-quarter period, the Company could not Incur at least $1.00 of additional Debt pursuant to the terms of the Indenture described in the first paragraph of "Limitation on Consolidated Debt" above, or (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments from the date of issuance of the Notes exceeds the sum of: (a) 50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company since the date of issuance of the Notes through the last day of the last full fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus (b) 100% of the aggregate net proceeds received by the Company after the date of original issuance of the Notes, including the fair market value of property other than cash (determined in good faith by the Board of Directors as evidenced by a resolution of the Board of Directors filed with the Trustee), from contributions of capital or the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Redeemable Stock) of the Company, options, warrants or other rights to acquire Capital Stock (other than Redeemable Stock) of the Company and Debt of the Company that has been converted into or exchanged for Capital Stock (other than Redeemable Stock and other than by or from a Restricted Subsidiary) of the Company after the date of original issuance of the Notes, provided that any such net proceeds received by the Company from an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus (c) $5.0 million. Prior to the making of any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate setting forth the computations by which the determinations required by clauses (2) and (3) above were made and stating that no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, has occurred and is continuing or will result from such Restricted Payment.

     Notwithstanding the foregoing, so long as no Event of Default, or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and is continuing or would result therefrom, (i) the Company may pay any dividend on Capital Stock of any class within 60 days after the declaration thereof if, on the date when the dividend was declared, the Company could have paid such dividend in accordance with the foregoing provisions; (ii) the Company may refinance any Debt otherwise permitted by clause (vi) of the second paragraph under "Limitation on Consolidated Debt" above or solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company, provided that the amount of net proceeds from such exchange or sale shall



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

be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; (iii) the Company may purchase, redeem, acquire or retire any shares of Capital Stock of the Company solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than from or to a Restricted Subsidiary or from or to an employee stock ownership plan financed by loans from the Company or a Restricted Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock) of the Company; and (iv) the Company or a Restricted Subsidiary may purchase or redeem any Debt from Net Available Proceeds to the extent permitted under "Limitation on Asset Dispositions." Any payment made pursuant to clause (i) or (iii) of this paragraph shall be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the preceding paragraph. (ss. 1012)

LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES

     The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company (i) to pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other Restricted Subsidiary; (ii) to make loans or advances to the Company or any other Restricted Subsidiary; or (iii) to transfer any of its property or assets to the Company or any other Restricted Subsidiary. Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, suffer to exist any such encumbrance or restriction
(a) pursuant to any agreement in effect on the date of original issuance of the Notes as described in a schedule to the Indenture; (b) pursuant to an agreement relating to any Debt Incurred by a Person (other than a Restricted Subsidiary of the Company existing on the date of original issuance of the Notes or any Restricted Subsidiary carrying on any of the businesses of any such Restricted Subsidiary) prior to the date on which such Person became a Restricted Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Restricted Subsidiary, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired; (c) pursuant to an agreement effecting a renewal, refunding or extension of Debt Incurred pursuant to an agreement referred to in clause (a) or (b) above, provided, however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee; (d) in the case of clause
(iii) above, restrictions contained in any security agreement (including a capital lease) securing Debt of a Restricted Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such security agreement; (e) in the case of clause (iii) above, customary nonassignment provisions entered into in the ordinary course of business consistent with past practices in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under any such contract; (f) any restriction with respect to a Restricted Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, provided that consummation of such transaction would not result in an Event of Default or an event that, with the passing of time or the giving of notice or both, would constitute an Event of Default, that such restriction terminates if such transaction is closed or abandoned and that the closing or abandonment of such transaction occurs within one year of the date such agreement was entered into; or (g) such encumbrance or restriction is the result of applicable corporate law or regulation relating to the payment of dividends or distributions. (ss. 1013)

LIMITATION ON ASSET DISPOSITIONS

     The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless: (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee; (ii) at least 75% of the consideration for such disposition consists of cash or readily marketable cash equivalents or Qualifying Theater Assets or the assumption of Debt (other than Debt that is subordinated to the Notes) relating to such



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assets and release from all liability on the Debt assumed; and (iii) all Net
Available Proceeds, less any amounts invested within 360 days of such disposition in assets related to the business of the Company, are applied within 360 days of such disposition (1) first, to the permanent repayment or reduction of Senior Debt then outstanding under any agreements or instruments which would require such application or prohibit payments pursuant to clause (2) following,
(2) second, to the extent of remaining Net Available Proceeds, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued interest to the date of purchase and, to the extent required by the terms thereof, any other Debt of the Company that is pari passu with the Notes at a price no greater than 100% of the principal amount thereof plus accrued interest to the date of purchase, (3) third, to the extent of any remaining Net Available Proceeds following the completion of the Offer to Purchase, to the repayment of other Debt of the Company or Debt of a Restricted Subsidiary of the Company, to the extent permitted under the terms thereof and (4) fourth, to the extent of any remaining Net Available Proceeds, to any other use as determined by the Company which is not otherwise prohibited by the Indenture. (ss. 1014)

TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     The Company may not, and may not permit any Restricted Subsidiary of the Company to, enter into any transaction (or series of related transactions) with an Affiliate or Related Person of the Company (other than the Company or a Wholly Owned Restricted Subsidiary of the Company), including any Investment, either directly or indirectly, unless such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person. For any transaction that involves in excess of $100,000 but less than or equal to $1,000,000, the Chief Executive Officer of the Company shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a certificate filed with the Trustee. For any transaction that involves in excess of $1,000,000, a majority of the disinterested members of the Board of Directors shall determine that the transaction satisfies the above criteria and shall evidence such a determination by a Board Resolution filed with the Trustee. For any transaction that involves in excess of $5,000,000, the Company shall also obtain an opinion from a nationally recognized expert with experience in appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating that such transaction (or series of related transactions) is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate or Related Person of the Company, which opinion shall be filed with the Trustee. (ss. 1015)

     Notwithstanding anything to the contrary contained in the Indenture, the foregoing provisions shall not apply to (i) transactions with any employee, officer or director of the Company or any of its Restricted Subsidiaries pursuant to employee benefit plans or compensation arrangements or agreements entered into in the ordinary course of business, (ii) transactions with any Affiliate or Related Person in which such Affiliate or Related Person acquires or purchases the capital stock of the Company or any Restricted Subsidiary at fair market value or (iii) transactions with any Affiliate or Related Person in which such Affiliate or Related Person receives a customary finder's fee or other advisory fee for services rendered to the Company or any Restricted Subsidiary.

CHANGE OF CONTROL

     Within 30 days of the occurrence of a Change of Control, the Company will be required to make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued interest to the date of purchase. A "Change of Control" will be deemed to have occurred at such time as either (a) any Person (other than a Permitted Holder) or any Persons acting together that would constitute a "group" (a "Group") for purposes of Section 13(d) of the Securities Exchange Act of 1934, or any successor provision thereto (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto), directly or indirectly, at least 50% of the aggregate voting power of all classes of Voting Stock of the Company (for the purposes of this clause (a) a person shall be deemed to beneficially own the Voting Stock of a corporation that is beneficially owned (as defined above) by another corporation (a "parent corporation"), if such person beneficially owns (as defined above) at least 50% of the



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aggregate voting power of all classes of Voting Stock of such parent corporation); or (b) any Person or Group (other than Permitted Holders), together with any Affiliates or Related Persons thereof, shall succeed in having a sufficient number of its nominees elected to the Board of Directors of the Company such that such nominees, when added to any existing director remaining on the Board of Directors of the Company after such election who was a nominee of or is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of the Company. (ss. 1016)

     Certain events involving a Change of Control will result in an event of default under the Senior Bank Facility and may result in an event of default under other indebtedness of the Company that may be incurred in the future. An event of default under the Senior Bank Facility or other future senior indebtedness could result in an acceleration of such indebtedness, in which case the subordination provisions of the Notes would require payment in full of such senior indebtedness before repurchase of the Notes. It is unlikely that the Company would have sufficient resources to repurchase the Notes or pay its obligations if the indebtedness under the Senior Bank Facility or other future senior indebtedness were accelerated upon the occurrence of a Change of Control. The inability of the Company to repurchase all of the tendered Exchange Notes would constitute an Event of Default under the Indenture.

     The foregoing provisions will not prevent the Company from entering into transactions of the types described above with management or their affiliates. In addition, such provisions may not necessarily afford the holders of the Exchange Notes protection in the event of a highly leveraged transaction, including a reorganization, restructuring, merger or similar transaction involving the Company that may adversely affect the holders because such transactions may not involve a shift in voting power or beneficial ownership, or even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to trigger the provisions. Nonetheless, such provisions may have the effect of deterring certain mergers, tender offers, takeover attempts or similar transactions by increasing the cost of such a transaction and may limit the Company's ability to obtain additional equity financing in the future.

     In the event that the Company makes an Offer to Purchase the Notes, the Company intends to comply with any applicable securities laws and regulations, including any applicable requirements of Section 14(e) of, and Rule 14e-1 under, the Securities Exchange Act of 1934.

PROVISION OF FINANCIAL INFORMATION

     Prior to the time the Company becomes subject to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, the Company shall provide to all Holders and file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were so required, such documents to be mailed to Holders and filed with the Trustee on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so required. After the Company commences filing such reports, and so long as any of the Notes are outstanding, the Company, or if the Company is not required to file, Holdings shall file with the Commission the annual reports, quarterly reports and other documents which the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 or any successor provisions thereto. (ss. 1017)

UNRESTRICTED SUBSIDIARIES

     The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary. "Unrestricted Subsidiary" means (1) any Subsidiary designated as such by the Board of Directors as set forth below where (a) neither the Company nor any of its other Subsidiaries (other than another Unrestricted Subsidiary) (i) provides credit support for, or any Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary,




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and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company and its Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) immediately after giving effect to such designation, the Company could incur at least $1.00 of additional Debt pursuant to the first paragraph under " -- Limitation on Consolidated Debt" and provided, further, that the Company could make a Restricted Payment in an amount equal to the greater of the fair market value and book value of such Subsidiary pursuant to "Limitation on Restricted Payments" and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the aggregate amount available for Restricted Payments thereunder. (ss. 1018)

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     The Company may not, in a single transaction or a series of related transactions, (i) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company and (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of all or substantially all of its assets unless: (1) in a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture; (2) immediately before and after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, no Event of Default or event that with the passing of time or the giving of notice, or both, would constitute an Event of Default shall have occurred and be continuing; (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company (or other successor entity to the Company) is equal to or greater than that of the Company immediately prior to the transaction; (4) immediately after giving effect to such transaction and treating any Debt which becomes an obligation of the Company or a Restricted Subsidiary as a result of such transaction as having been Incurred by the Company or such Restricted Subsidiary at the time of the transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Debt pursuant to the provisions of the Indenture described in the first paragraph under "Limitation on Consolidated Debt" above; and (5) certain other conditions are met. (ss. 801)

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided. (ss. 101)

     "Acquired Debt" of any particular Person means Debt of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such Particular Person or assumed by such particular Person in connection with the acquisition of assets from any other Person, and not Incurred by such other Person in connection with, or in contemplation of, such other Person merging with or into such particular Person or becoming a Subsidiary of such particular Person or such acquisition.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether




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through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Disposition" by any Person means any transfer, conveyance, sale, lease or other disposition by such Person or any of its Restricted Subsidiaries (including any issuance or sale by a Restricted Subsidiary of Capital Stock of such Restricted Subsidiary, and including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary of such Person, (ii) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (iii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business, provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition is equal to $1.0 million or more. The term "Asset Disposition" shall not include
(i) any sale and leaseback of Qualifying Theater Assets effected at fair market value, and (ii) any swap or exchange of Qualifying Theater Assets of the Company or its Subsidiaries for Qualifying Theater Assets of another Person, provided that if the fair market value of the assets exchanged by the Company or its Subsidiary exceeds the fair market value of the assets to be received, in each case as determined in good faith by the Board of Directors of the Company, such excess shall be subject to the "Limitation on Asset Dispositions" covenant.

     "Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

     "Cash Equivalents" means (i) direct obligations of the United States of America or any agency thereof having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any domestic commercial bank or recognized standing having capital and surplus in excess of $500 million, with maturities of not more than one year from the date of acquisition, (iii) repurchase obligations issued by any bank described in clause (ii) above with a term not to exceed 30 days; (iv) commercial paper rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's, in each case maturing within one year after the date of acquisition and (v) shares of any money market mutual fund, or similar fund, in each case having excess of $500 million, which invests predominantly in investments of the types describes in clauses (i) through (iv) above.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income of the Company and its Restricted Subsidiaries for such period increased by the sum of (i) Consolidated Interest Expense of the Company and its Restricted Subsidiaries for such period, plus (ii) Consolidated Income Tax Expense of the Company and its Restricted Subsidiaries for such period, plus (iii) the consolidated depreciation and amortization expense included in the income statement of the Company and its Restricted Subsidiaries for such period, plus (iv) all




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other non-cash items reducing Consolidated Net Income of the Company and its
Restricted Subsidiaries, less all non-cash items increasing Consolidated Net Income of the Company and its Restricted Subsidiaries; provided, however, that there shall be excluded therefrom the Consolidated Cash Flow Available for Fixed Charges (if positive) of any Restricted Subsidiary of the Company (calculated separately for such Restricted Subsidiary in the same manner as provided above for the Company) that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

     "Consolidated Cash Flow Coverage Ratio" as of any date of determination means the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company and its Restricted Subsidiaries for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (ii) Consolidated Fixed Charges of the Company and its Restricted Subsidiaries for such period; provided, however, that Consolidated Fixed Charges shall be adjusted to give effect on a pro forma basis to any Debt that has been Incurred by the Company or any Restricted Subsidiary since the beginning of such period that remains outstanding and to any Debt that is proposed to be Incurred by the Company or any Restricted Subsidiary as if in each case such Debt had been Incurred on the first day of such period and as if any Debt that (i) is or will no longer be outstanding as the result of the Incurrence of any such Debt or (ii) had been repaid or retired during such period had not been outstanding as of the first day of such period; provided, however, that in making such computation, the Consolidated Interest Expense of the Company and its Restricted Subsidiaries attributable to interest on any proposed Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period; and provided further that, in the event the Company or any of its Restricted Subsidiaries has made Asset Dispositions or acquisitions of assets not in the ordinary course of business (including acquisitions of other Persons by merger, consolidation or purchase of Capital Stock) during or after such period, such computation shall be made on a pro forma basis as if the Asset Dispositions or acquisitions had taken place on the first day of such period.

     "Consolidated Fixed Charges" for any period means the sum of (i) Consolidated Interest Expense and (ii) the consolidated amount of interest capitalized by the Company and its Restricted Subsidiaries during such period calculated in accordance with generally accepted accounting principles.

     "Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles.

     "Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and its Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of), (i) the amortization of Debt discounts; (ii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities; (iii) fees with respect to interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements;
(iv) Preferred Stock dividends of Restricted Subsidiaries of the Company (other than with respect to Redeemable Stock) declared and paid or payable to persons other than the Company or any Restricted Subsidiary; (v) accrued Redeemable Stock dividends of the Company and its Restricted Subsidiaries payable to persons other than the Company or any Restricted Subsidiary, whether or not declared or paid; (vi) interest on Debt guaranteed by the Company and its Restricted Subsidiaries; and (vii) the portion of any rental obligation allocable to interest expense.

     "Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with generally accepted accounting principles; provided that there shall be excluded therefrom (a) the net income (or loss) of any Person acquired by of the Company or a Restricted Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction, (b) the net income (or loss) of any Person that is not a Subsidiary of the Company except to the extent of the amount of dividends or other distributions actually paid to the Company or a Subsidiary of the Company by such Person during such period, (c) gains or losses on Asset Dispositions by the




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Company or its Restricted Subsidiaries, (d) all extraordinary gains and extraordinary losses, (e) the cumulative effect of changes in accounting principles and (f) the tax effect of any of the items described in clauses (a) through (e) above; provided, further, that for purposes of any determination pursuant to the provisions described under "Limitation on Restricted Payments," there shall further be excluded therefrom the net income (but not net loss) of any Restricted Subsidiary of the Company that is subject to a restriction which prevents the payment of dividends or the making of distributions to the Company or another Restricted Subsidiary of the Company to the extent of such restriction.

     "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with generally accepted accounting principles, less amounts attributable to Redeemable Stock of such Person; provided that, with respect to the Company, adjustments following the date of the Indenture to the accounting books and records of the Company in accordance with Accounting Principles Board Opinions Nos. 16 and 17 (or successor opinions thereto) or otherwise resulting from the acquisition of control of the Company by another Person shall not be given effect to.

     "Consolidated Tangible Assets" of any Person means, as of any date, the amount which, in accordance with GAAP, would be set forth under the caption "Total Assets" (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all intangible assets, including, without limitation, goodwill, organization costs, patents, trademarks, copyrights, franchises, and research and development costs.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) every Capital Lease Obligation of such Person, (vi) all Receivables Sales of such Person, together with any obligation of such Person to pay any discount, interest, fees, indemnities, penalties, recourse, expenses or other amounts in connection therewith, (vii) all Redeemable Stock issued by such Person, (viii) Preferred Stock of Restricted Subsidiaries of such Person held by Persons other than such Person or one of its Wholly Owned Restricted Subsidiaries, (ix) every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person and
(x) every obligation of the type referred to in clauses (i) through (ix) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The "amount" or "principal amount" of Debt at any time of determination as used herein represented by (a) any Receivables Sale, shall be the amount of the unrecovered capital or principal investment of the purchaser (other than the Company or a Wholly Owned Restricted Subsidiary of the Company) thereof, excluding amounts representative of yield or interest earned on such investment and (b) any Redeemable Stock, shall be the maximum fixed redemption or repurchase price in respect thereof.

     "Designated Senior Debt" shall mean (i) the obligations of the Company under the Senior Bank Facility and (ii) any other Senior Debt of the Company permitted under the Indenture the principal amount of which at original issuance is $25.0 million or more and that has been designated by the Company as Designated Senior Debt.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing, or having the economic effect of guaranteeing, any Debt of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person,
(i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to




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

pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.

     "Holdings" means Hollywood Theater Holdings, Inc. or any successor thereto.

     "Incur" means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to generally accepted accounting principles or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt.

     "Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

     "Investment" by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by, any other Person, including any payment on a Guarantee of any obligation of such other Person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, Receivables Sale, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets) therefrom by such Person, net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) appropriate amounts to be provided by such Person or any Restricted Subsidiary thereof, as the case may be, as a reserve in accordance with generally accepted accounting principles against any liabilities associated with such assets and retained by such Person or any Restricted Subsidiary thereof, as the case may be, after such Asset Disposition, including, without limitation, liabilities under any indemnification obligations and severance and other employee termination costs associated with such Asset Disposition, in each case as determined by the Board of Directors, in its reasonable good faith judgment evidenced by a resolution of the Board of Directors filed with the Trustee; provided, however, that any reduction in such reserve following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction.




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

     "Senior Bank Facility" means the Reducing Revolving Credit Agreement to be entered into between the Company and certain of its affiliates and Bank of America NT&SA, as Agent, and the banks named therein, as it may be amended or restated from time to time, and any renewal, extension, refinancing, refunding or replacement thereof.

     "Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Restricted Subsidiaries which the Company in good faith believes will enable such Holders to make an informed decision with respect to the Offer to Purchase (which at a minimum will include (i) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer), (ii) a description of material developments in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase), (iii) if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase and (iv) any other information required by applicable law to be included therein. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:

     (1) the Section of the Indenture pursuant to which the Offer to Purchase is being made;

     (2) the Expiration Date and the Purchase Date;

     (3) the aggregate principal amount of the Outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the Section hereof requiring the Offer to Purchase) (the "Purchase Amount");

     (4) the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

     (5) that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

     (6) the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

     (7) that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

     (8) that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon shall cease to accrue on and after the Purchase Date;

     (9) that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note at the place or places specified in the Offer prior to the close of business on the Expiration



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

     Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);

     (10) that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or their Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;

     (11) that (a) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase all such Notes and (b) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company shall purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

     (12) that in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Note so tendered.

Any Offer to Purchase shall be governed by and effected in accordance with the Offer for such Offer to Purchase.

     "Permitted Holder" means each of The Beacon Group III -- Focus Value Fund, L.P., Stratford Capital Partners, L.P., Hoak Communications Fund and members of senior management of Holdings which have been such members for at least one year and beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, or any successor provision thereto) shares of Capital Stock of Holdings.

     "Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt Incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby, or in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of business relating to then existing financial obligations or then existing or sold production and not for purposes of speculation.

     "Permitted Investments" means (i) an Investment in the Company or a Restricted Subsidiary of the Company; (ii) an Investment in a Person, if such Person or a Subsidiary of such Person will, as a result of the making of such Investment and all other contemporaneous related transactions, become a Restricted Subsidiary of the Company or be merged or consolidated with or into transfer or convey all or substantially all its assets to the Company or a Restricted Subsidiary of the Company; (iii) a Temporary Cash Investment; (iv) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with generally accepted accounting principles; (v) stock, obligations or securities received in settlement of debts owing to the Company or a Restricted Subsidiary of the Company as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection, enforcement or agreement in lieu of foreclosure of any Lien in favor of the Company or a Restricted Subsidiary of the Company; (vi) refundable construction advances made with respect to the construction of properties of a nature or type that are used in a business or similar or related to the business of the Company or its Restricted Subsidiaries in the ordinary course of business; (vii) advances or extensions of credit on terms customary in the industry in the form of accounts or other receivables incurred, or pre-paid film rentals, and loans and advances made in settlement of such accounts receivable, all in the ordinary course of business; (viii) Investments in the Notes; (ix) any consolidation



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

or merger of a Wholly-Owned Restricted Subsidiary of the Company to the extent otherwise permitted under the Indenture; (x) Investments in Permitted Interest Rate, Currency or Commodity Price Agreements and (xi) other Investments not to exceed $3.0 million.

     "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Equity Offering" means an underwritten primary public offering of Common Stock of the Company or (if Holdings owns all the outstanding Common Stock of the Company) of Holdings pursuant to an effective registration statement under the Securities Act of 1933, as amended.

     "Qualifying Theater Assets" means all motion picture theaters (whether owned in fee or leased), all other motion picture theater assets, including, without limitation, theater furniture and fixtures, all real property acquired for the purpose of motion picture theater development or construction, and joint venture interests or partnership interests in Persons owning, leasing, developing or constructing motion picture theaters or principally engaged in the business of exhibiting motion pictures.

     "Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money.

     "Receivables Sale" of any Person means any sale of Receivables of such Person (pursuant to a purchase facility or otherwise), other than in connection with a disposition of the business operations of such Person relating thereto or a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

     "Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the Notes; provided that "Redeemable Stock" shall not include any Capital Stock that is payable at maturity, or upon required redemption or redemption at the option of the holder thereof, or that is automatically convertible or exchangeable, solely in or into Common Stock of such Person.

     "Related Person" of any Person means any other Person directly or indirectly owning (a) 5% or more of the Outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 5% or more of the equity interest in such Person) or (b) 5% or more of the combined voting power of the Voting Stock of such Person.

     "Restricted Subsidiary" means any Subsidiary, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary.

     "Subordinated Debt" means Debt of the Company as to which the payment of principal of (and premium, if any) and interest and other payment obligations in respect of such Debt shall be subordinate to the prior payment in full of the Notes to at least the following extent: (i) no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be permitted for so long as any default in the payment of principal (or premium, if any) or interest on the Notes exists; (ii) in the event that any other default that with the passing of time or the giving of notice, or both, would constitute an event of default exists with respect to the Notes, upon notice by 25% or more in principal amount of the Notes to the Trustee, the Trustee shall have the right to give notice to the Company and the holders of such Debt (or trustees or agents therefor) of a payment blockage, and thereafter no payments of principal of (or premium, if any) or interest on or otherwise due in respect of such Debt may be made for a period of 179 days from the date of such notice; and (iii) such Debt may not (x) provide for payments of principal of such Debt

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at the stated maturity thereof or by way of a sinking fund applicable thereto or by way of any mandatory redemption, defeasance, retirement or repurchase thereof by the Company (including any redemption, retirement or repurchase which is contingent upon events or circumstances, but excluding any retirement required by virtue of acceleration of such Debt upon an event of default thereunder), in each case prior to the final Stated Maturity of the Notes or (y) permit redemption or other retirement (including pursuant to an offer to purchase made by the Company) of such other Debt at the option of the holder thereof prior to the final Stated Maturity of the Notes, other than a redemption or other retirement at the option of the holder of such Debt (including pursuant to an offer to purchase made by the Company) which is conditioned upon a change of control of the Company pursuant to provisions substantially similar to those described under "Change of Control" (and which shall provide that such Debt will not be repurchased pursuant to such provisions prior to the Company's repurchase of the Notes required to be repurchased by the Company pursuant to the provisions described under "Change of Control").

     "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.

     "Temporary Cash Investments" means any Investment in the following kinds of instruments: (A) readily marketable obligations issued or unconditionally guaranteed as to principal and interest by the United States of America or by any agency or authority controlled or supervised by and acting as an instrumentality of the United States of America if, on the date of purchase or other acquisition of any such instrument by the Company or any Restricted Subsidiary of the Company, the remaining term to maturity or interest rate adjustment is not more than two years; (B) obligations (including, but not limited to, demand or time deposits, bankers' acceptances and certificates of deposit) issued or guaranteed by a depository institution or trust company incorporated under the laws of the United States of America, any state thereof or the District of Columbia, provided that (1) such instrument has a final maturity nor more than one year from the date of purchase thereof by the Company or any Restricted Subsidiary of the Company and (2) such depository institution or trust company has at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, (x) capital, surplus and undivided profits (as of the date such institution's most recently published financial statements) in excess of $100 million and (y) the long-term unsecured debt obligations (other than such obligations rated on the basis of the credit of a Person other than such institution) of such institution, at the time of the Company's or such Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment, are rated in the highest rating category of both Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's"); (C) commercial paper issued by any corporation, if such commercial paper has, at the time of the Company's or any Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment credit ratings of at least A-1 by S&P and P-1 by Moody's;
(D) money market mutual or similar funds having assets in excess of $100 million; (E) readily marketable debt obligations issued by any corporation, if at the time of the Company's or and Restricted Subsidiary's Investment therein or contractual commitment providing for such Investment (1) the remaining term to maturity is not more than two years and (2) such debt obligations are rated in one of the two highest rating categories of both S&P and Moody's; (F) demand or time deposit accounts used in the ordinary course of business with commercial banks the balances in which are at all times fully insured as to principal and interest by the Federal Deposit Insurance Corporation or any successor thereto; and (G) to the extent not otherwise included herein, Cash Equivalents. In the event that either S&P or Moody's ceases to publish ratings of the type provided herein, a replacement rating agency shall be selected by the Company with the consent of the Trustee, and in each case the rating of such replacement rating agency most nearly equivalent to the corresponding S&P or Moody's rating, as the case may be, shall be used for purposes hereof.

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     "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

     "Wholly Owned Restricted Subsidiary" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture: (a) failure to pay principal of (or premium, if any, on) any Note when due; (b) failure to pay any interest on any Note when due, continued for 30 days; (c) default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "Change of Control" and "Limitation on Certain Asset Dispositions" when due and payable; (d) failure to perform or comply with the provisions described under "Merger, Consolidation and Certain Sales of Assets"; (e) failure to perform any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or Holders of at least 25% in aggregate principal amount of Outstanding Notes; (f) default under the terms of any instrument evidencing or securing Debt for money borrowed by the Company or any Restricted Subsidiary having an outstanding principal amount of $2.0 million individually or in the aggregate which default results in the acceleration of the payment of such indebtedness or constitutes the failure to pay such indebtedness when due; (g) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Restricted Subsidiary in an amount in excess of $2.0 million which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and (h) certain events of bankruptcy, insolvency or reorganization affecting the Company or any Restricted Subsidiary. (ss. 501) Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default (as defined) shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (ss. 603) Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (ss. 512)

     If an Event of Default (other than an Event of Default described in Clause
(h) above) shall occur and be continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. If an Event of Default specified in Clause
(h) above occurs, the Outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. (ss. 502) For information as to waiver of defaults, see "Modification and Waiver."

     No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default (as defined) and unless also the Holders of at least 25% in aggregate principal amount of the Outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the Outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. (ss. 507) However, such limitations do not apply to a suit instituted by a Holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates expressed in such Note. (ss. 508)

     The Company will be required to furnish to the Trustee quarterly a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance. (ss. 1019)

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer and exchange and the Company's right of optional redemption, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payment of principal and interest on the Notes, (iv) rights, obligations and immunities of the Trustee under the Indenture and (v) rights of the Holders of the Notes as beneficiaries of the Indenture with respect to any property deposited with the Trustee payable to all or any of them), if (x) the Company will have paid or caused to be paid the principal of and interest on the Notes as and when the same will have become due and payable or (y) all outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation.

DEFEASANCE

     The Indenture will provide that, at the option of the Company, (a) if applicable, the Company will be discharged from any and all obligations in respect of the Outstanding Notes or (b) if applicable, the Company may omit to comply with certain restrictive covenants, that such omission shall not be deemed to be an Event of Default under the Indenture and the Notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. government obligations which will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, on the Outstanding Notes. With respect to clause (B), the obligations under the Indenture other than with respect to such covenants and the Events of Default other than the Events of Default relating to such covenants above shall remain in full force and effect. Such trust may only be established if, among other things (i) with respect to clause (A), the Company has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Notes will not recognize gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(ii) no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred or be continuing; (iii) the Company has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and (iv) certain other customary conditions precedent are satisfied. (ss.ss. 1301, 1302, 1303 and
1304)

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, (b) reduce the principal amount of, (or the premium) or interest on, any Note, (c) change the place or currency of payment of principal of (or premium), or interest on, any Note, (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note, (e) reduce the above-stated percentage of Outstanding Notes necessary to modify or amend the Indenture, (f) reduce the percentage of aggregate principal amount of Outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or (h) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Notes required under the "Limitation on Asset Dispositions" and the "Change of Control" covenants contained in the Indenture in a manner materially adverse to the Holders thereof. (ss. 902)

     The Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. (ss. 1020) Subject to certain rights of the Trustee, as provided in the Indenture, the Holders of a majority in aggregate principal amount of the Outstanding Notes, on behalf of all Holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note tendered pursuant to an Offer to Purchase. (ss. 513)

GOVERNING LAW

     The Indenture and the Notes will be governed by the laws of the State of New York.

THE TRUSTEE

     The Indenture provides that, except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. During the existence of an Event of Default, the Trustee will exercise such rights and powers vested in it under the Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. (ss. 601)

     The Indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or any Affiliate, provided, however, that if it acquires any conflicting interest (as defined in the Indenture or in the Trust Indenture
Act), it must eliminate such conflict or resign. (ss.ss. 608, 613)

              CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO U.S. HOLDERS

     The following summary describes all material United States federal income tax consequences for holders of the Exchange Notes who are subject to U.S. net income tax with respect to the Exchange Notes ("U.S. persons") and who will hold the Exchange Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the Exchange Notes. This summary is based upon the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any discussion of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the Exchange Notes or holders thereof; nor does it discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor under his particular circumstances or to investors subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss Exchange Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprising an Exchange Note and one or more other investments, or situations in which the functional currency of the holders is not the U.S. dollar.

     Holders of Old Notes contemplating acceptance of the Exchange Offer should consult their tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

EXCHANGE OF NOTES

     The exchange of Old Notes for Exchange Notes should not be a taxable event to holders for federal income tax purposes. The exchange of Old Notes for the Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes, because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the Exchange Notes should have the same issue price as the Old Notes, and a holder should have the same adjusted basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange.

INTEREST ON EXCHANGE NOTES

     A holder of an Exchange Note will be required to report as ordinary interest income for U.S. federal income tax purposes interest earned on the Exchange Note in accordance with the holder's method of tax accounting.

DISPOSITION OF EXCHANGE NOTES

     A holder's tax basis for an Exchange Note generally will be the holder's purchase price for the Old Note. Upon the sale, exchange, redemption, retirement or other disposition of an Exchange Note, a holder will recognize gain or loss equal to the difference (if any) between the amount realized and the holders' tax basis in the Exchange Note. Such gain or loss will be long-term capital gain or loss if the Exchange Note has been held for more than one year and otherwise will be short-term capital gain or loss (with certain exceptions to the characterization as capital gain if the Exchange Note was acquired at a market discount).

BACKUP WITHHOLDING

     A holder of an Exchange Note may be subject to backup withholding at the rate of 31% with respect to interest paid on the Exchange Note and proceeds from the sale, exchange, redemption or retirement of the Exchange Note, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of an Exchange Note who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS.

     A holder of an Exchange Note who is not a U.S. person will generally be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting.

     Any amount paid as backup withholding will be creditable against the holder's U.S. federal income tax liability.

                      CERTAIN U.S. FEDERAL TAX CONSEQUENCES
                               TO NON-U.S. HOLDERS

     The following is a general discussion of certain U.S. federal tax consequences of the ownership and disposition of Exchange Notes by a non-U.S. holder who acquires and owns such Exchange Notes as a capital asset within the meaning of Section 1221 of the Code. A "non-U.S. holder" is any person other than (i) a resident (within the meaning of Section 7701(b) of the Code) or current or former citizen of the United States, (ii) a corporation, limited liability company, or partnership created or organized in the United States or under the laws of the United States or of any state, or (iii) an estate or trust whose income is includable in gross income for U.S. federal income tax purposes regardless of its source. The discussion is based on laws and regulations presently in force and does not take account of any possible changes in such laws or regulations. Moreover, the discussion does not discuss every aspect of U.S. federal taxation that may be relevant to a particular taxpayer under special circumstances or to persons who are otherwise subject to a special tax treatment (including, without limitation, banks, insurance companies, pension and other employee benefit plans, and tax exempt organizations and entities) and it does not discuss the effect of any applicable U.S. state and local or non-U.S. tax laws. EACH PROSPECTIVE NON-U.S. HOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL TAX CONSEQUENCES OF HOLDING AND DISPOSING OF EXCHANGE NOTES, AS WELL AS ANY TAX CONSEQUENCES APPLICABLE UNDER THE LAWS OF ANY U.S. STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION.

INTEREST

     In general, interest paid to a non-U.S. holder of Exchange Notes will be subject to U.S. federal income tax or regular withholding tax so long as (a) the interest is not effectively connected with the conduct of a trade or business within the United States, (b) the non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the company entitled to vote, (c) the Non-U.S. Holder is not a controlled foreign corporation that is related to the Company actually or constructively through stock ownership and (d) either (i) the beneficial owner of the Exchange Note certifies to the Company or its agent, under penalties of perjury, that it is not a U.S. Holder and provides its name and address on U.S. Treasury Form W-8 (or a suitable substitute form) or (ii) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Exchange Note certifies under penalties of perjury that such a Form W-8 (or suitable substitute form) has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof.

     Recently proposed Internal Revenue Service Treasury regulations (the "Proposed Regulations") would provide alternative methods for satisfying the certification requirement described in clause (d) above. The Proposed Regulations also would require, in the case of Exchange Notes held by a foreign partnership, that (x) the certification described in clause (d) above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. A look-through rule would apply in the case of tiered partnerships. The Proposed Regulations are proposed to be effective for payments made after December 31, 1997. There can be no assurance that the Proposed Regulations will be adopted or as to the provisions that they will include if and when adopted in temporary or final form.

DISPOSITION OF EXCHANGE NOTES

     Non-U.S. holders generally will not be subject to U.S. federal income taxation on gain recognized on a disposition of Exchange Notes so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States and (ii) in the case of a non-U.S. holder who is an individual, either such holder is not present in the United States for 183 days or more in the taxable year of disposition or such holder does not (a) have a "tax home" (within the meaning of section 911(d)(3) of the Code) in the United States or (b) maintain an office or fixed place of business in the United States to which the gain is attributable.

FEDERAL ESTATE TAXES

     An Exchange Note held by an individual who, at the time of death, is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the U.S. federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and if, at the time of the individual's death, payments with respect to such Exchange Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

U.S. INFORMATION REPORTING REQUIREMENTS AND BACKUP WITHHOLDING TAX

     Generally, payments of interest, premium or principal on the Exchange Notes to Non-U.S. Holders will not be subject to information reporting or backup withholding (assuming the income is otherwise exempt from United States federal income tax) if the non-U.S. holder complies with the certification requirements set forth in clause (d) under "Certain U.S. Federal Tax Consequences To Non-U.S. Holders -- Interest" above.

     Non-U.S. holders will not be subject to information reporting or backup withholding with respect to the payment of proceeds from the disposition of Exchange Notes effected by, to or through the foreign office of a broker; provided, however, that if the broker is a U.S. person or a U.S.-related person, information reporting (but not backup withholding) would apply unless the broker has documentary evidence in its records as to the non-U.S. holder's foreign status (and has no actual knowledge to the contrary), or the non-U.S. holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption. Non-U.S. holders will be subject to information reporting and backup withholding at a rate of 31% with respect to the payment of proceeds from the disposition of Exchange Notes effected by, to or through the United States office of a broker, unless the non-U.S. holder certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption.

     Amounts withheld under the backup withholding rules do not constitute a separate U.S. federal income tax. Rather, amounts withheld under the backup withholding rules from a payment to a non-U.S. holder will be allowed as a credit against such non-U.S. holder's U.S. federal income tax liability and any amounts withheld in excess of such non- U.S. holder's U.S. federal income tax liability would be refunded, provided that the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION

     Each Participating Broker-Dealer that receives Exchange Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker- Dealers during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than a resale of an unsold allotment from the original sale of Old Notes). The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 180 days from the Expiration Date. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. See "The Exchange Offer -- Resales of Exchange Notes."

     The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. Exchange Notes received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period ending 180 days from the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                         VALIDITY OF THE EXCHANGE NOTES

     The validity of the Exchange Notes will be passed upon for the Company by Baker & Botts, L.L.P., Dallas, Texas, counsel for the Company.

                                     EXPERTS

     The audited consolidated financial statements included in this Prospectus, to the extent and for the periods indicated in their reports, have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving such reports.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                               Page
                                                                                               ----
HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES
  Report of Independent Public Accountants................................................... F-3
  Consolidated Balance Sheets as of December 31, 1996 and 1995............................... F-4
  Consolidated Statements of Operations for the Year Ended
     December 31, 1996 and for the period from inception
     (July 11, 1995), through December 31, 1995.............................................. F-5
  Consolidated Statements of Stockholders' Equity for the
     Year Ended December 31, 1996 and for the period from
     inception (July 11, 1995), through December 31, 1995.................................... F-6
  Consolidated Statements of Cash Flows for the Year Ended
     December 31, 1996 and for the period from inception
     (July 11, 1995), through December 31, 1995.............................................. F-7
  Notes to Consolidated Financial Statements................................................. F-8
  Unaudited Condensed Consolidated Balance Sheet as of
    September 30, 1997....................................................................... F-19
  Unaudited Condensed Consolidated Statements of Operations
     for the Nine Months Ended September 30, 1997 and 1996................................... F-20
  Unaudited Condensed Consolidated Statements of Cash Flows
     for the Nine Months Ended September 30, 1997 and 1996................................... F-21
  Notes to Unaudited Interim Condensed Consolidated
     Financial Statements.................................................................... F-22
THEATERS ACQUIRED FROM DICKINSON, INC.
  Report of Independent Public Accountants................................................... F-24
  Statement of Assets Acquired as of May 29, 1997............................................ F-25
  Statement of Revenues and Direct Operating Expenses for
    the Year Ended May 29, 1997.............................................................. F-26
  Notes to Financial Statements.............................................................. F-27
  Unaudited Statement of Assets Acquired as of August 31, 1997............................... F-29
  Unaudited Interim Statements of Revenues and Direct Operating
    Expenses for the Three Months Ended August 31, 1997 and 1996............................. F-30
  Notes to Unaudited Interim Financial Statements............................................ F-31
THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.
  Report of Independent Public Accountants................................................... F-32
  Statement of Assets Acquired as of October 31, 1996........................................ F-33
  Statements of Revenues and Direct Operating Expenses for
     the Years Ended October 31, 1996 and 1995............................................... F-34
  Notes to Financial Statements.............................................................. F-35
  Unaudited Statement of Assets Acquired as of July 31, 1997................................. F-37
  Unaudited Interim Statements of Revenues and Direct
     Operating Expenses for the Three and Nine Months Ended
     July 31, 1997 and 1996.................................................................. F-38
  Notes to Unaudited Interim Financial Statements............................................ F-39
ESCAPE THEATRES, INC.
  Report of Independent Public Accountants................................................... F-40
  Balance Sheet as of September 30, 1996..................................................... F-41
  Statement of Operations for the Year Ended September 30, 1996.............................. F-42
  Statement of Cash Flows for the Year Ended September 30, 1996.............................. F-43
  Notes to Financial Statements.............................................................. F-44
  Unaudited Condensed Balance Sheet as of March 31, 1997..................................... F-47
  Unaudited Condensed Statements of Operations for the Three
     and Six Months Ended March 31, 1997 and 1996............................................ F-48
  Unaudited Condensed Statements of Cash Flows for the Three
     and Six Months Ended March 31, 1997 and 1996............................................ F-49
  Notes to Unaudited Interim Condensed Financial Statements.................................. F-50
THEATERS ACQUIRED FROM UNITED ARTISTS THEATRE CIRCUIT, INC.
  Report of Independent Public Accountants................................................... F-51

  Statements of Revenues and Direct Operating Expenses for the
     Nine Months Ended September 30, 1996 and the Year
     Ended December 31, 1995................................................................. F-52
  Notes to Statements of Revenues and Direct Operating
     Expenses................................................................................ F-53
THEATERS ACQUIRED FROM CROWN CINEMA CORPORATION AND CROWN
  THEATRE CORPORATION
  Report of Independent Public Accountants................................................... F-55
  Statements of Revenues and Direct Operating Expenses for
     the Nine Months Ended September 30, 1996 and the Years
     Ended December 31, 1995 and 1994........................................................ F-56
  Notes to Statements of Revenues and Direct Operating Expenses.............................. F-57
TRANS TEXAS AMUSEMENTS, INC.
 Unaudited Statement of Operations for
    the Period from January 1, 1995, through July 10, 1995, and for the Year Ended December 31, 1994..................................................... F-58
 Unaudited Statement of Cash Flows for the Period from
     January 1, 1995, through July 10, 1995, and for the Year
    Ended December 31, 1994.................................................................. F-59
 Notes to Unaudited Financial Statements..................................................... F-60
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
  Unaudited Pro Forma Condensed Consolidated Financial
     Statements Headnote..................................................................... P-1
  Unaudited Pro Forma Condensed Consolidated Statement of
     Operations for the Year Ended December 31, 1996......................................... P-2
  Unaudited Pro Forma Condensed Consolidated Statement of
     Operations for the Nine Months Ended September 30, 1997................................. P-3
  Unaudited Pro Forma Condensed Consolidated Balance Sheet
     as of September 30, 1997................................................................ P-4
  Notes to Unaudited Pro Forma Condensed Consolidated
     Financial Statements.................................................................... P-5
FINANCIAL STATEMENT SCHEDULE
  Report of Independent Public Accountants
    on Financial Statement Schedule.......................................................... S-1
  Schedule II - Valuation and Qualifying Accounts -
    for the Year Ended December 31, 1996 and for the Period
    from Inception (July 11, 1995), through December 31, 1995................................ II-7

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Hollywood Theater Holdings, Inc.:

         We have audited the accompanying consolidated balance sheets of Hollywood Theater Holdings, Inc. (a Delaware corporation) and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1996, and for the period from inception (July 11, 1995), through December 31, 1995. These financial statements are the responsibility of Hollywood Theater Holdings, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hollywood Theater Holdings, Inc. and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for the year ended December 31, 1996, and for the period from inception (July 11, 1995), through December 31, 1995, in conformity with generally accepted accounting principles.


                                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
April 29, 1997

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                           December 31, 1996 and 1995

                                     ASSETS

                                                                                                 1996             1995
                                                                                            ------------      ------------
Current assets:
  Cash and cash equivalents ...........................................................     $  3,559,454      $    447,343
  Accounts receivable .................................................................          366,142            49,762
  Accounts receivable-- related parties ...............................................          634,300              --
  Inventories .........................................................................          446,180              --
  Prepaid and other current assets ....................................................        1,267,255           119,288
  Deposits ............................................................................        1,564,046            20,679
                                                                                            ------------      ------------
         Total current assets .........................................................        7,837,377           637,072
Property and equipment:
  Buildings ...........................................................................       15,645,107              --
  Furniture and equipment .............................................................       14,045,128         2,609,741
  Leasehold improvements ..............................................................        8,448,726         1,351,295
  Land ................................................................................        4,889,288              --
  Land improvements ...................................................................          428,965              --
  Construction in progress ............................................................        1,100,970              --
                                                                                            ------------      ------------
                                                                                              44,558,184         3,961,036
  Less-- Accumulated depreciation and amortization ....................................       (1,442,624)         (319,249)
                                                                                            ------------      ------------
         Property and equipment, net ..................................................       43,115,560         3,641,787
Other assets:
  Goodwill, net .......................................................................       30,782,899         7,044,691
  Intangible assets, net ..............................................................       10,619,457         1,606,517
                                                                                            ------------      ------------
         Total other assets ...........................................................       41,402,356         8,651,208
                                                                                            ------------      ------------
         Total assets .................................................................     $ 92,355,293      $ 12,930,067
                                                                                            ============      ============

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses ...............................................     $  5,887,458      $  1,602,853
  Federal income taxes payable ........................................................           17,550           400,802
  Note payable ........................................................................             --             100,000
  Current maturities of long-term debt ................................................          136,680           375,000
  Current maturities of capital lease obligation ......................................           32,432            44,329
                                                                                            ------------      ------------
         Total current liabilities ....................................................        6,074,120         2,522,984
Other liabilities:
  Long-term debt, net of current maturities ...........................................       50,500,000         8,425,000
  Capital lease obligation, net of current maturities .................................             --              32,432
  Deferred lease expenses .............................................................          657,888           112,143
                                                                                            ------------      ------------
         Total liabilities ............................................................       57,232,008        11,092,559
Commitments and contingencies (Note 11)
Convertible preferred stock, $.01 par value, 500,000 shares
  authorized:
  Series B Preferred Stock, $.01 par value, 163,319 shares
    issued and outstanding in 1996, none in 1995 (redemption preference of $28,580,825)            1,633              --
  Additional paid-in capital ..........................................................       28,577,697              --
Stockholders' equity
  Series A Preferred Stock, 5,090 shares issued and
    outstanding in 1995, none in 1996 .................................................             --                  51
  Common stock, $.01 par value, 500,000 and 100,000 shares
    authorized in 1996 and 1995, respectively; 82,489 and
    22,622 shares issued and outstanding in 1996 and 1995,  respectively ..............              825               226
  Additional paid-in capital ..........................................................       11,160,881         2,744,723
  Accumulated deficit .................................................................       (4,617,751)         (907,492)
                                                                                            ------------      ------------
         Total stockholders' equity ...................................................        6,543,955         1,837,508
                                                                                            ------------      ------------
         Total liabilities and stockholders' equity ...................................     $ 92,355,293      $ 12,930,067
                                                                                            ============      ============

      The accompanying notes are an integral part of these balance sheets.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    FOR THE YEAR ENDED DECEMBER 31, 1996, AND
    FOR THE PERIOD FROM INCEPTION (JULY 11, 1995), THROUGH DECEMBER 31, 1995

                                                                                          1996             1995
                                                                                      ------------     -----------
Revenues:
  Admissions......................................................................... $ 15,334,877     $ 3,912,596
  Concessions........................................................................    8,709,985       2,304,860
  Other operating revenues...........................................................      834,378         116,205
                                                                                      ------------     -----------
          Total revenues.............................................................   24,879,240       6,333,661
                                                                                      ------------     -----------
Operating expenses:
  Film rental and advertising costs..................................................    8,387,938       2,336,535
  Cost of concessions and other......................................................    1,411,869         339,476
  Theater operating expenses.........................................................   10,998,455       2,620,045
  General and administrative expenses................................................    1,601,185         742,605
  Depreciation and amortization......................................................    3,151,582         739,028
                                                                                      ------------     -----------
          Total operating expenses...................................................   25,551,029       6,777,689
                                                                                      ------------     -----------
Operating loss.......................................................................     (671,789)       (444,028)
Interest expense, net................................................................    2,120,722         463,464
                                                                                      ------------     -----------
Net loss............................................................................. $ (2,792,511)    $  (907,492)
                                                                                      ============     ===========

   The accompanying notes are an integral part of these financial statements.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    FOR THE YEAR ENDED DECEMBER 31, 1996, AND
    FOR THE PERIOD FROM INCEPTION (JULY 11, 1995), THROUGH DECEMBER 31, 1995

                                      SERIES A
                                   PREFERRED STOCK            COMMON STOCK
                                  -------------------      -------------------
                                                                                  ADDITIONAL
                                    SHARES                   SHARES                 PAID-IN         ACCUMULATED
                                  OUTSTANDING  AMOUNT      OUTSTANDING  AMOUNT      CAPITAL           DEFICIT           TOTAL
                                  -----------  ------      -----------  ------    ----------        ------------     ------------
Balance, July 11, 1995 .......          --     $   --           --      $  --     $       --        $       --       $       --
  Initial
    capitalization ...........         5,090         51       22,622        226      2,544,723              --          2,545,000
  Issuance of detachable
    warrants .................          --         --           --         --          200,000              --            200,000
  Net loss ...................          --         --           --         --             --            (907,492)        (907,492)
                                     -------   --------      -------    -------    -----------      ------------      -----------

Balance, December 31, 1995  ..         5,090         51       22,622        226      2,744,723          (907,492)       1,837,508
  Issuance of stock ..........        85,000        850       77,168        772     20,500,894              --         20,502,516
  Issuance of stock in
  connection with
  acquisitions ...............          --         --         12,872        129      2,252,471              --          2,252,600
  Retirement of stock ........       (90,090)      (901)     (30,173)      (302)   (14,137,207)             --        (14,138,410)
  Retirement of warrant ......          --         --           --         --         (200,000)         (140,850)        (340,850)
  Stock dividend .............          --         --           --         --             --            (422,355)        (422,355)
  Cash dividend ..............          --         --           --         --             --            (354,543)        (354,543)
  Net loss ...................          --         --           --         --             --          (2,792,511)      (2,792,511)
                                     -------   --------      -------    -------    -----------      ------------      -----------

Balance, December 31, 1996 ...          --     $   --         82,489    $   825   $ 11,160,881      $ (4,617,751)    $  6,543,955
                                     =======   ========      =======    =======   ============      ============     ============



   The accompanying notes are an integral part of these financial statements.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                    FOR THE YEAR ENDED DECEMBER 31, 1996, AND
    FOR THE PERIOD FROM INCEPTION (JULY 11, 1995), THROUGH DECEMBER 31, 1995

                                                                    1996              1995
                                                                ------------      -------------
Cash flows from operating activities:
  Net loss ................................................     $ (2,792,511)     $   (907,492)
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation and amortization ........................        3,151,582           739,028
     Deferred lease expenses ..............................          545,745           148,940
     Changes in assets and liabilities
       Increase in accounts receivable ....................         (950,680)          (49,762)
       Increase in prepaids and other current assets ......         (963,192)          (22,190)
       Increase in inventories ............................         (316,369)             --
       Decrease in other assets ...........................             --              15,897
       Increase in deposits ...............................       (1,543,367)             --
       Increase in accounts payable and accrued expenses ..        4,284,605           258,051
       Decrease in federal income taxes payable ...........         (383,252)             --
                                                                ------------      ------------
          Net cash provided by operating activities .......        1,032,561           182,472
                                                                ------------      ------------
Cash flows from investing activities:
  Purchases of property and equipment .....................      (10,734,244)         (805,177)
  Payments for business acquisitions, net of cash
     acquired .............................................      (58,986,124)       (9,863,792)
                                                                ------------      ------------
          Net cash used in investing activities ...........      (69,720,368)      (10,668,969)
                                                                ------------      ------------
Cash flows from financing activities:
  Borrowings under note payable ...........................             --             100,000
  Borrowings under long-term debt .........................       58,427,734         9,000,000
  Payment of financing fees ...............................       (3,718,121)             --
  Repayments of capital lease obligation ..................          (44,329)          (20,563)
  Repayments of note payable and long-term debt ...........      (16,691,054)         (690,597)
  Proceeds from issuance of stock .........................       48,659,491         2,545,000
  Repurchase of stock .....................................      (14,138,410)             --
  Retirement of warrants ..................................         (340,850)             --
  Dividends paid ..........................................         (354,543)             --
                                                                ------------      ------------
          Net cash provided by financing activities .......       71,799,918        10,933,840
                                                                ------------      ------------
Net increase in cash ......................................        3,112,111           447,343
Cash and cash equivalents, beginning of period ............          447,343              --
                                                                ------------      ------------
Cash and cash equivalents, at year-end ....................     $  3,559,454      $    447,343
                                                                ============      ============
Supplemental information:
  Cash paid for interest ..................................     $  2,088,838      $    386,631
                                                                ============      ============
Noncash transactions:
  Issuance of detachable warrants for common stock ........     $       --        $    200,000
                                                                ============      ============
  Stock dividend ..........................................     $    422,355      $       --
                                                                ============      ============
  Issuance of stock in connection with business
     acquisitions .........................................     $  2,252,600      $       --
                                                                ============      ============

   The accompanying notes are an integral part of these financial statements.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1. ORGANIZATION

         Hollywood Theater Holdings, Inc. and its wholly owned subsidiary, Hollywood Theaters, Inc., ("HTI") both Delaware corporations, were formed in June 1995 to purchase all of the outstanding shares of Trans Texas Amusements, Inc. ("TransTexas") and affiliates. Crown Theatre Corporation became a wholly owned subsidiary of Hollywood Theaters, Inc. after it was acquired by Hollywood Theater Holdings, Inc. on November 1, 1996, the effective date of the purchase. Hollywood Theater Holdings, Inc., Hollywood Theaters, Inc., and Crown Theatre Corporation (collectively "Holdings") owned and operated 72 motion picture theaters at December 31, 1996. Holdings currently operates theaters in Idaho, Kansas, Missouri, Ohio, Oklahoma, and Texas.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation and Presentation

         The consolidated financial statements include the accounts of Hollywood Theater Holdings, Inc., and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

         Cash and cash equivalents consist of operating funds held in financial institutions and petty cash held by the theaters. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Deposits

         Deposits consist of funds held in escrow in accordance with certain purchase agreements.

Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of concession products and theater supplies.

Accounts Receivable

         Accounts receivable are due primarily from vendors and film companies for reimbursable vendor promotion costs and film advertising costs. Film advertising reimbursements are generally credited against the film rental expense.
Vendor promotion reimbursements are included in other income.

Prepaid and Other Current Assets

         Prepaid and other current assets consist of prepaid insurance and theater start-up costs. Theater start-up costs are amortized over a one-year period.

Property and Equipment

         Property and equipment are stated at cost. Depreciation of furniture and equipment, and buildings is provided using the straight-line method over an eight-year period and thirty-year period, respectively. Leasehold improvements are amortized using the straight-line method over the lesser of the lease period or the estimated useful lives of the leasehold improvements.

Intangible Assets

         Intangible assets include deferred finance costs and covenants not-to-compete which are amortized using the straight-line method over a five year period.

Goodwill

         Goodwill is recorded as the excess of cost over fair value of assets acquired and is amortized over 15 years. Accumulated amortization of goodwill was approximately $1,213,000 and $246,000 at December 31, 1996 and 1995, respectively.

         Holdings reviews the carrying value of goodwill at least annually on a market-by-market basis to determine if facts and circumstances exist which would suggest the goodwill may be impaired or that the amortization period needs to be modified. Among the factors Holdings considers in making the evaluation are changes in Holdings' market position, reputation, profitability and geographic penetration. If indicators are present which may indicate impairment is probable, Holdings will prepare a projection of the undiscounted cash flows of the specific market and determine if goodwill is recoverable based on these undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying amount of the goodwill to its fair value. Similar reviews are made of other long-lived assets. No such adjustments were required at December 31, 1996 or 1995.

Deferred Lease Expenses

         Rent expense is recognized on a straight-line basis after considering the effect of rent escalation provisions.

Revenues

         Revenues are recognized when admissions and concessions sales are received at the theaters. Film rental costs are accrued based on the applicable box office receipts and the terms of the film licenses.

Advertising

         Advertising costs are expensed when incurred.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

         Certain reclassifications have been made to the prior year statements to conform them to the current year presentation.

3. INTANGIBLE ASSETS

         A summary of intangible assets at December 31, 1996 and 1995, is as follows:


                                                     1996              1995
                                                 ------------     ------------
Covenants not-to-compete ............            $  7,098,827     $  1,000,000
Deferred finance and other costs .....              4,674,016          774,176
                                                 ------------     ------------
                                                   11,772,843        1,774,176
Less-  Accumulated amortization ......             (1,153,386)        (167,659)
                                                 ------------     ------------
                                                 $ 10,619,457     $  1,606,517
                                                 ============     ============

4. LONG-TERM DEBT

         Long-term debt at December 31, 1996 and 1995 consisted of the following:

                                                                                      1996               1995
                                                                                  ------------       ------------
Senior term note payable to a bank; interest of prime plus 1.5% (10.25% at
  December 31, 1995), payable monthly; principal payable in quarterly installments, with a final maturity on December 31, 2000; paid in
  1996 ........................................................................     $       --        $  6,500,000
Subordinated term note payable to an individual;
  interest ranging from 9%-11.5% payable quarterly;
  principal due June 30, 2002; paid in 1996 ...................................             --           2,500,000
Term note payable to a bank; interest of LIBOR plus
  2.75% or base rate plus 1.75% (10% at December 31, 1996), payable monthly;
  principal payments beginning
  March, 1998; final maturity on December 31, 2001 ............................       50,000,000              --
Revolving credit agreement, interest at LIBOR plus 2.75%
  or the base rate plus 1.75% (weighted average of 10%
  at December 31, 1996); due 2001 .............................................          500,000              --
Promissory note payable to a bank; interest of prime
  plus 1% (9.25% at December 31, 1996); principal and
  accrued interest due on November 1, 1997 ....................................          136,680              --
                                                                                    ------------      ------------
Total long-term debt ..........................................................       50,636,680         9,000,000
Less --
  Current maturities ..........................................................         (136,680)         (375,000)
  Discount on long-term debt ..................................................             --            (200,000)
                                                                                    ------------      ------------
Long-term debt ................................................................     $ 50,500,000      $  8,425,000
                                                                                    ============      ============

         At December 31, 1995, Holdings had a working capital line of credit agreement with a lender that allowed borrowings of up to $100,000 with interest at prime plus 1.5%. On November 1, 1996, Holdings entered into a $25.0 million revolving credit agreement and a $50.0 million term note borrowing agreement with a financial institution which replaced Holdings' prior line of credit agreement. The proceeds from the term note and revolving credit agreement were primarily used to retire existing debt and to fund the acquisition of certain assets from Crown Cinema Corporation and United Artists Theatre Circuit, Inc. The agreement stipulates that total borrowings are not to exceed 4.75 times Holdings' "trailing" twelve-month cash flow and certain other restrictions. As of December 31, 1996, management believes Holdings was in compliance with these covenants. All borrowings under this agreement are secured by the assets and all shares of the capital stock of Holdings.

         Long-term debt at December 31, 1996, matures as follows:


1997.................................................     $    136,680
1998.................................................        6,000,000
1999.................................................       11,250,000
2000.................................................       12,750,000
2001.................................................       20,500,000
                                                          ------------
                                                          $ 50,636,680
                                                          ============

5. LEASES

         Holdings leases certain of its theater premises with lease terms of 4 to 20 years. Additionally, certain leases provide for contingent rentals based on operating results and require the payment of taxes, insurance, and other costs applicable to the property. Holdings, at its option, may renew a substantial portion of the leases at defined or then fair rental rates for various periods. Some leases also provide for escalating rent payments throughout the lease term. A deferred lease expenses accrual of $657,888 and $112,143 in 1996 and 1995, respectively has been provided to account for these leases on a straight-line basis. Rent expense for the periods ended December 31, 1996 and 1995, totaled $2,964,755, and $965,033, respectively.

         Future minimum payments under noncancelable leases with initial or remaining terms in excess of one year at December 31, 1996, are due as follows:

                                                                                     OPERATING     CAPITAL
                                                                                      LEASES       LEASES
                                                                                      ------       ------
1997.............................................................................. $  6,700,000  $ 32,802
1998..............................................................................    6,600,000        --
1999..............................................................................    6,400,000        --
2000..............................................................................    5,800,000        --
2001..............................................................................    5,000,000        --
Thereafter........................................................................   35,600,000        --
                                                                                   ------------  --------
          Total...................................................................   66,100,000    32,802
Less-- Amount representing interest...............................................           --      (337)
                                                                                   ------------  --------
                                                                                   $ 66,100,000  $ 32,465
                                                                                   ============  ========


6. INCOME TAXES

         As of December 31, 1996, Holdings has a net operating loss (NOL) carryforward of approximately $2,525,363 for tax reporting purposes which begins to expire in calendar year 2010. In October 1996, Holdings underwent an ownership change pursuant to Internal Revenue Code Section 382. Therefore, the NOL carryforward to future years will be limited. Due to the lack of an earnings history, the tax benefits normally associated with this NOL carryforward and other tax assets have been fully valued and have not been recorded in the accompanying financial statements.

         Holdings' deferred income taxes at December 31, 1996 and 1995, consisted of the following:

                                                                               1996              1995
                                                                           ------------       ----------
Assets --
  Amortization.........................................................    $   112,697        $   42,256
  Deferred lease expenses..............................................        223,682            50,640
  Net operating loss carryforward......................................        858,623           180,941
  Depreciation.........................................................         48,102            29,443
                                                                           -----------        ----------
          Total assets.................................................      1,243,104           303,280
  Less-- Valuation allowance...........................................     (1,243,104)         (303,280)
                                                                           -----------        ----------
          Total deferred income taxes..................................    $        --        $       --
                                                                           ===========        ==========


7. FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. Cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities are reflected in the consolidated financial statements at fair value because of the short-term maturity of these instruments. In addition, the fair value of Holdings' long-term debt and capital lease obligations were determined to approximate its carrying value since (i) a substantial amount of the December 31, 1996, long-term debt and capital lease obligations were issued at fair market value during 1996 and (ii) long-term debt amounts are interest rate variable in nature.

         Changes in the assumptions or estimation methodologies may have a material effect on these estimated fair values.

8. STOCKHOLDERS' EQUITY

         In April 1996, Holdings issued 50,000 shares of Series A Preferred Stock ($.01 par value) to Precept Investors, Inc. and Stratford Capital Partners L.P. (collectively "Precept/Stratford") for proceeds of $5.0 million.

         In October 1996, The Beacon Group III Focus Value Fund, L.P. ("Beacon") purchased 35,000 shares of Series A Preferred Stock for $3.5 million.

         In November 1996, Beacon purchased approximately $21.5 million of common stock and shares of a new class of Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock"). The Series B Preferred Stock is redeemable after the seventh anniversary of the issue date by the holders, as long as a qualifying initial public offering of the common stock has not occurred. The preferred shares are automatically converted into common stock, upon completion of a qualifying initial public offering. The Series B Preferred Stock is convertible, initially on a one-for-one basis, subject to adjustment to reflect specified antidilution events, including without limitation, stock splits, stock combinations, certain issuances of equity and certain business combination transactions. In connection with the transaction, Holdings offered to purchase the outstanding common stock from existing stockholders for $170 per share. Shareholders sold 30,173 shares to Holdings for a total cost of approximately $5.0 million. In addition, Holdings exchanged Beacon's and Precept/Stratford's Series A Preferred Stock for the newly authorized Series B Preferred Stock at a ratio of 1.75/1.00 shares.

         The Board of Directors authorized a 9% preferred stock dividend of Series B Preferred Stock on December 15, 1996 to the stockholders of record of Series B Preferred Stock on December 15, 1996. The stock dividend was paid on December 31, 1996.

         In anticipation of the adoption of a stock option plan, 37,000 shares of common stock have been reserved for issuance.

         At December 31, 1995, shares of common stock were reserved for warrants for the purchase of up to 750 shares of common stock of 10,000 shares issued and outstanding of Hollywood Theaters, Inc. The exercise price is $0.01 per share and the warrants expire July 11, 2002. The warrants were carried at their estimated fair value at their issue date. The unexercised warrants were retired for $340,850 in 1996.

9. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

         The following are condensed consolidating financial statements of Hollywood Theater Holdings, Inc. and Hollywood Theaters, Inc. (in thousands). These statements are presented to provide financial information with respect to Hollywood Theaters, Inc.

                                                 HOLLYWOOD             HOLLYWOOD     CONSOLIDATING     HOLDINGS
         DECEMBER 31, 1995                  THEATER HOLDINGS INC.   THEATERS, INC.      ENTRIES        CONSOL'D
         -----------------                  ---------------------   --------------   -------------     --------
Assets:
   Cash and cash investments .............          $   --              $    447      $   --           $    447
   Other current assets ..................              --                   190          --                190
                                                    --------            --------      --------         --------
   Total current assets ..................              --                   637          --                637
   Property, plant and equipment, net ....              --                 3,642          --              3,642
   Investment in subsidiaries ............             1,838                --          (1,838)            --
   Other noncurrent assets ...............              --                 8,651          --              8,651
                                                    --------            --------      --------         --------
                                                    $  1,838            $ 12,930      $ (1,838)        $ 12,930
                                                    ========            ========      ========         ========
Liabilities and equity:
   Current liabilities ...................          $   --              $  2,523      $   --           $  2,523
   Long-term debt ........................              --                 8,425          --              8,425
   Other noncurrent liabilities ..........              --                   144          --                144
   Stockholders' equity ..................             1,838               1,838        (1,838)           1,838
                                                    --------            --------      --------         --------
                                                    $  1,838            $ 12,930      $ (1,838)        $ 12,930
                                                    ========            ========      ========         ========


                                                 HOLLYWOOD             HOLLYWOOD     CONSOLIDATING      HOLDINGS
         DECEMBER 31, 1996                  THEATER HOLDINGS INC.   THEATERS, INC.      ENTRIES         CONSOL'D
         -----------------                  ---------------------   --------------   -------------      --------
Assets:
   Cash and cash investments .............        $   --              $  3,559          $   --          $  3,559
   Other current assets ..................            --                 4,278              --             4,278
                                                  --------            --------          --------        --------
   Total current assets ..................            --                 7,837              --             7,837
   Property, plant and equipment, net ....            --                43,116              --            43,116
   Investment in subsidiaries ............          35,260                --             (35,260)           --
   Other noncurrent assets ...............            --                41,402              --            41,402
                                                  --------            --------          --------        --------
                                                  $ 35,260              92,355           (35,260)       $ 92,355
                                                  ========            ========          ========        ========
Liabilities and equity:
   Current liabilities ...................             137            $  5,937              --          $  6,074
   Long-term debt ........................            --                50,500              --            50,500
   Other noncurrent liabilities ..........            --                   658              --               658
   Convertible Preferred Stock ...........          28,579                --                --            28,579
   Stockholders' equity ..................           6,544              35,260           (35,260)          6,544
                                                  --------            --------          --------        --------
                                                  $ 35,260            $ 92,355          $(35,260)       $ 92,355
                                                  ========            ========          ========        ========

                                                     HOLLYWOOD             HOLLYWOOD     CONSOLIDATING       HOLDINGS
         DECEMBER 31, 1995                      THEATER HOLDINGS INC.   THEATERS, INC.      ENTRIES          CONSOL'D
         -----------------                     ---------------------   --------------    -------------       --------
Revenues ...................................       $  --                  $ 6,334            $  --            $ 6,334
                                                   -------                -------            -------          -------
Costs and expenses:
   Direct theater costs ....................          --                    5,296               --              5,296
   General and administrative ..............          --                      743               --                743
   Depreciation and amortization ...........          --                      739               --                739
                                                   -------                -------            -------          -------
                                                      --                    6,778               --              6,778
                                                   -------                -------            -------          -------
Operating loss .............................          --                     (444)              --               (444)
                                                   -------                -------            -------          -------
Interest expense, net of interest income ...          --                      463               --                463
                                                   -------                -------            -------          -------
Equity in loss of subsidiaries .............          (907)                  --                  907             --
                                                   -------                -------            -------          -------
Net loss ...................................       $  (907)               $  (907)           $   907          $  (907)
                                                   =======                =======            =======          =======


                                                     HOLLYWOOD             HOLLYWOOD     CONSOLIDATING      HOLDINGS
         DECEMBER 31, 1996                      THEATER HOLDINGS INC.   THEATERS, INC.      ENTRIES         CONSOL'D
         -----------------                     ---------------------   --------------    -------------      --------
Revenues ...................................       $   --                 $ 24,879           $   --         $ 24,879
                                                   --------               --------           --------       --------
Costs and expenses:
   Direct theater costs ....................           --                   20,798               --           20,798
   General and administrative ..............           --                    1,601               --            1,601
   Depreciation and amortization ...........           --                    3,152               --            3,152
                                                   --------               --------           --------       --------
                                                       --                   25,551               --           25,551
                                                   --------               --------           --------       --------
Operating loss .............................           --                     (672)              --             (672)
                                                   --------               --------           --------       --------
Interest expense, net of interest income ...           --                    2,121               --            2,121
                                                   --------               --------           --------       --------
Equity in loss of subsidiaries .............         (2,793)                  --                2,793           --
                                                   --------               --------           --------       --------
Net loss ...................................       $ (2,793)              $ (2,793)          $  2,793       $ (2,793)
                                                   ========               ========           ========       ========

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS
YEARS ENDED:

                                                                        HOLLYWOOD            HOLLYWOOD      CONSOLIDATING   HOLDINGS
         DECEMBER 31, 1995                                          THEATER HOLDINGS INC.  THEATERS, INC.     ENTRIES       CONSOL'D
         -----------------                                          ---------------------  --------------   -------------   --------
Cash flows from operating activities .............................  $   --                 $    182           $   --        $   182
Cash flows from investing activities:
   Purchases of property and equipment ...........................      --                     (805)              --           (805)
   Payments for business acquisitions, net of cash acquired -- ...    (9,864)                  --               (9,864)
   Contributions to subsidiaries .................................    (2,545)                  --                2,545       (9,864)
                                                                    --------               --------           --------      -------
                                                                      (2,545)               (10,669)             2,545      (10,669)

Cash flows from financing activities:
   Borrowings under note payable and long-term debt ..............     9,100                   --                9,100
   Repayments of note payable and long-term debt .................      --                     (691)              --           (691)
   Proceeds from issuance of stock ...............................     2,545                  2,545             (2,545)       2,545
   Other .........................................................      --                      (20)              --            (20)
                                                                                                                           --------
                                                                       2,545                 10,934             (2,545)      10,934
                                                                    --------               --------           --------     --------
Net increase in cash .............................................  $   --                 $    447           $   --       $    447
                                                                    ========               ========           ========     ========



                                                                        HOLLYWOOD            HOLLYWOOD      CONSOLIDATING   HOLDINGS
         DECEMBER 31, 1996                                          THEATER HOLDINGS INC.  THEATERS, INC.     ENTRIES       CONSOL'D
         -----------------                                          ---------------------  --------------   -------------   --------
Cash flows from operating activities .............................     $   --                $  1,032        $   --        $  1,032
                                                                                                                           --------
Cash flows from Investing activities:
   Purchases of property and equipment ...........................         --                 (10,734)           --         (10,734)
   Payments for business acquisitions, net of cash acquired.-- ...      (58,986)                 --           (58,986)
   Contributions to subsidiaries .................................      (48,659)                 --            48,659          --
                                                                       --------              --------        --------      --------
                                                                        (48,659)              (69,720)         48,659       (69,720)

Cash flows from financing activities:
   Borrowings under note payable and long-term debt ..............         --                  58,428            --          58,428
   Repayments of note payable and long-term debt .................         --                 (16,691)           --         (16,691)
   Proceeds from issuance of stock ...............................       48,659                48,659         (48,659)       48,659
   Other .........................................................         --                 (18,596)           --         (18,596)
                                                                       --------              --------        --------      --------

                                                                         48,659                71,800         (48,659)       71,800
                                                                       --------              --------        --------      --------
Net increase in cash .............................................     $   --                $  3,112        $   --        $  3,112
                                                                       ========              ========        ========      ========

Notes to Condensed Consolidated Financial Statements

(a) These condensed consolidating financial statements should be read in conjunction with the consolidated financial statements of Holdings and notes thereto of which this note is an integral part.

(b) As of December 31, 1995, Holdings owns 100% interest in Hollywood Theaters, Inc. These condensed consolidating financial statements present Holdings' investment in its subsidiaries using the equity method. Under this method, investments are recorded at cost and adjusted for the parent company's ownership share of the subsidiary's cumulative results of operations. In addition, investments increase in the amount of contributions to subsidiaries and decrease in the amount of distributions from subsidiaries.

10. RETIREMENT SAVINGS PLAN

         Holdings has a 401(k) profit sharing plan for the benefit of all eligible employees and makes contributions as determined annually by the Board of Directors. No contributions were made in 1996 or 1995.

11. ACQUISITIONS

         Effective July 11, 1995, Holdings acquired for approximately $6,600,000 in cash and $2,500,000 in debt, all of the outstanding capital stock of TransTexas, which includes 11 theaters in Texas and Oklahoma.

         Effective April 11, 1996, Holdings acquired, for $3,264,000 in cash, six theaters in Texas from Cinemore, Inc. and related entities.

         Effective August 12, 1996, Holdings acquired, for $1,798,000 in cash, two theaters in Texas from Beaumont Cinema Ventures, L.P.

         Effective November 1, 1996, Holdings acquired 33 theaters primarily in Kansas, Missouri, and Ohio from Crown Cinema Corporation and Crown Theatre Corporation. Holdings issued 12,872 shares of its common stock to the seller, at a fair market value of $2,252,600, and paid cash of $41,123,000 to the seller for these acquisitions. As specified in the Crown Cinema Corporation purchase agreement, an adjustment will be made to the purchase price based upon the performance of the acquired theaters between September 8, 1996, and October 31, 1996. As of December 31, 1996, the amount of this adjustment had not been finalized. Therefore, the purchase price allocation used to ascertain the associated value of goodwill, and other acquired assets is preliminary. Potentially, 3,218 shares of additional common stock may be issued to the former stakeholder of Crown Cinema Corporation upon final agreement of the purchase price. The former stakeholder of Crown Cinema Corporation is now a stockholder and consultant with Holdings.

         Effective November 14, 1996, Holdings acquired, for $700,000 in cash, two theaters in Texas from General Cinema Corp. of Texas.

         Effective in November and December 1996, Holdings acquired, for $11,285,000 in cash, 19 theaters in Idaho, Oklahoma, and Texas from United Artists Theatre Circuit Inc. and related entities.

         The 1996 and 1995 acquisitions have been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired (including all identifiable intangible assets, if material) based upon their estimated fair values at the dates of acquisition in accordance with APB No. 16. The results of operations of the acquired theaters are included in the consolidated financial statements from the respective dates of acquisition. None of the acquisition agreements contain any significant earn-out provisions with the sellers.

         The following is a summary of the net assets acquired and liabilities assumed in connection with the foregoing acquisitions in 1996 and 1995:


                                                    1996            1995
                                                -----------     -----------
Assets acquired:
  Cash and cash equivalents ...............     $    55,661     $      --
  Inventories .............................         129,844          71,370
  Prepaid current assets and other ........         442,026         106,649
                                                -----------     -----------
          Total current assets ............         627,531         178,019
  Furniture and equipment .................       9,011,295       2,122,221
  Leasehold improvements ..................       6,123,077         594,313
  Building ................................      10,963,717            --
  Land ....................................       2,989,902            --
  Land improvements .......................         436,254            --
  Construction-in-progress ................         117,297            --
  Covenants not-to-compete ................       6,098,827       1,000,000
                                                -----------     -----------
          Total other assets ..............      35,740,369       3,716,534
                                                -----------     -----------
          Total assets acquired ...........      36,367,900       3,894,553
                                                -----------     -----------
Liabilities assumed:
  Accounts payable ........................            --         1,808,315
  Note payable ............................            --           690,597
                                                -----------     -----------
          Total liabilities assumed .......            --         2,498,912
                                                -----------     -----------
          Net assets acquired .............      36,367,900       1,395,641
Purchase price, including acquisition costs      61,073,027       9,089,620
                                                -----------     -----------
Goodwill ..................................     $24,705,127     $ 7,693,979
                                                ===========     ===========

Pro Forma Information

         The following unaudited pro forma information reflects the effect on the consolidated statements of operations assuming that significant acquisitions were consummated as of January 1, 1996 and 1995. This information may not be indicative of the results that would have actually been obtained if the acquisitions had occurred on such dates. Therefore, pro forma information cannot be considered indicative of future operations. The unaudited pro forma information for the year ended December 31, 1996 and the period from inception (July 11, 1995), through December 31, 1995 is as follows:


                                                                                1996              1995
                                                                            ------------      ------------
                                                                                       (UNAUDITED)
Total revenues............................................................. $ 78,710,000      $ 37,830,000
Net income.................................................................    4,323,000         3,102,000

12. COMMITMENTS AND CONTINGENCIES

         Holdings, in the normal course of business, is party to various matters of litigation. Management is of the opinion that the eventual outcome of these matters will not have a material adverse effect on Holdings' financial position or results of operations.

13. RELATED-PARTY TRANSACTIONS

         Precept Investors, Inc. ("Precept"), one of Holdings' shareholders, has been engaged by Holdings to construct various theaters. During 1996, Precept was involved in the construction of one theater and the improvements to one existing theater, and was paid approximately $4,600,000 for these services. At December 31, 1996, approximately $1,200,000 was owed to Precept and is included in accounts payable and accrued expenses on the accompanying balance sheet.

          At December 31, 1996, Holdings was owed approximately $615,000 by a current shareholder and consultant with Holdings, who is a former stakeholder of Crown Cinema Corporation and Crown Theatre Corporation. The receivable primarily represents costs paid by Holdings for services performed prior to the acquisition of the theaters by Holdings.

14. SUBSEQUENT EVENTS

         In March 1997, Holdings received a commitment for a long-term, first mortgage loan of $3.8 million from a financial institution. The proceeds will be used to construct a theater in Lawrence, Kansas. Holdings began construction in January 1997, with completion in May 1997.

         In March 1997, Holdings entered into a purchase contract for $8.7 million to acquire a 16-screen theater under construction in Waco, Texas (the "Waco Acquisition"). Additionally, Holdings has committed $2.1 million for the purchase of furniture, fixtures, and equipment for this theater. The purchase will be accounted for using the purchase method of accounting. Construction should be completed in August 1997. Holdings also signed a contract to buy land in Norman, Oklahoma, for $2.9 million.

         In April 1997, Holdings signed a letter of intent to buy two theaters for $8.5 million. The purchase will be accounted for using the purchase method of accounting. Additionally, the Board of Directors approved 200,000 shares of $.01 par value Series C Convertible Redeemable Preferred Stock. Additionally, Holdings sold 43,076 shares of this preferred stock and 18,462 of common stock. Net proceeds from the sale of the 61,500 shares were approximately $12.0 million and were used to finance the above transactions and current construction activity.

         On August 1, 1997, HTI completed a $110.0 million offering of Senior Subordinated Notes. The Notes bear interest at 10 5/8% and are due 2007. The Notes are redeemable at HTI's option and upon the occurrence of certain events in the future. The Notes also include certain restrictive covenants relative to the maintenance of financial ratios and the incurrence of additional indebtedness.

         During the nine months ended September 30, 1997, HTI paid approximately $27.7 million consideration in connection with acquisitions. The acquisitions will be accounted for under the purchase method of accounting.

15. QUARTERLY FINANCIAL DATA (UNAUDITED)

         Selected unaudited quarterly financial data for the year ended December 31, 1996, and the period from inception (July 11, 1995) through December 31, 1995, are as follows:

Year Ended December 31, 1996


                                                               FIRST         SECOND           THIRD         FOURTH
                                                              QUARTER        QUARTER         QUARTER        QUARTER
                                                           -----------    -----------     -----------    ------------
Operating revenues........................................ $ 2,716,463    $ 3,779,273     $ 4,908,796    $ 13,474,708
Operating expenses........................................   3,161,029      4,180,596       5,006,021      13,203,383
                                                           -----------    -----------     -----------    ------------
Operating income (loss)...................................    (444,566)      (401,323)        (97,225)        271,325
Interest expense, net.....................................     219,113        218,298         275,959       1,407,352
                                                           -----------    -----------     -----------    ------------
          Net loss........................................ $  (663,679)   $  (619,621)    $  (373,184)   $ (1,136,027)
                                                           ===========    ===========     ===========    ============

Period from Inception (July 11, 1995), Through December 31, 1995

                                                                                     THIRD          FOURTH
                                                                                    QUARTER         QUARTER
                                                                                 -----------     -----------
Operating revenues.............................................................. $ 3,219,016     $ 3,114,645
Operating expenses..............................................................   3,220,023       3,557,666
                                                                                 -----------     -----------
Operating loss..................................................................      (1,007)       (443,021)
Interest expense, net...........................................................     226,910         236,554
                                                                                 -----------     -----------
Net loss........................................................................ $  (227,917)    $  (679,575)
                                                                                 ===========     ===========

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1997

                                 (IN THOUSANDS)

                                              ASSETS
                                                                                                   SEPTEMBER 30,
                                                                                                       1997
                                                                                                    -----------
                                                                                                    (UNAUDITED)
Current assets:
  Cash and cash equivalents.....................................................................   $      9,108
  Accounts receivable...........................................................................          1,206
  Inventories...................................................................................          1,151
  Prepaid and other current assets..............................................................          2,852
  Deposits......................................................................................          2,442
                                                                                                   ------------
          Total current assets..................................................................         16,759
Property and equipment:
  Buildings.....................................................................................         39,781
  Furniture and equipment.......................................................................         27,182
  Leasehold improvements........................................................................         14,459
  Land and land improvements....................................................................         12,386
  Construction in progress......................................................................          9,607
                                                                                                   ------------
                                                                                                        103,415
  Less-- Accumulated depreciation and amortization..............................................         (5,457)
                                                                                                   ------------
          Property and equipment, net...........................................................         97,958
Other assets:
  Goodwill, net.................................................................................         45,296
  Intangible assets, net........................................................................         15,365
                                                                                                   ------------
          Total other assets....................................................................         60,661
                                                                                                   ------------
          Total assets..........................................................................   $    175,378
                                                                                                   ============
                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.........................................................   $      9,357
  Current maturities of long-term debt..........................................................          3,937
                                                                                                   ------------
          Total current liabilities.............................................................         13,294
Other liabilities:
  Long-term debt................................................................................        110,000
  Deferred lease expenses.......................................................................          1,078
                                                                                                   ------------
          Total other liabilities...............................................................        111,078
                                                                                                   ------------
          Total liabilities.....................................................................        124,372
Commitments and contingencies
Convertible preferred stock
  Series B preferred stock, $.01 par value, 400,000 shares authorized, 163,319 shares
     issued and outstanding in 1997.............................................................              2
  Series C preferred stock, $.01 par value, 400,000 shares authorized, 78,973 shares
     issued and outstanding in 1997.............................................................              1
  Additional paid-in capital....................................................................         46,830
Stockholders' equity
  Common stock, $.01 par value, 1,000,000 shares authorized in
     1997; 116,336 shares issued and outstanding................................................              1
  Additional paid-in capital....................................................................         17,761
  Accumulated deficit...........................................................................        (13,589)
                                                                                                   ------------
          Total stockholders' equity............................................................          4,173
                                                                                                   ------------
          Total liabilities and stockholders' equity............................................   $    175,378
                                                                                                   ============


       The accompanying notes are an integral part of this balance sheet.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
     FOR THE THREE MONTHS AND NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                 (IN THOUSANDS)


                                                                        THREE MONTHS                   NINE MONTHS
                                                                           ENDED                           ENDED
                                                               --------------------------    -----------------------------
                                                               SEPTEMBER 30, SEPTEMBER 30,   SEPTEMBER 30,   SEPTEMBER 30,
                                                                   1997           1996             1997            1996
                                                               --------------------------    -----------------------------
                                                                        (UNAUDITED)                     (UNAUDITED)
Revenues:
  Admissions and other operating revenue................         $14,772          $2,966         $35,957       $7,035
  Concessions...........................................           7,779           1,943          18,895        4,370
                                                                  ------           -----          ------        -----
          Total revenues................................          22,551           4,909          54,852       11,405
                                                                  ------           -----          ------       ------
Operating expenses:
  Film rental and advertising costs.....................           7,869           1,578          19,304        3,952
  Cost of concessions and other.........................           1,266             320           3,021          684
  Theater operating expenses............................           8,558           2,183          22,241        5,316
  General and administrative expenses...................           1,631             512           3,992        1,158
  Depreciation and amortization.........................           2,984             413           7,930        1,238
                                                                  ------          ------          ------       ------
          Total operating expenses......................          22,308           5,006          56,488       12,348
                                                                  ------           -----          ------       ------
Operating income (loss).................................             243            (97)         (1,636)        (943)
Interest expense, net...................................           2,234             276           4,482          713
                                                                  ------          ------          ------       ------
Net loss................................................        $(1,991)          $(373)        $(6,118)     $(1,656)
                                                                =======           ======        =======      ========



   The accompanying notes are an integral part of these financial statements.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

                                 (IN THOUSANDS)

                                                                               1997           1996
                                                                            -------------  -----------
                                                                                   (UNAUDITED)
Cash flows from operating activities:
          Net cash used in operating activities ........................     $   2,734      $    (367)
                                                                             ---------      ---------
Cash flows from investing activities:
  Purchases of property and equipment ..................................       (28,242)        (5,641)
  Payments for business acquisitions, net of cash acquired .............       (48,707)        (5,264)
                                                                             ---------      ---------
          Net cash used in investing activities ........................       (76,949)       (10,905)
                                                                             ---------      ---------
Cash flows from financing activities:
  Proceeds from issuance of Senior Subordinated Notes ..................       110,000           --
  Borrowings under line of credit ......................................        14,000
  Net borrowings on notes payable ......................................         3,800          5,046
  Repayment on line of credit ..........................................       (14,500)          --
  Repayment of term loan ...............................................       (50,000)          --
  Repayments of capital lease obligations ..............................           (32)           (32)
  Payments of financing fees ...........................................        (5,505)          (643)
 Proceeds from issuance of stock .......................................        22,000          6,803
                                                                             ---------      ---------
          Net cash provided by financing activities ....................        79,763         11,174
                                                                             ---------      ---------
Net increase in cash ...................................................         5,548            (98)
Cash and cash equivalents, beginning of period .........................         3,560            447
                                                                             ---------      ---------
Cash and cash equivalents, end of period ...............................     $   9,108      $     349
                                                                             =========      =========

Non cash transactions:
  Stock dividend .......................................................         2,853           --


   The accompanying notes are an integral part of these financial statements.

                HOLLYWOOD THEATER HOLDINGS, INC. AND SUBSIDIARIES

          NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                               SEPTEMBER 30, 1997

1. INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         In the opinion of management, the unaudited Interim Condensed Consolidated Financial Statements of Hollywood Theater Holdings, Inc. and subsidiaries ("Holdings") include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly Holdings' financial position as of September 30, 1997, and the results of its operations for the three and nine months ended September 30, 1997 and 1996. Due to the seasonality of Holdings' operations, the results of its operations for the interim periods ended September 30, 1997 and 1996, may not be indicative of total results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The unaudited Interim Condensed Consolidated Financial Statements should be read in conjunction with the audited Consolidated Financial Statements of Hollywood Theater Holdings, Inc. and subsidiaries and accompanying notes for the years ended December 31, 1996 and 1995.

2. FINANCING ARRANGEMENTS

         The Company completed an offering of $110.0 million of Senior Subordinated Notes (the "Offering") in August 1997. The notes bear interest at 10 5/8% and are due 2007. The notes are redeemable at the Company's option and upon the occurrence of certain events in the future. The notes also include restrictive covenants relative to the maintenance of financial ratios and the incurrence of additional indebtedness. The Company used the net proceeds from the Offering to repay all of the existing indebtedness under its existing facility, to finance certain acquisitions, to fund a portion of construction and other expenses related to the 1997 theater building program, and for general corporate purposes.

         In conjunction with the Offering, the Company repaid all of its existing indebtedness under its former bank facility at that time and entered into the Senior Bank Facility. The Senior Bank Facility provides for a revolving credit facility of $50.0 million with a five year term; however, the total available borrowings under the Senior Bank Facility may be less based on leverage levels of the Company.

         At September 30, 1997 the Company was not in compliance with two of the thirteen Senior Bank Facility debt covenants; however, during January 1998 the Senior Bank Facility was amended and the Company is currently in compliance with the Senior Bank Facility. At September 30, 1997 and December 31, 1997, no amounts were borrowed under the Senior Bank Facility.

3. ACQUISITIONS

         In May 1997, Holdings completed the Beaumont/Port Arthur Acquisition, pursuant to which it acquired two theaters with an aggregate of 12 screens in Beaumont and Port Arthur, Texas from United Artists Theatre Circuit Inc. for a purchase price of $3.4 million. Holdings expects these newly acquired theaters to complement the Company's existing theaters in Beaumont.

         In June 1997, Holdings completed the acquisition of two theaters with an aggregate of 14 screens in Killeen, Texas from Escape Theatres, Inc. for a purchase price of $8.5 million.

         In August 1997, Holdings completed the acquisition of seven theaters with an aggregate of 50 screens located in Tulsa and Oklahoma City, Oklahoma from General Cinema Corp. of Oklahoma, Inc. for a purchase price of $15.8 million.

         In September 1997, Holdings completed the purchase of a newly-constructed 16-screen theater in Waco, Texas for a purchase price of $8.7 million (The "Waco Acquisition"). Additionally, Holdings purchased furniture, fixtures, and equipment for this theater for an additional $2.1 million. The purchase was accounted for using the purchase method of accounting.

Pro Forma Information

         The following unaudited pro forma information gives effect to (i) the significant acquisitions described above and the exchange of theaters described below and (ii) the Offering, assuming such transactions had occurred on January 1, 1996. This information may not be indicative of the results that would have actually been obtained if the acquisitions and the Offering had occurred on such date. Therefore, pro forma information cannot be considered indicative of future operations. The unaudited pro forma information for the nine months ended September 30, 1997 and 1996 is as follows:


                                             NINE MONTHS ENDED    NINE MONTHS ENDED
                                            SEPTEMBER  30, 1997  SEPTEMBER  30, 1996
                                            -------------------  -------------------
                                                           (UNAUDITED)
Total revenues.............................       $65,704,000          $59,000,000
Net loss...................................         9,368,000            7,350,000

4. EQUITY ISSUANCES

         In April 1997, Holdings issued 43,076 shares of Series C Preferred Stock ($.01 par value) ("Series C") and 18,462 shares of common stock ($.01 par value) to the Beacon Group III-Focus Value Fund, L.P. ("Beacon") and Stratford Capital Partners, L.P. ("Stratford) for approximately $12.0 million.

         In May 1997, Holdings issued 35,897 shares of Series C and 15,385 shares of common stock for approximately $10.0 million to Hoak Communications Partners, L.P. ("Hoak").

         In November 1997, Holdings issued 51,283 shares of Series C for approximately $10.0 million to Beacon and Stratford.

         In December 1997, the Board of Directors approved 400,000 shares of $.01 par value Series D Convertible Redeemable Preferred Stock. Additionally, Holdings sold 10,256 shares of this preferred stock for approximately $2.0 million to Hoak.

5. COMMITMENTS AND CONTINGENCIES

         Holdings, in the normal course of business, is party to various matters of litigation. Management is of the opinion that the eventual outcome of these matters will not have a material adverse effect on Holdings' financial position or results of operations.

6. SUBSEQUENT EVENTS

         In October 1997, Holdings completed the exchange of six theaters with an aggregate of 31 screens operated by Holdings in Kansas and Missouri for five theaters with an aggregate of 22 screens owned by Dickinson, Inc. in the same states and cash of approximately $1.1 million.

         In October 1997, Holdings completed the acquisition of one theater with six screens in Tomball, Texas from Cineco Cinema Corporation. for a purchase price of approximately $1.8 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors and Stockholders of Hollywood Theater Holdings, Inc.:

We have audited the accompanying statement of assets acquired of the theaters acquired (the "Acquired Theaters") from Dickinson, Inc. as of May 29, 1997, and the related statements of revenues and direct operating expenses for the year then ended. These financial statements are the responsibility of Dickinson Theatres, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The statements of assets acquired and revenues and direct operating expenses for the Acquired Theaters were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and are not intended to be a complete presentation of assets, revenues, and expenses.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired of the Acquired Theaters as of May 29, 1997, and the revenues and direct operating expenses for the year then ended, in conformity with generally accepted accounting principles.


                                                          ARTHUR ANDERSEN LLP


Dallas, Texas,
September 16, 1997

                 FOR THE THEATERS ACQUIRED FROM DICKINSON, INC.

                          STATEMENT OF ASSETS ACQUIRED
                               AS OF MAY 29, 1997




                                             MAY 29,
                                              1997
                                            --------
Inventories .......................         $ 17,973
Property and equipment, net .......          815,263
                                            --------
        Total assets acquired .....         $833,236
                                            ========

    The accompanying notes are an integral part of this financial statement.

                 FOR THE THEATERS ACQUIRED FROM DICKINSON, INC.

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES
                         FOR THE YEAR ENDED MAY 29, 1997



                                                            YEAR ENDED
                                                           MAY 29, 1997
                                                           ------------
Revenues:
  Admissions .........................................     $3,505,649
  Concessions ........................................      1,466,537
  Other operating revenues ...........................         20,222
                                                           ----------

          Total revenues .............................      4,992,408

Operating expenses:
  Film rental and advertising costs ..................      1,856,373
  Cost of concessions and other ......................        264,537
  Theater operating expenses .........................      1,751,886
                                                           ----------

          Total operating expenses ...................      3,872,796
                                                           ----------

Excess of revenues over direct operating expenses ....     $1,119,612
                                                           ==========



    The accompanying notes are an integral part of this financial statement.

                 FOR THE THEATERS ACQUIRED FROM DICKINSON, INC.

                          NOTES TO FINANCIAL STATEMENTS
                                  MAY 29, 1997

1.   BASIS OF PRESENTATION:

In August 1997, Hollywood Theaters, Inc. ("Hollywood") entered into a definitive agreement with Dickinson, Inc. ("Dickinson") pursuant to which Hollywood will exchange six theaters it operates in Kansas and Missouri for five theaters owned by Dickinson ("Acquired Theaters") in the same states and cash of approximately $1.1 million.

The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by Hollywood.

Historical financial information reflecting financial position, results of operations and cash flows of the Acquired Theaters is not presented because primarily all of the acquisition cost was assigned to property and equipment. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2.   SIGNIFICANT ACCOUNTING POLICIES:

Revenues

Revenues are recognized when admissions and concessions sales are received at the theaters. Film rental costs are accrued based on the applicable box office receipts and the terms of the film licenses. Other revenues consist primarily of on-screen and slide advertising and electronic video game receipts.

Operating Costs and Expenses

Film rental and advertising costs include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Cost of concessions consist solely of direct concession product costs. Other operating expenses include joint facility costs such as employee costs, theater rental and utilities, all of which are common to both ticket sales and concession operations.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of concession products and theater supplies.

Property and Equipment

Property and equipment are stated at cost. Depreciation of furniture and equipment, and buildings is provided using the straight-line method over a 7-year period and 39-year period, respectively. Leasehold improvements are amortized using the straight-line method over the lesser of the lease period or the estimated useful lives of the leasehold improvements.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   LEASES:

The Acquired Theaters lease certain of its theater premises with lease terms of 15 to 26 years. Additionally, certain leases provide for contingent rentals based on operating results and require the payment of taxes, insurance, and other costs applicable to the property. The Acquired Theaters, at its option, may renew a substantial portion of the leases at defined or then fair rental rates for various periods. Some leases also provide for escalating rent payments throughout the lease term. Rent expense for the period ended May 29, 1997, totaled approximately $538,000.

Future minimum payments under noncancelable leases with initial or remaining terms in excess of one year at May 29, 1997, are due as follows:

                  1998                                  $   527,600
                  1999                                      536,500
                  2000                                      536,500
                  2001                                      519,600
                  2002                                      360,200
                  Thereafter                                255,200
                                                         ----------
                  Total                                  $2,735,600
                                                         ==========


4.   COMMITMENTS AND CONTINGENCIES:

The Acquired Theaters, in the normal course of business, is party to various matters of litigation. Management is of the opinion that the eventual outcome of these matters will not have a material adverse effect on the Acquired Theaters' financial position or results of operations.

5.   SUBSEQUENT EVENT (UNAUDITED)

In October 1997, the Acquired Theaters were exchanged with theaters from Hollywood, as described in Note 1.

                 FOR THE THEATERS ACQUIRED FROM DICKINSON, INC.

                          STATEMENT OF ASSETS ACQUIRED
                              AS OF AUGUST 31, 1997



                                         AUGUST 31,
                                           1997
                                        -----------
                                        (UNAUDITED)
Inventories .......................      $ 17,900

Property and equipment, net .......       763,713
                                         --------

          Total assets acquired ...      $781,613
                                         ========

    The accompanying notes are an integral part of this financial statement.

                FOR THE THEATERS ACQUIRED FROM DICKINSON, INC.

               STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES FOR THE THREE MONTHS ENDED AUGUST 31, 1997 AND 1996


                                                         THREE MONTHS ENDED
                                                              AUGUST 31,
                                                       ------------------------
                                                          1997           1996
                                                       ----------     ---------
                                                           (UNAUDITED)
Revenues:
  Admissions and other operating revenue ........     $1,082,728     $1,151,562
  Concessions ...................................        481,588        481,335
                                                      ----------     ----------

          Total revenues ........................      1,564,316      1,632,897

Operating expenses:
  Film rental and advertising costs .............        649,628        668,692
  Cost of concessions and other .................        102,888        111,194
  Theater operating expenses ....................        426,541        454,127
                                                      ----------     ----------

          Total operating expenses ..............      1,179,057      1,234,013
                                                      ----------     ----------

Excess of revenues over direct operating
  expenses ......................................     $  385,259     $  398,884
                                                      ==========     ==========


   The accompanying notes are an integral part of these financial statements.

                 FOR THE THEATERS ACQUIRED FROM DICKINSON, INC.

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                 AUGUST 31, 1997
                                   (UNAUDITED)

1.   INTERIM FINANCIAL STATEMENTS:

In the opinion of management, the unaudited interim statements of assets and revenues and direct operating expenses of the theaters acquired from Dickinson, Inc. ("Acquired Theaters") by Hollywood Theaters, Inc. ("Hollywood") include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Acquired Theaters' financial position as of August 31, 1997, and the results of its operations for the three months ended August 31, 1997. Due to the seasonality of the Acquired Theaters operations, the results of its operations for the interim period ended August 31, 1997, may not be indicative of total results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The unaudited interim statements of assets and revenues and direct operating expenses should be read in conjunction with the consolidated financial statements of the Acquired Theaters and accompanying notes for the year ended May 29, 1997.

The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by Hollywood.

Historical financial information reflecting financial position, results of operations and cash flows of the Acquired Theaters is not presented because primarily all of the acquisition cost was assigned to property and equipment. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2.   COMMITMENTS AND CONTINGENCIES:

The Acquired Theaters, in the normal course of business, is party to various matters of litigation. Management is of the opinion that the eventual outcome of these matters will not have a material adverse effect on the Sold Theaters' financial position or results of operations.

3.   SUBSEQUENT EVENT:

In October 1997, the Acquired Theaters were exchanged for six theaters owned by Hollywood. Additionally, the Acquired Theaters paid $1.1 million in cash to Hollywood.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Hollywood Theater Holdings, Inc.:

  We have audited the accompanying statement of assets acquired of the theaters acquired (the "Acquired Theaters") from General Cinema Corp. of Oklahoma, Inc. as of October 31, 1996, and the related statements of revenues and direct operating expenses for the years ended October 31, 1996 and 1995. These financial statements are the responsibility of GC Companies, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  The statements of assets acquired and revenues and direct operating expenses for the Acquired Theaters were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in
Note 1, and are not intended to be a complete presentation of assets, revenues, and expenses.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired of the Acquired Theaters as of October 31, 1996, and the revenues and direct operating expenses for the years ended October 31, 1996 and October 31, 1995, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP

Dallas, Texas,
July 30, 1997

      FOR THE THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.

                          STATEMENT OF ASSETS ACQUIRED
                             AS OF OCTOBER 31, 1996


                                         OCTOBER 31,
                                           1996
                                         ----------
Cash and cash equivalents .........      $  129,091
Inventories .......................          61,322
Property and equipment, net .......       4,782,667
                                         ----------
          Total assets acquired ...      $4,973,080
                                         ==========

        The accompanying notes are an integral part of this financial statement.

      FOR THE THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                  FOR THE YEARS ENDED OCTOBER 31, 1996 AND 1995


                                                          1996            1995
                                                      -----------     -----------
Revenues:
  Admissions ....................................     $10,973,332     $10,096,860
  Concessions ...................................       4,987,201       4,464,015
  Other operating revenues ......................         214,137         167,072
                                                      -----------     -----------
          Total revenues ........................      16,174,670      14,727,947
Operating expenses:
  Film rental and advertising costs .............       6,366,263       5,835,820
  Cost of concessions and other .................         743,146         741,061
  Theater operating expenses ....................       5,719,805       5,702,602
                                                      -----------     -----------
          Total operating expenses ..............      12,829,214      12,279,483
                                                      -----------     -----------
Excess of revenues over direct operating expenses     $ 3,345,456     $ 2,448,464
                                                      ===========     ===========



   The accompanying notes are an integral part of these financial statements.

      FOR THE THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.

                          NOTES TO FINANCIAL STATEMENTS
                            OCTOBER 31, 1996 AND 1995

1. BASIS OF PRESENTATION

         Seven theaters (the "Acquired Theaters") owned by General Cinema Corp. of Oklahoma, Inc. were acquired by Hollywood Theaters, Inc. ("Hollywood") in August 1997.

         The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by Hollywood.

         Historical financial information reflecting financial position, results of operations and cash flows of the Acquired Theaters is not presented because primarily all of the acquisition cost was assigned to property and equipment. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2. SIGNIFICANT ACCOUNTING POLICIES

Revenues

         Revenues are recognized when admissions and concessions sales are received at the theaters. Film rental costs are accrued based on the applicable box office receipts and the terms of the film licenses. Other revenues consist primarily of on-screen and slide advertising and electronic video games located in theater lobbies.

Operating Costs and Expenses

         Film rental and advertising costs include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Cost of concession consist solely of direct concession product costs. Other operating expenses include joint facility costs such as employee costs, theater rental and utilities which are common to both ticket sales and concession operations. Rental expense for operating leases which provide for escalating minimum annual rentals during the term of the lease are accounted for on a straight-line basis over the terms of the underlying leases and reported as a component of theater operating expenses.

Cash and Cash Equivalents

         Cash and cash equivalents consist of operating funds held in financial institutions and petty cash held by the theaters. The Acquired Theaters consider all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories

         Inventories are stated at the lower of cost (first-in, first-out) or market and consist primarily of concession products and theater supplies.

Property and Equipment

         Property and equipment are stated at cost. Depreciation of furniture and equipment, and buildings is provided using the straight-line method over a 3 to 20-year period and 20 to 30-year period, respectively. Leasehold improvements are amortized using the straight-line method over the lesser of the lease period or the estimated useful lives of the leasehold improvements.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. LEASES

         The Acquired Theaters lease certain of its theater premises with lease terms of 20 to 30 years. Additionally, certain leases provide for contingent rentals based on operating results and require the payment of taxes, insurance, and other costs applicable to the property. The Acquired Theaters, at its option, may renew a substantial portion of the leases at defined or then fair rental rates for various periods. Some leases also provide for escalating rent payments throughout the lease term. Rent expense for the period ending October 31, 1996 and 1995, totaled $2,056,070, and $2,453,539, respectively.

         Future minimum payments under noncancelable leases with initial or remaining terms in excess of one year at October 31, 1996, are due as follows:


                                                                                Operating
                                                                                  Leases
                                                                               ------------
1997.....................................................................      $  2,416,556
1998.....................................................................         2,416,556
1999.....................................................................         2,488,322
2000.....................................................................         2,521,478
2001.....................................................................         2,521,478
Thereafter...............................................................        19,677,775
                                                                               ------------
          Total..........................................................      $ 32,042,165
                                                                               ============

      FOR THE THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.

                          STATEMENT OF ASSETS ACQUIRED
                               AS OF JULY 31, 1997

                                           JULY 31,
                                             1997
                                         ----------
                                         (UNAUDITED)
Cash and cash equivalents ..........     $  118,602
Inventories ........................         56,922
Property and equipment .............      9,569,075
                                         ----------
          Total assets acquired ....     $9,744,599
                                         ==========

    The accompanying notes are an integral part of this financial statement.

      FOR THE THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.

          INTERIM STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
           FOR THE THREE AND NINE MONTHS ENDED JULY 31, 1997 AND 1996

                                           THREE MONTHS ENDED              NINE MONTHS ENDED
                                               JULY 31,                         JULY 31,
                                         --------------------------     ---------------------------
                                            1997            1996            1997            1996
                                        -----------     -----------     -----------     -----------
                                                 (UNAUDITED)                     (UNAUDITED)
Revenues:
  Admissions ......................     $ 3,520,986     $ 4,383,784     $ 9,644,267     $ 8,895,960
  Concessions .....................       1,683,345       2,011,747       4,509,435       4,026,622
  Other operating revenues ........         129,532          83,225         227,394         160,750
                                        -----------     -----------     -----------     -----------
          Total revenues ..........       5,333,863       6,478,756      14,381,096      13,083,332
                                        -----------     -----------     -----------     -----------
Operating expenses:
  Film rental and advertising
   costs ..........................       2,192,746       2,699,199       5,699,600       5,272,949
  Cost of concessions and other ...         384,031         217,365         782,224         523,130
  Theater operating expenses ......       1,914,126       1,998,124       5,229,508       4,774,986
                                        -----------     -----------     -----------     -----------
          Total operating
            expenses...............       4,490,903       4,914,688      11,711,332      10,571,065
                                        -----------     -----------     -----------     -----------
Operating income ..................     $   842,960     $ 1,564,068     $ 2,669,764     $ 2,512,267
                                        ===========     ===========     ===========     ===========

   The accompanying notes are an integral part of these financial statements.

      FOR THE THEATERS ACQUIRED FROM GENERAL CINEMA CORP. OF OKLAHOMA, INC.

                      NOTES TO INTERIM FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                  JULY 31, 1997

1. INTERIM FINANCIAL STATEMENTS

         In the opinion of management, the unaudited interim statements of assets acquired and revenues and direct operating expenses of the theaters acquired from General Cinema Corp. of Oklahoma, Inc. (the "Acquired Theaters") include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the Acquired Theaters' assets to be acquired as of July 31, 1997, and the revenues and direct operating expenses for the three months ended July 31, 1997 and 1996. Due to the seasonality of the Acquired Theaters' operations, the revenues and direct operating expenses for the interim period ended July 31, 1997 and 1996, may not be indicative of total results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The unaudited interim statements of assets acquired and revenues and direct operating expenses should be read in conjunction with the financial statements of the theaters acquired from GC Companies, Inc. and accompanying notes for the years ended October 31, 1996 and 1995.

         The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by Hollywood.

         Historical financial information reflecting financial position, results of operations and cash flows of the Acquired Theaters is not presented because primarily all of the acquisition cost was assigned to property and equipment. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2. SUBSEQUENT EVENT

         In August 1997, the Acquired Theaters were acquired by Hollywood Theaters, Inc. for approximately $15.8 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Hollywood Theaters, Inc.:

         We have audited the accompanying balance sheet of Escape Theatres, Inc. (a Texas corporation) as of September 30, 1996, and the related statements of operations and cash flows for the year ended September 30, 1996. These financial statements are the responsibility of Escape Theatres, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Escape Theatres, Inc. as of September 30, 1996, and the results of their operations and cash flows for the year ended September 30, 1996, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP



Dallas, Texas,
July 1, 1997

                              ESCAPE THEATRES, INC.

                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 1996


                                                     ASSETS
                                                                                                 1996
                                                                                             -----------
Current assets:
  Cash and cash equivalents ............................................................     $   402,140
  Inventories and other current assets .................................................          20,828
                                                                                             -----------
          Total current assets .........................................................         422,968
Property and equipment:
  Building .............................................................................       2,058,876
  Furniture and equipment ..............................................................       1,219,534
  Land .................................................................................         220,000
                                                                                             -----------
                                                                                               3,498,410
  Less--Accumulated depreciation .......................................................        (702,256)
                                                                                             -----------
          Property and equipment, net ..................................................       2,796,154
Other assets:
  Goodwill, net ........................................................................         905,440
                                                                                             -----------
          Total other assets ...........................................................         905,440
                                                                                             -----------
          Total assets .................................................................     $ 4,124,562
                                                                                             ===========

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses ................................................     $   155,120
  Federal income taxes payable .........................................................          16,554
  Notes payable ........................................................................         775,089
  Current maturities of long-term debt .................................................          43,332
                                                                                             -----------
          Total current liabilities ....................................................         990,095
Other liabilities:
  Long-term debt, net of current maturities ............................................       1,073,429
                                                                                             -----------
          Total liabilities ............................................................       2,063,524
Stockholder's Equity
  Common stock, no par value, 2,000,000 shares authorized;
     105,001 shares issued and outstanding .............................................       1,050,010
  Retained earnings ....................................................................       1,011,028
                                                                                             -----------
          Total stockholders' equity ...................................................       2,061,038
                                                                                             -----------
          Total liabilities and stockholders' equity ...................................     $ 4,124,562
                                                                                             ===========

       The accompanying notes are an integral part of this balance sheet.

                              ESCAPE THEATRES, INC.

                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                                                                                           1996
                                                                                                       -----------
Revenues:
  Admissions..................................................................................         $ 2,806,347
  Concessions.................................................................................           1,245,367
  Other operating revenues....................................................................              64,974
                                                                                                       -----------
          Total revenues......................................................................           4,116,688
Operating expenses:
  Film rental and advertising costs...........................................................           1,535,815
  Cost of concessions and other...............................................................             318,372
  Theater operating expenses..................................................................           1,134,509
  General and administrative expenses.........................................................              83,302
  Depreciation and amortization...............................................................             202,738
                                                                                                       -----------
          Total operating expenses.............................................................          3,274,736
                                                                                                       -----------
Operating income...............................................................................            841,952
Interest expense, net..........................................................................            145,745
Federal income tax provision...................................................................            211,554
                                                                                                       -----------
Net income.....................................................................................        $   484,653
                                                                                                       ===========

    The accompanying notes are an integral part of this financial statement.

                              ESCAPE THEATRES, INC.

                             STATEMENT OF CASH FLOWS
                      FOR THE YEAR ENDED SEPTEMBER 30, 1996

                                                                                1996
                                                                             ---------
Cash flows from operating activities:
  Net income ...........................................................     $ 484,653
  Adjustments to reconcile net income to net cash provided
     by operating activities --
     Depreciation and amortization .....................................       202,738
  Changes in assets and liabilities--
     Decrease in inventories and other current assets ..................         3,395
     Decrease in accounts payable and accrued expenses .................       (33,091)
     Decrease in federal income taxes payable ..........................      (100,680)
                                                                             ---------
          Net cash used in operating activities ........................       557,015
                                                                             ---------
Cash flows from investing activities:
  Purchases of property and equipment ..................................      (171,671)
                                                                             ---------
          Net cash used in investing activities ........................      (171,671)
                                                                             ---------
Cash flows from financing activities:
  Proceeds from note payable ...........................................       270,000
  Repayments of long-term debt .........................................      (538,332)
                                                                             ---------
          Net cash provided by financing activities ....................      (268,332)
                                                                             ---------
Net increase in cash ...................................................       117,012
Cash and cash equivalents, beginning of year ...........................       285,128
                                                                             ---------
Cash and cash equivalents, end of year .................................     $ 402,140
                                                                             =========



    The accompanying notes are an integral part of this financial statement.

                              ESCAPE THEATRES, INC.

                          NOTES TO FINANCIAL STATEMENTS
                               SEPTEMBER 30, 1996

1. ORGANIZATION

         Escape Theatres, Inc., ("Escape") is a Texas corporation formed to own and operate motion picture theaters in Texas. Escape was incorporated on June 5, 1990, and began operations on November 30, 1990, by acquiring the operating assets and land of United Artists Theatre Circuit Inc. in Killeen, Texas. At September 30, 1996, Escape operated three theaters in Killeen, Texas.

2. SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

         Cash and cash equivalents consists of operating funds held in financial institutions and petty cash held by the theaters. Escape considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Inventories and Other Current Assets

         Inventories are stated at cost and consist primarily of concession products and theater supplies. Other current assets consist primarily of advanced film rental payments which are required by various film distributors prior to the release of a highly anticipated film.

Property and Equipment

         Property and equipment are stated at cost. Depreciation of furniture, equipment, and buildings is provided using the straight-line method over a five-year period, ten-year period, and thirty five-year period, respectively.

Goodwill

         Goodwill is recorded as the excess of cost over fair value of assets acquired and is amortized over 40 years. Accumulated amortization of goodwill was approximately $26,250 at September 30, 1996.

Revenues

         Revenues are recognized when admissions and concessions sales are received at the theaters.

Rent Expense

         Rent expense is recognized on a straight-line basis after considering the effect of rent escalation provisions.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. LONG-TERM DEBT

         Long-term debt at September 30, 1996, consisted of the following:

                                                                                                   1996
                                                                                               -----------
Term note payable to a bank; interest of eight and one-quarter percent (8.25%
  per annum, interest and principal payable monthly, with a maturity on
  September 30, 1998)......................................................................    $ 1,116,761
Less --
  Current maturities.......................................................................         43,332
                                                                                               -----------
Long-term debt.............................................................................    $ 1,073,429
                                                                                               ===========

4. LEASES

         Escape leases certain of its theater premises with lease terms of 5 to 20 years. Additionally, certain leases provide for contingent rentals based on operating results and require the payment of taxes, insurance, and other costs applicable to the property. Escape, at its option, may renew a substantial portion of the leases at defined or then fair rental rates for various periods. Some leases also provide for escalating rent payments throughout the lease term. Rent expense for the period ending September 30, 1996, totaled $115,933.

         Future minimum payments under noncancelable leases with initial or remaining terms in excess of one year at September 30, 1996, are due as follows:


                                                                                                OPERATING
                                                                                                 LEASES
                                                                                                ---------
1997..........................................................................................  $101,508
1998..........................................................................................    89,433
1999..........................................................................................    89,433
2000..........................................................................................    89,433
2001..........................................................................................    52,169
Thereafter....................................................................................        --
                                                                                                ========
          Total...............................................................................  $421,976
                                                                                                ========

5. INCOME TAXES

         Escape's deferred income taxes at September 30, 1996, consisted of the following:


                                                                                                  1996
                                                                                               ---------
Assets --
  Capital loss carryforward................................................................... $  27,000
  Other.......................................................................................     3,000
                                                                                               ---------
          Total assets........................................................................    30,000
  Less-- Valuation allowance..................................................................   (30,000)
                                                                                               ---------
          Total deferred income taxes......................................................... $      --
                                                                                               =========


6. FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," requires all entities to disclose the estimated fair value of its financial instrument assets and liabilities. Cash and cash equivalents, accounts receivable, and accounts payable and accrued liabilities are reflected in the consolidated financial statements at fair value because of the short-term maturity of those instruments. In addition, the fair value of Escape's long-term debt and capital lease obligations were determined to approximate its carrying value since (i) a substantial amount of the September 30, 1996, long-term debt and capital lease obligations were issued at fair market value during 1996 and (ii) long-term debt amounts are interest rate variable in nature.

         Changes in the assumptions or estimation methodologies may have a material effect on these estimated fair values.

7. STOCKHOLDERS' EQUITY

         Escape has authorized 2,000,000 shares of no par value common stock. As of September 30, 1996, 105,001 shares are outstanding. The principal stockholder is John A. Treadwell, President of Escape, who holds 62,501 shares.

8. RELATED-PARTY TRANSACTIONS

         At September 30, 1996, Escape owed approximately $575,000 to the President of Escape. The liability primarily represents cash provided by the President to fund operations of Escape. These liabilities consist of a $100,000 note payable, a $200,000 note payable, and a $275,000 note payable due November 1996, May 1997, and upon demand, respectively.

         At September 30, 1996, Escape also owed approximately $100,000 to an Escape Stockholder. This liability primarily represents cash provided by the Stockholder to fund operations of Escape. The note payable is due November 1996.

9. SUBSEQUENT EVENT

         Effective March 31, 1997, Escape entered into a sale contract for $10,000 for the sale of its Showplace Theater to an individual.

                              ESCAPE THEATRES, INC.

                             CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1997


                                     ASSETS


                                                                          MARCH 31,
                                                                            1997
                                                                        -----------
                                                                        (UNAUDITED)
Current assets:
  Cash and cash equivalents .......................................     $   710,265
  Inventories and other current assets ............................          67,372
                                                                        -----------
          Total current assets ....................................         777,637
Property and equipment:
  Building ........................................................       2,058,876
  Furniture and equipment .........................................       1,219,534
  Land ............................................................         220,000
                                                                        -----------
                                                                          3,498,410
  Less-- Accumulated depreciation .................................        (762,448)
                                                                        -----------
          Property and equipment, net .............................       2,735,962
Other assets:
  Goodwill, net ...................................................         892,192
                                                                        -----------
          Total other assets ......................................         892,192
                                                                        -----------
          Total assets ............................................     $ 4,405,791
                                                                        ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses ...........................     $   276,604
  Note payable ....................................................         675,089
  Current maturities of long-term debt ............................          43,332
                                                                        -----------
          Total current liabilities ...............................         995,025
Other liabilities:
  Long-term debt, net of current maturities .......................       1,051,763
                                                                        -----------
          Total liabilities .......................................       2,046,788
Stockholder's equity
  Common stock, $10 par value, 2,000,000 shares authorized;
     105,001 shares issued and outstanding ........................       1,050,010
  Retained earnings ...............................................       1,308,993
                                                                        -----------
          Total stockholders' equity ..............................       2,359,003
                                                                        -----------
          Total liabilities and stockholders' equity ..............     $ 4,405,791
                                                                        ===========

       The accompanying notes are an integral part of this balance sheet.

                              ESCAPE THEATRES, INC.

                       CONDENSED STATEMENTS OF OPERATIONS
           FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1997 AND 1996


                                                           THREE MONTHS ENDED            SIX MONTHS ENDED
                                                                MARCH 31,                    MARCH 31,
                                                        -------------------------     -------------------------
                                                          1997             1996         1997             1996
                                                        --------         --------     ----------      ---------
                                                               (UNAUDITED)                    (UNAUDITED)
Revenues:
  Admissions and other operating
     revenue..........................................   $682,213        $583,193      $1,325,236     $1,235,906
  Concessions.........................................    300,720         257,402         574,214        538,839
                                                         --------        --------       ---------      ---------
          Total revenues..............................    982,933         840,595       1,899,450      1,774,745
Operating Expenses:
  Film rental and advertising costs...................    361,957         335,615         668,700        620,030
  Cost of concessions.................................     64,907          58,222         111,620        107,676
  Theater operating expenses..........................    267,703         270,864         539,621        503,203
  General and administrative expenses.................     23,949          19,025          43,898         37,758
  Depreciation and amortization.......................     36,720          45,293          73,440         90,587
                                                         --------        --------       ---------      ---------
          Total operating expenses....................    755,236         729,019       1,437,279      1,359,254
                                                         --------        --------       ---------      ---------
Operating income......................................    227,697         111,576         462,171        415,491
Interest expense, net.................................     69,465          36,069         102,352        111,848
                                                         --------        --------       ---------      ---------
Income before income taxes............................    158,232          75,507         359,819        303,643
Federal income tax provision..........................         --              --          40,000        119,000
                                                         --------        --------       ---------      ---------
Net income............................................   $158,232        $ 75,507       $ 319,819      $ 184,643
                                                         ========        ========       =========      =========

   The accompanying notes are an integral part of these financial statements.

                              ESCAPE THEATRES, INC.

                       CONDENSED STATEMENTS OF CASH FLOWS
           FOR THE THREE AND SIX MONTHS ENDED MARCH 31, 1997 AND 1996


                                                    THREE MONTHS ENDED             SIX MONTHS ENDED
                                                         MARCH 31,                     MARCH 31,
                                                  -------------------------     ------------------------
                                                    1997           1996           1997            1996
                                                  ---------      ---------      ---------      ---------
                                                        (UNAUDITED)                   (UNAUDITED)
Cash flows from operating activities:
          Net cash provided by operating
            activities ......................     $ 250,762      $ 105,698      $ 429,791      $ 228,566
Cash flows from investing activities:
  Purchase of property and equipment ........          --             --             --         (171,671)
                                                  ---------      ---------      ---------      ---------
          Net cash used in investing
            activities ......................          --             --             --         (171,671)
                                                  ---------      ---------      ---------      ---------
Cash flows from financing activities:
  Borrowings under note payable .............          --             --             --          220,000
  Repayments of note payable ................          --          (26,591)      (100,000)          --
  Repayments of long-term debt ..............       (10,833)       (14,444)       (21,666)      (344,166)
                                                  ---------      ---------      ---------      ---------
          Net cash used in financing
            activities ......................       (10,833)       (41,035)      (121,666)      (124,166)
                                                  ---------      ---------      ---------      ---------
Net increase (decrease) in cash .............       239,929         64,663        308,125        (67,271)
Cash and cash equivalents, beginning of
  period ....................................       470,336        153,194        402,140        285,128
                                                  ---------      ---------      ---------      ---------
Cash and cash equivalents, end of
  period ....................................     $ 710,265      $ 217,857      $ 710,265      $ 217,857
                                                  =========      =========      =========      =========



   The accompanying notes are an integral part of these financial statements.

                              ESCAPE THEATRES, INC.

                 NOTES TO INTERIM CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)
                                 MARCH 31, 1997

1. INTERIM CONSOLIDATED FINANCIAL STATEMENTS

         In the opinion of management, the unaudited Interim Condensed Financial Statements of Escape Theatres, Inc. ("Escape") include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly Escape's financial position as of March 31, 1997, and the results of its operations for the three and six months ended March 31, 1997 and 1996. Due to the seasonality of Escape's operations, the results of its operations for the interim periods ended March 31, 1997 and 1996, may not be indicative of total results for the full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations promulgated by the Securities and Exchange Commission. The unaudited Interim Condensed Financial Statements should be read in conjunction with the audited Financial Statements of Escape Theatres, Inc. and accompanying notes for the year ended September 30, 1996.

2. COMMITMENTS AND CONTINGENCIES

         Escape, in the normal course of business, is party to various matters of litigation. Management is of the opinion that the eventual outcome of these matters will not have a material adverse effect on the Company's financial position or results of operations.

3. DISPOSITIONS

         Effective March 31, 1997, Escape entered into a sale contract for $10,000 for the sale of its Showplace theater to an individual.

4. SUBSEQUENT EVENT

         In June 1997, Escape was acquired by Hollywood Theaters, Inc. for approximately $8.5 million.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Hollywood Theaters, Inc.:

         We have audited the accompanying statements of revenues and direct operating expenses of the theaters acquired (the "Acquired Theaters") from United Artists Theatre Circuit, Inc. ("UATCI") for the nine months ended September 30, 1996, and the year ended December 31, 1995. These financial statements are the responsibility of UATCI's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The statements of revenues and direct operating expenses for the Acquired Theaters were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and are not intended to be a complete presentation of revenues and expenses.

         In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Theaters for the nine months ended September 30, 1996, and the year ended December 31, 1995, in conformity with generally accepted accounting principles.

                                                            ARTHUR ANDERSEN LLP


Denver, Colorado,
July 18, 1997

       FOR THE THEATERS ACQUIRED FROM UNITED ARTISTS THEATRE CIRCUIT, INC.

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


                                                         NINE MONTHS
                                                            ENDED         YEAR ENDED
                                                         SEPTEMBER 30,    DECEMBER 31,
                                                            1996             1995
                                                         -----------     ------------
Revenues:
  Admissions .......................................     $ 7,763,118     $10,221,538
  Concessions ......................................       3,733,338       4,770,019
  Other operating revenues .........................         212,800          99,880
                                                         -----------     -----------
          Total revenues ...........................      11,709,256      15,091,437
                                                         -----------     -----------
Direct operating expenses:
  Film rental and advertising costs ................       4,396,998       5,714,361
  Cost of concessions ..............................         610,181         789,874
  Other operating expenses .........................       4,919,465       6,466,978
                                                         -----------     -----------
          Total direct operating expenses ..........       9,926,644      12,971,213
                                                         -----------     -----------
Revenues in Excess of Direct Operating Expenses ....     $ 1,782,612     $ 2,120,224
                                                         ===========     ===========

   The accompanying notes are an integral part of these financial statements.

       FOR THE THEATERS ACQUIRED FROM UNITED ARTISTS THEATRE CIRCUIT, INC.

          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                    SEPTEMBER 30, 1996 AND DECEMBER 31, 1995

1. BASIS OF PRESENTATION

         Effective in November and December 1996, Hollywood Theaters, Inc. ("Hollywood") closed acquisitions of 19 theaters (the "Acquired Theaters") from
 United Artists Theatre Circuit, Inc. ("UATCI").

         The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by Hollywood.

         Historical financial information reflecting financial position, results of operations and cash flows of the Acquired Theaters is not presented because primarily all of the acquisition cost was assigned to property and equipment. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2. SIGNIFICANT ACCOUNTING POLICIES

Revenues

         Admissions and concessions revenues are recognized when such sales are received at the theaters. Other revenues consist primarily of on-screen and slide advertising and electronic video games located in theater lobbies.

Operating Costs and Expenses

         Film rental and advertising costs include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Cost of concessions consists solely of direct concession product costs. Other operating expenses include joint facility costs such as employee costs, theater rental and utilities which are common to both ticket sales and concession operations. Rental expense for operating leases which provide for escalating minimum annual rentals during the term of the lease are accounted for on a straight-line basis over the terms of the underlying leases and reported as a component of theater operating expenses.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. COMMITMENTS AND CONTINGENCIES

         Certain of the Acquired Theaters premises are leased with noncancelable lease terms expiring at various dates after September 30, 1996. Additionally, certain leases provide for contingent rentals based on operating results and require the payment of taxes, insurance, and other costs applicable to the property. A substantial portion of the leases may be renewed at defined or then fair rental rates for various periods. Some leases also provide for escalating rent payments throughout the lease term. Rent expense for the period ending September 30, 1996 and December 31, 1995, totaled $1,612,929 and $1,803,561, respectively.

         Future minimum payments under noncancelable leases with initial or remaining terms in excess of one year at September 30, 1996, are due as follows:


1997.......................................................... $ 1,705,000
1998..........................................................   1,592,000
1999..........................................................   1,403,000
2000..........................................................   1,150,000
2001..........................................................     271,000
                                                               -----------
                                                               $ 6,121,000
                                                               ===========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders of Hollywood Theaters, Inc.:

         We have audited the accompanying statements of revenues and direct operating expenses of the theaters acquired (the "Acquired Theaters") from Crown Cinema Corporation and Crown Theatre Corporation (both Missouri corporations) for the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994. These financial statements are the responsibility of the Acquired Theaters' management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         The statements of revenues and direct operating expenses for the Acquired Theaters were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1, and are not intended to be a complete presentation of revenues and expenses.

         In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Acquired Theaters for the nine months ended September 30, 1996, and the years ended December 31, 1995 and 1994, in conformity with generally accepted accounting principles.

                                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
June 3, 1997

                      FOR THE THEATERS ACQUIRED FROM CROWN
                CINEMA CORPORATION AND CROWN THEATRE CORPORATION

              STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES


                                                                         NINE MONTHS
                                                                            ENDED         YEAR ENDED     YEAR ENDED
                                                                        SEPTEMBER 30,    DECEMBER 31,   DECEMBER 31,
                                                                            1996             1995           1994
                                                                       -------------    -------------  ------------
Revenues:
  Admissions..........................................................  $13,008,317      $16,941,418    $16,197,090
  Concessions.........................................................    6,371,109        7,928,452      7,279,178
  Other operating revenues............................................      161,454          342,454        362,934
                                                                        -----------      -----------    -----------
          Total revenues..............................................   19,540,880       25,212,324     23,839,202
Direct operating expenses:
  Film rental and advertising costs...................................    7,080,995        9,478,043      9,117,416
  Cost of concessions and other.......................................    1,206,008        1,546,354      1,408,553
  Theater operating expenses..........................................    7,099,107        9,147,913      8,577,873
                                                                        -----------      -----------    -----------
          Total direct operating expenses.............................   15,386,110       20,172,310     19,103,842
                                                                        -----------      -----------    -----------
Operating income......................................................  $ 4,154,770      $ 5,040,014    $ 4,735,360
                                                                        ===========      ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                      FOR THE THEATERS ACQUIRED FROM CROWN
                CINEMA CORPORATION AND CROWN THEATRE CORPORATION

          NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                SEPTEMBER 30, 1996 AND DECEMBER 31, 1995 AND 1994

1. ORGANIZATION

         Crown Cinema Corporation (CCC) is a Missouri corporation, and was incorporated in August 1976. CCC owned and operated 33 motion picture theaters in Kansas and Missouri at September 30, 1996. Crown Theatre Corporation (CTC) is a Missouri corporation and was incorporated in December 1989. CTC owned and operated three motion picture theaters in Missouri and Ohio at September 30, 1996. CCC and CTC ("Crown Combined") jointly rent a corporate office located in Kansas City, Missouri.

         On November 1, 1996, Hollywood Theaters, Inc. ("Hollywood") closed an acquisition of 33 theaters (the "Acquired Theaters") from Crown Combined.

         The accompanying statements of revenues and direct operating expenses do not include general and administrative expense, interest income or expense, a provision for depreciation, and amortization or any provision for income taxes because the property interests acquired represent only a portion of a business and the costs incurred by the sellers of the properties are not necessarily indicative of the costs to be incurred by Hollywood.

         Historical financial information reflecting financial position, results of operations and cash flows of the Acquired Theaters is not presented because primarily all of the acquisition cost was assigned to property and equipment. Accordingly, the historical statements of revenues and direct operating expenses have been presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

2. SIGNIFICANT ACCOUNTING POLICIES

Revenues

         Revenues are recognized when admissions and concessions sales are received at the theaters. Film rental costs are accrued based on the applicable box office receipts and the terms of the film licenses. Other revenues consist primarily of on-screen and slide advertising and electronic video games located in theater lobbies.

Operating Costs and Expenses

         Film rental and advertising costs include film rental and co-op and directory advertising costs. Film advertising costs are expensed as incurred. Cost of concession consist solely of direct concession product costs. Other operating expenses include joint facility costs such as employee costs, theater rental and utilities which are common to both ticket sales and concession operations. Rental expense for operating leases which provide for escalating minimum annual rentals during the term of the lease are accounted for on a straight-line basis over the terms of the underlying leases and reported as a component of theater operating expenses.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          TRANS TEXAS AMUSEMENTS, INC.

                            STATEMENTS OF OPERATIONS
         FOR THE PERIOD FROM JANUARY 1, 1995, THROUGH JULY 10, 1995, AND
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                 1995        1994
                                               -------     -------
                                                   (UNAUDITED)
Revenues:
  Admissions .............................     $ 4,330     $ 7,827
  Concessions ............................       2,578       4,538
  Other operating revenues ...............          82         177
                                               -------     -------
          Total revenues .................        6990      12,542
                                               -------     -------
Operating expenses:
  Film rental and advertising costs ......        2452       4,301
  Cost of concessions and other ..........         358         756
  Theater operating expenses .............       3,265       4,879
  General and administrative expenses ....         281       1,197
  Depreciation and amortization ..........         202         366
                                               -------     -------
          Total operating expenses .......       6,558      11,499
                                               -------     -------
Operating loss ...........................         432       1,043
Interest expense, net ....................          69         103
                                               -------     -------
Net income ...............................     $   363     $   940
                                               =======     =======



   The accompanying notes are an integral part of these financial statements.

                          TRANS TEXAS AMUSEMENTS, INC.

                            STATEMENTS OF CASH FLOWS
           FOR THE PERIOD FROM JANUARY 1, 1995, THROUGH JULY 10, 1995,
                    AND FOR THE YEAR ENDED DECEMBER 31, 1994
                                 (IN THOUSANDS)

                                                                               1995         1994
                                                                             -------      -------
                                                                                  (UNAUDITED)
Cash flows from operating activities:
  Net Income ...........................................................     $   363      $   940
  Adjustments to reconcile net loss to net cash provided by
     operating activities --
     Depreciation and amortization .....................................         202          366
     Changes in assets and liabilities
       Increase (decrease) in other current assets .....................         209          (41)
       Increase (decrease) in accounts payable and accrued expenses ....        (168)         112
                                                                             -------      -------
          Net cash provided by operating activities ....................         606        1,377
                                                                             -------      -------
Cash flows from investing activities:
  Purchases of property and equipment ..................................        --           (645)
  Sales of Property and Equipment ......................................       1,319         --
                                                                             -------      -------
          Net cash used in investing activities ........................       1,319         (645)
                                                                             -------      -------
Cash flows from financing activities:
  Repayments of note payable and long-term debt ........................      (2,605)        (277)
  Dividends paid .......................................................        --           (415)
                                                                             -------      -------
          Net cash provided by financing activities ....................      (2,605)        (692)
                                                                             -------      -------
Change in Cash and Cash Equivalents ....................................        (680)          40
Cash and cash equivalents, beginning of period .........................         680          640
                                                                             -------      -------
Cash and cash equivalents, at end of period ............................     $  --        $   680
                                                                             =======      =======


   The accompanying notes are an integral part of these financial statements.

                          TRANS TEXAS AMUSEMENTS, INC.

                          NOTES TO FINANCIAL STATEMENTS
                       JULY 10, 1995 AND DECEMBER 31, 1994
                                   (UNAUDITED)

1. ORGANIZATION

         Trans Texas Amusements, Inc. ("Trans Texas") is an S corporation formed in the state of Texas. Trans Texas owned and operated 11 theaters in Texas as of July 10, 1995.

2. SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

         Cash and cash equivalents consist of operating funds held in financial institutions and petty cash held by the theaters. The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Deferred Lease Expenses

         Rent expense is recognized on a straight-line basis after considering the effect of rent escalation provisions.

Revenues

         Revenues are recognized when admissions and concessions sales are received at the theaters. Film rental costs are accrued based on the applicable box office receipts and the terms of the film licenses.

Advertising

         Advertising costs are expensed when incurred.

Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. LEASES

         Trans Texas leases certain of its theater premises with lease terms of 5 to 20 years. Additionally, certain leases provide for contingent rentals based on operating results and require the payment of taxes, insurance, and other costs applicable to the property. Trans Texas, at its option, may renew a substantial portion of the leases at defined or then fair rental rates for various periods. Some leases also provide for escalating rent payments throughout the lease term. Rent expense for the periods ended July 10, 1995 and December 31, 1994, totaled $640,000, and $1,400,000, respectively.

4. SUBSEQUENT EVENT

         In July 1995, these theaters were sold to Hollywood Theaters, Inc. for approximately $6.6 million in cash and $2.5 million in debt.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                         PRO FORMA FINANCIAL INFORMATION

         The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1996 gives effect to (i) the 1996 acquisitions of theaters from United Artists Theatre Circuit, Inc., Crown Cinema Corporation and Crown Theatre Corporation, the Killeen Acquisition, the Oklahoma Acquisition and the Dickinson Exchange, collectively the "Significant Acquisitions," and
(ii) the receipt and application of the net proceeds from the Offering of the Old Notes as if such transactions had occurred on January 1, 1996. The Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 1997 gives effect to (i) the Killeen Acquisition, the Oklahoma Acquisition and the Dickinson Exchange, and (ii) the receipt and application of the net proceeds from the Offering of the Old Notes as if such transactions had occurred on January 1, 1996. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1997 reflects the Dickinson Exchange, as if such transaction had occurred on that date. The following Pro Forma Financial Information should be read in conjunction with the historical financial statements of Holdings, which are included elsewhere in this Prospectus.

         The Company usually implements significant changes to the operations of the entities that it acquires to enhance profitability. The expected benefits and cost reductions anticipated by the Company have not been reflected in the following unaudited pro forma condensed consolidated financial statements. Accordingly, these pro forma financial statements are not necessarily indicative of the operating results that would have been achieved had the Significant Acquisitions occurred on January 1, 1996.

         The pro forma adjustments are based upon available information. The Pro Forma Financial Information is based on the historical financial statements of Holdings and the historical financial statements of the Significant Acquisitions. These adjustments are directly attributable to the transactions referenced above, and are expected to have a continuing impact on the Company's business, results of operations, and financial position. The Dickinson Exchange will be accounted for using the purchase method of accounting, pursuant to which the total purchase costs of the acquisition will be allocated to the tangible and intangible assets and liabilities acquired based upon their estimated fair values. The final allocation of the purchase price will be determined upon the receipt of final appraisals of the acquired assets; however, such allocation is not expected to differ materially from the preliminary allocation.

       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                 (IN THOUSANDS)



                                                            1996
                                                          HOLDINGS      SIGNIFICANT    ACQUISITION                     PRO FORMA
                                                         HISTORICAL    ACQUISITIONS(A) ADJUSTMENTS      OFFERING      AS ADJUSTED
                                                         ----------    --------------  -----------      --------     ------------
Revenues:
  Admissions and other operating revenue ...........      $ 16,169       $ 36,644      $   --            $   --          $ 52,813
  Concessions ......................................         8,710         16,392          --                --            25,102
                                                                                       --------          --------        --------
          Total revenues ...........................        24,879         53,036          --                --            77,915
Operating expenses:
  Film rental and advertising
     costs .........................................         8,388         20,332          --                --            28,720
  Cost of concessions and other ....................         1,412          2,865          --                --             4,277
  Theater operating expenses .......................        10,998         19,648          --                --            30,646
  General and administrative
     expenses ......................................         1,601             83           470(B)           --             2,154
  Depreciation and amortization ....................         3,152            189         4,263              --             7,604
                                                          --------       --------      --------          --------        --------
          Total operating expenses .................        25,551         43,117         4,733              --            73,401
                                                          --------       --------      --------          --------        --------
          Operating income (loss) ..................          (672)         9,919        (4,733)             --             4,514
Interest, net ......................................         2,121            146         4,830(D)          5,021(E)       12,118
                                                          --------       --------      --------          --------        --------
Net income (loss) ..................................      $ (2,793)      $  9,773      $ (9,563)         $ (5,021)       $ (7,604)
                                                          ========       ========      ========          ========        ========


       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1997
                                 (IN THOUSANDS)



                                                       1997
                                                      HOLDINGS      SIGNIFICANT     ACQUISITION                        PRO FORMA
                                                     HISTORICAL    ACQUISITIONS(A)  ADJUSTMENTS        OFFERING       AS ADJUSTED
                                                     ----------    ---------------  -----------        ---------      -----------
Revenues:
  Admissions and other operating
     revenue ..................................       $ 35,957        $  7,668       $   --             $   --          $ 43,625
  Concessions .................................         18,895           3,184           --                 --            22,079
                                                      --------        --------       --------           --------        --------
      Total revenues ..........................         54,852          10,852           --                 --            65,704
Operating expenses:
  Film rental and advertising
     costs ....................................         19,304           4,276           --                 --            23,580
  Cost of concessions and other ...............          3,021             514           --                 --             3,535
  Theater operating expenses ..................         22,241           3,514           --                 --            25,755
  General and administrative ..................          3,992              24            353(B)            --             4,369
  Depreciation and amortization ...............          7,930              37            778(C)            --             8,745
                                                      --------        --------       --------           --------        --------
      Total operating expenses ................         56,488           8,365          1,131               --            65,984
                                                      --------        --------       --------           --------        --------
      Operating income (loss) .................         (1,636)          2,487         (1,131)              --              (280)
Interest, net .................................          4,482              39          1,136(D)           3,431(E)        9,088
                                                      --------        --------       --------           --------        --------
Net income (loss) .............................       $ (6,118)       $  2,448       $ (2,267)          $ (3,431)       $ (9,368)
                                                      ========        ========       ========           ========        ========

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1997
                                 (IN THOUSANDS)



                                             ASSETS

                                                     1997
                                                   HISTORICAL       SIGNIFICANT      PRO FORMA
                                                    HOLDINGS      ACQUISITIONS(F)   AS ADJUSTED
                                                   ----------     ---------------   -----------
Current assets:
  Cash and cash equivalents......................  $  9,108        $   1,092          $ 10,200
  Accounts receivable............................     1,206               --             1,206
  Inventories....................................     1,151              (28)            1,123
  Prepaid and other current assets...............     2,852               --             2,852
  Deposits.......................................     2,442               --             2,442
                                                   --------        ---------          --------
         Total current assets....................    16,759            1,064            17,823
Property and equipment, net......................    97,958           (1,064)           96,894
Goodwill, net....................................    45,296               --            45,296
Intangibles, net.................................    15,365               --            15,365
                                                   --------        ---------          --------
         Total assets............................  $175,378        $      --          $175,378
                                                   ========        =========          ========

                               LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued
    expenses.....................................  $  9,357        $      --          $  9,357
  Other current liabilities......................     3,937               --             3,937
                                                   --------        ---------          --------
         Total current liabilities...............    13,294               --            13,294
Old senior notes.................................   110,000               --           110,000
Deferred lease expenses..........................     1,078               --             1,078
                                                   --------        ---------          --------
         Total liabilities.......................   124,372               --           124,372
Convertible Preferred Stock......................    46,833               --            46,833
Stockholders' equity:
  Common stock...................................         1               --                 1
  Additional paid-in capital.....................    17,761               --            17,761
  Accumulated deficit............................   (13,589)              --           (13,589)
                                                   --------        ---------          --------
         Total stockholders'
           equity................................     4,173               --             4,173
                                                   --------        ---------          --------
         Total liabilities and
           stockholders' equity..................  $175,378        $      --          $175,378
                                                   ========        =========          ========


           See accompanying notes to pro forma financial information.

    NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(A) Reflects the historical revenues and operating expenses recorded up to the time of acquisition for the Significant Acquisitions on a combined basis.

(B) Represents the incremental general and administrative costs related to the Significant Acquisitions.

(C) Represents (i) incremental amortization of goodwill of $2.3 million and $510,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, based upon the Company's allocation of purchase prices as if the Significant Acquisitions were all completed on January 1, 1996 and (ii) depreciation of $2.2 million and $268,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, on the Significant Acquisitions for which no depreciation was recorded in the historical revenues and operating expenses recorded up to the time of acquisitions. Goodwill is being amortized over a 15-year period, furniture and equipment is being amortized over a 8-year period, and buildings are being amortized over a 30-year period.

(D) Reflects the additional interest expense that would have been incurred had the debt incurred to finance the Significant Acquisitions been outstanding from the beginning of the period to the dates of acquisition.

(E) Reflects the (i) elimination of the interest expense of $7.1 million and $4.6 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, on the Company's Existing Senior Credit Facility, (ii) the interest expense of $11.7 million and $7.8 million for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, on the New Notes, and (iii) the amortization of deferred debt issuance costs of $430,000 and $287,000 for the year ended December 31, 1996 and the nine months ended September 30, 1997, respectively, related to the Notes.

(F) Represents the exchange of theaters from Dickinson in 1997. The estimated fair values reflected are based on preliminary estimates and assumptions and are subject to revision. In management's opinion, the preliminary allocation is not expected to be materially different from the final allocation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of Hollywood Theater Holdings, Inc.:

         We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of Hollywood Theater Holdings, Inc. and subsidiaries included in this registration statement and have issued our report thereon dated April 29,1997. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index at S-1 (Schedule II) is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and are not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                             ARTHUR ANDERSEN LLP

Dallas, Texas,
April 29, 1997

================================================================================

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SUCH SECURITIES BY ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                        -------------------------------

                                TABLE OF CONTENTS
                                                                          PAGE
                                                                          ----
Notice to Investors...........................................             (i)
Available Information.........................................            (iv)
Prospectus Summary............................................              1
Risk Factors..................................................             14
Use of Proceeds...............................................             19
Capitalization................................................             20
Selected Consolidated Financial Information...................             21
Management's Discussion and Analysis
    of Financial Condition and Results of Operations..........             23
Business......................................................             29
Management....................................................             41
Principal Stockholders........................................             49
Description of Capital Stock..................................             53
Certain Transactions..........................................             54
Description of Senior Bank Facility...........................             54
The Exchange Offer............................................             56
Description of Exchange Notes.................................             65
Certain U.S. Federal Tax Consequences
    to U.S. Holders...........................................             88
Certain U.S. Federal Tax Consequences
    to Non-U.S. Holders.......................................             89
Plan of Distribution..........................................             92
Validity of the Exchange Notes................................             92
Experts.......................................................             92
Index to Financial Statements.................................            F-1

================================================================================

================================================================================




                            HOLLYWOOD THEATERS, INC.
                        HOLLYWOOD THEATER HOLDINGS, INC.
                            CROWN THEATRE CORPORATION


                                OFFER TO EXCHANGE
                            HOLLYWOOD THEATERS, INC.
                           10 5/8% SENIOR SUBORDINATED
                            NOTES DUE AUGUST 1, 2007
                       FOR ANY AND ALL OF ITS OUTSTANDING
                           10 5/8% SENIOR SUBORDINATED
                            NOTES DUE AUGUST 1, 2007


                                 ---------------
                                   PROSPECTUS
                                 ---------------




                                               ,1998



================================================================================

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

DELAWARE GENERAL CORPORATION LAW

         Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Section 145(d) of the DGCL provides that any indemnification under
Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 145(a) and (b). Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his capacity as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

RESTATED CERTIFICATE OF INCORPORATION

         Article Sixth of the Amended and Restated Certificate of Incorporation of the Company, a copy of which is filed as Exhibit 3.1 to this Registration Statement, provides that no director of the Company shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director; provided, however, that such Article Sixth does not eliminate or limit the liability of a director (1) for any breach of such director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under
Section 174 of the DGCL (which relates to certain unlawful dividend payments or stock purchases or redemptions), as the same exists or may hereafter be amended, supplemented or replaced, or (4) for a transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability described above, shall be limited to the fullest extent permitted by the DGCL, as so amended. Furthermore, any repeal or modification of Article Sixth of the Amended and Restated Certificate of Incorporation by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

BYLAWS

         Article V, Section 1(a) of the Bylaws (the "Bylaws") of the Company provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         Article V, Section 1(b) of the Bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

         Article V, Section 1(c) of the Bylaws provides that to the extent that a director, officer, employee or agent of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in
Section 1(a) or (b) of Article V of the Bylaws, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         Article V, Section 1(d) of the Bylaws provides that any indemnification under Section 1(a) or (b) of Article V of the Bylaws (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1(a) or (b) of Article V of the Bylaws. Such determination shall be made (1) by a majority vote of a quorum consisting of the directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Article V, Section 1(e) of the Bylaws provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company as authorized in Section V of the Bylaws. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Article V, Section 2 of the Bylaws provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Article V of the Bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

         Article V, Section 3 of the Bylaws provides that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his capacity as such, whether or not the Company would have the power to indemnify him against such liability under Article V of the Bylaws.

INDEMNIFICATION AGREEMENT

         Thomas W. Stephenson has entered into an indemnification agreement with the Company and Holdings in connection with certain personal guarantees made by Mr. Stephenson for obligations of the Company under certain agreements, including, but not limited to theater leases and film rental agreements and other similar agreements that Mr. Stephenson may be required to guarantee in the future (the "Stephenson Guarantees"). Pursuant to such indemnification agreement, the Company and Holdings have agreed to indemnify Mr. Stephenson against any and all payments, liabilities, obligations, claims, losses, damages, commitments, costs, deficiencies, expenses paid or incurred by Mr. Stephenson under any Stephenson Guarantee and against any and all expenses (including attorneys' fees), costs, liabilities and obligations paid or incurred in connection with or as a result of such payments under the Stephenson Guarantees.

INSURANCE

         The Company has obtained and intends to maintain in effect directors' and officers' liability insurance policies providing customary coverage for its directors and officers against losses resulting from wrongful acts committed by them in their capacities as directors and officers of the Company.

         The above discussion of Section 145 of the DGCL, the Company's Restated Certificate of Incorporation and the Company's Bylaws is not intended to be exhaustive and is respectively qualified in its entirety by such statute, the Restated Certificate of Incorporation and the Bylaws.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.



(A)   EXHIBITS.
      3.1     Amended and Restated Certificate of Incorporation of Hollywood
              Theaters, Inc.
      3.2     Restated Certificate of Incorporation of Hollywood Theater
              Holdings, Inc.
      3.3     Articles of Incorporation of Crown Theatre Corporation
      3.4     By-laws of Hollywood Theaters, Inc.
      3.5     By-laws of Hollywood Theater Holdings, Inc.
      3.6     By-laws of Crown Theatre Corporation
      4.1     Indenture dated as of August 7, 1997 between Hollywood
              Theaters, Inc., Hollywood Theater Holdings, Inc. and Crown
              Theatre Corporation and U.S. Trust Company of Texas, N.A.
      4.2     Exchange and Registration Rights Agreement, dated as of August
              7, 1997 among Hollywood Theaters, Inc., Hollywood Theater
              Holdings, Inc., Goldman, Sachs & Co., and BancAmerica
              Securities Inc.
      4.3     Second Amendment to Registration Rights Agreement, dated as of
              December 17, 1997 by and between Hollywood Theater Holdings, Inc.
              and The Beacon Group III - Focus Value Fund, L.P., as amended.
      4.4     Second Amendment to Restated Registration Rights Agreement, dated as of December 17, 1997, by and among Hollywood Theater Holdings,
              Inc., Stratford Capital Partners, L.P., Stratford Equity Partners,
              L.P. and Precept Investors, Inc.
      4.5     Registration Rights Agreement, dated as of November 1, 1996, by and between Hollywood Theater
              Holdings, Inc. and Richard M. Durwood Revocable Trust.
              4.6 First Amendment to Registration Rights Agreement, dated as of December 17, 1997, by and among Hollywood Theater Holdings,
              Inc., Hoak Communications Partners, L.P., HCP Capital Fund,
              L.P. and HCP 1997 Authorized Employee Fund, L.P.
      4.7     Amended and Restated Agreement with respect to Registration
              Rights, dated as of May 13, 1997, by and among Hollywood
              Theater Holdings, Inc., Stratford Capital Partners, L.P.,
              Precept Investors, Inc., The Beacon Group III - Focus Value
              Fund, L.P., Hoak Communications Partners, L.P., HCP Capital
              Fund, L.P. and HCP 1997 Authorized Employee Fund, L.P.
     *5.1     Opinion and consent of Baker & Botts, L.L.P.
     10.1     Purchase Agreement, dated as of July 31, 1997, by and among
              Hollywood Theaters, Inc., Hollywood Theater Holdings, Inc.,
              Crown Theater Corporation and Goldman, Sachs & Co.
     10.2     Amended and Restated Credit Agreement, dated as of August 7, 1997, among Hollywood Theater Holdings, Inc., Hollywood Theaters, Inc.
              and Bank of America National Trust and Savings Associations.
     10.3     Amended and Restated Shareholders' and Voting Agreement,
              dated as of December 17, 1997, by and among Hollywood Theater
              Holdings, Inc., The Beacon Group III - Focus Value Fund, L.P.,
              Stratford Capital Partners, L.P., Stratford Equity Partners,
              L.P., Hoak Communications Partners, L.P., HCP Capital Fund,
              L.P. and HCP 1997 Authorized Employee Fund, L.P.
     10.4     Purchase and Assignment Agreement, dated as of July 25, 1997, between General Cinema Corp. of Oklahoma, Inc. and Hollywood
              Theaters, Inc., as amended by Amendment No. 1 to Purchase and
              Assignment Agreement, dated as of July 30, 1997, between General
              Cinema Corp. of Oklahoma, Inc. and Hollywood Theaters, Inc.
     10.5     Agreement of Purchase and Sale, dated as of July 22, 1996, by and among United Artists Theatre Circuit, Inc., United Artists
              Properties I Corp., Resort Amusement Corporation and Hollywood
              Theaters, Inc., as amended.
     10.6     Asset and Stock Purchase Agreement, dated as of August 26, 1996, between Crown Cinema Corporation, Crown Theatre Corporation,
              Hollywood Theaters, Inc. and Hollywood Theater Holdings, Inc., as
              amended.


      10.7     Asset Purchase Agreement, dated as of August 19, 1997, between
               Dickinson, Inc. and Hollywood Theaters, Inc.
      10.8     Employment Agreement, dated as of October 1, 1996, between
               Hollywood Theaters, Inc. and Thomas W. Stephenson, Jr.
      10.9     Employment Agreement, dated as of October 1, 1996, between
               Hollywood Theaters, Inc. and James R. Featherstone.
      10.10    Employment Agreement, dated as of October 1, 1996, between
               Hollywood Theaters, Inc. and Robert E. Painter.
      10.11    Hollywood Theaters, Inc. Savings and Profit Sharing Plan, as
               amended and restated.
      10.12    Hollywood Theater Holdings, Inc. 1996 Stock Option and Stock
               Award Plan, dated as of December 15, 1996, as amended.
      10.13    Hollywood Theaters, Inc. 401(k) Savings Plan, as amended.
      10.14    Indemnification Agreement, dated as of May 15, 1996, by and between Hollywood Theaters, Inc., Hollywood Theater Holdings,
               Inc. and Thomas W. Stephenson, Jr.
      10.15    Third Amendment to Amended and Restated Credit Agreement, dated as of January 7, 1998, among Hollywood Theater Holdings, Inc.,
               Hollywood Theaters, Inc. and Bank of America National Trust and
               Savings Associations.
      12.1     Statement of Computation of Ratios of Earnings to Fixed Charges.
      21.1     Subsidiaries of Hollywood Theaters, Inc.
     *23.1     Consent of Arthur Andersen LLP, independent public accountants.
      23.2     Consent of Baker & Botts, L.L.P.
      24.1     Powers of Attorney (previously filed).
      25.1     Statement of Eligibility of Trustee on Form T-1.
      27.1     Financial Data Schedule.
      99.1     Form of Letter of Transmittal.
      99.2     Form of Notice of Guaranteed Delivery.
      99.3     Form of Tender Instructions.


--------------------------------------
* Filed herewith.

(B)     FINANCIAL STATEMENT SCHEDULES.

                                   SCHEDULE II

                        VALUATION AND QUALIFYING ACCOUNTS
                    FOR THE YEAR ENDED DECEMBER 31, 1996 AND
    FOR THE PERIOD FROM INCEPTION (JULY 11, 1995), THROUGH DECEMBER 31, 1995
                                 (IN THOUSANDS)


                                                                        ADDITIONS
                                                          BALANCE AT   CHARGED TO
                                                         BEGINNING OF   COSTS AND   BALANCE AT
CLASSIFICATION                                              PERIOD      EXPENSES   END OF PERIOD
--------------                                          -------------  ----------  --------------
December 31, 1996:
  Accumulated Amortization of Goodwill                      $  246       $  967       $1,213
  Accumulated Amortization of Intangibles                      168          986        1,154
  Accumulated Amortization of Theater Start-Up Costs             6           76           82
                                                            ------       ------       ------

                  Total                                     $  420       $2,029       $2,449

December 31, 1995:
  Accumulated Amortization of Goodwill                      $    0       $  246       $  246
  Accumulated Amortization of Intangibles                        0          168          168
  Accumulated Amortization of Theater Start-Up Costs             0            6            6
                                                            ------       ------       ------

                  Total                                     $    0       $  420       $  420


All other Schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are inapplicable and therefore have been omitted.

ITEM 22.  UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

         (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provision described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (5) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (7) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by ss.210.3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

                                   SIGNATURES


  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on February 3, 1998.



                                     HOLLYWOOD THEATERS, INC.

                                     By: /s/ JAMES R. FEATHERSTONE
                                        -------------------------------
                                        James R. Featherstone
                                        Chief Financial Officer




  Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed by the following persons on February 3, 1998 in the capacities indicated:



                      NAME                                     CAPACITY
                      ----                                     --------
                     *                    President and Chief Executive Officer, Chairman of the Board
------------------------------------      (principal executive officer)
Thomas W. Stephenson, Jr.




 /s/ JAMES R. FEATHERSTONE                Chief Financial Officer
------------------------------------      (principal financial officer and accounting officer)
James R. Featherstone



                     *                    Chief Operating Officer and Assistant Secretary
------------------------------------      (principal administrative officer)
Robert E. Painter


                     *                    Director
------------------------------------
John G. Farmer


                     *                    Director
------------------------------------
Thomas L. Harrison


                     *                    Director
------------------------------------
Thomas G. Mendell


                     *                    Director
------------------------------------
Harold W. Pote

                     *                    Director
------------------------------------
Eric R. Wilkinson


*By: /s/ JAMES R. FEATHERSTONE
    --------------------------------
      James R. Featherstone
      Attorney-in-Fact

                                  EXHIBIT INDEX




EXHIBIT
  NO.                                DESCRIPTION
-------                              -----------

      3.1     Amended and Restated Certificate of Incorporation of Hollywood
              Theaters, Inc.
      3.2     Restated Certificate of Incorporation of Hollywood Theater
              Holdings, Inc.
      3.3     Articles of Incorporation of Crown Theatre Corporation
      3.4     By-laws of Hollywood Theaters, Inc.
      3.5     By-laws of Hollywood Theater Holdings, Inc.
      3.6     By-laws of Crown Theatre Corporation
      4.1     Indenture dated as of August 7, 1997 between Hollywood
              Theaters, Inc., Hollywood Theater Holdings, Inc. and Crown
              Theatre Corporation and U.S. Trust Company of Texas, N.A.
      4.2     Exchange and Registration Rights Agreement, dated as of August
              7, 1997 among Hollywood Theaters, Inc., Hollywood Theater
              Holdings, Inc., Goldman, Sachs & Co., and BancAmerica
              Securities Inc.
      4.3     Second Amendment to Registration Rights Agreement, dated as of
              December 17, 1997 by and between Hollywood Theater Holdings, Inc.
              and The Beacon Group III - Focus Value Fund, L.P., as amended.
      4.4     Second Amendment to Restated Registration Rights Agreement, dated as of December 17, 1997, by and among Hollywood Theater Holdings,
              Inc., Stratford Capital Partners, L.P., Stratford Equity Partners,
              L.P. and Precept Investors, Inc.
      4.5     Registration Rights Agreement, dated as of November 1, 1996, by and between Hollywood Theater Holdings, Inc. and Richard M.
              Durwood Revocable Trust.
      4.6     First Amendment to Registration Rights Agreement, dated as of
              December 17, 1997, by and among Hollywood Theater Holdings, Inc.,
              Hoak Communications Partners, L.P., HCP Capital Fund, L.P. and HCP
              1997 Authorized Employee Fund, L.P.
      4.7     Amended and Restated Agreement with respect to Registration
              Rights, dated as of May 13, 1997, by and among Hollywood
              Theater Holdings, Inc., Stratford Capital Partners, L.P.,
              Precept Investors, Inc., The Beacon Group III - Focus Value
              Fund, L.P., Hoak Communications Partners, L.P., HCP Capital
              Fund, L.P. and HCP 1997 Authorized Employee Fund, L.P.
     *5.1     Opinion and consent of Baker & Botts, L.L.P.
     10.1     Purchase Agreement, dated as of July 31, 1997, by and among
              Hollywood Theaters, Inc., Hollywood Theater Holdings, Inc.,
              Crown Theater Corporation and Goldman, Sachs & Co.
     10.2     Amended and Restated Credit Agreement, dated as of August 7, 1997, among Hollywood Theater Holdings, Inc., Hollywood Theaters, Inc.
              and Bank of America National Trust and Savings Associations.
     10.3     Amended and Restated Shareholders' and Voting Agreement,
              dated as of December 17, 1997, by and among Hollywood Theater
              Holdings, Inc., The Beacon Group III - Focus Value Fund, L.P.,
              Stratford Capital Partners, L.P., Stratford Equity Partners,
              L.P., Hoak Communications Partners, L.P., HCP Capital Fund,
              L.P. and HCP 1997 Authorized Employee Fund, L.P.
     10.4     Purchase and Assignment Agreement, dated as of July 25, 1997, between General Cinema Corp. of Oklahoma, Inc. and Hollywood
              Theaters, Inc., as amended by Amendment No. 1 to Purchase and
              Assignment Agreement, dated as of July 30, 1997, between General
              Cinema Corp. of Oklahoma, Inc. and Hollywood Theaters, Inc.
     10.5     Agreement of Purchase and Sale, dated as of July 22, 1996, by and among United Artists Theatre Circuit, Inc., United Artists
              Properties I Corp., Resort Amusement Corporation and Hollywood
              Theaters, Inc., as amended.




      10.6     Asset and Stock Purchase Agreement, dated as of August 26, 1996, between Crown Cinema Corporation, Crown Theatre Corporation,
               Hollywood Theaters, Inc. and Hollywood Theater Holdings, Inc., as
               amended.
      10.7     Asset Purchase Agreement, dated as of August 19, 1997, between
               Dickinson, Inc. and Hollywood Theaters, Inc.
      10.8     Employment Agreement, dated as of October 1, 1996, between
               Hollywood Theaters, Inc. and Thomas W. Stephenson, Jr.
      10.9     Employment Agreement, dated as of October 1, 1996, between
               Hollywood Theaters, Inc. and James R. Featherstone.
      10.10    Employment Agreement, dated as of October 1, 1996, between
               Hollywood Theaters, Inc. and Robert E. Painter.
      10.11    Hollywood Theaters, Inc. Savings and Profit Sharing Plan, as
               amended and restated.
      10.12    Hollywood Theater Holdings, Inc. 1996 Stock Option and Stock
               Award Plan, dated as of December 15, 1996, as amended.
      10.13    Hollywood Theaters, Inc. 401(k) Savings Plan, as amended.
      10.14    Indemnification Agreement, dated as of May 15, 1996, by and between Hollywood Theaters, Inc., Hollywood Theater Holdings,
               Inc. and Thomas W. Stephenson, Jr.
      10.15    Third Amendment to Amended and Restated Credit Agreement, dated as of January 7, 1998, among Hollywood Theater Holdings, Inc.,
               Hollywood Theaters, Inc. and Bank of America National Trust and
               Savings Associations.
      12.1     Statement of Computation of Ratios of Earnings to Fixed Charges.
      21.1     Subsidiaries of Hollywood Theaters, Inc.
     *23.1     Consent of Arthur Andersen LLP, independent public accountants.
      23.2     Consent of Baker & Botts, L.L.P.
      24.1     Powers of Attorney (previously filed).
      25.1     Statement of Eligibility of Trustee on Form T-1.
      27.1     Financial Data Schedule.
      99.1     Form of Letter of Transmittal.
      99.2     Form of Notice of Guaranteed Delivery.
      99.3     Form of Tender Instructions.


--------------------------------------
* Filed herewith.